EXHIBIT 10.1

____________________________________________________________________________________

$40,000,000

CREDIT AGREEMENT+

among

ENOVA INTERNATIONAL, INC.,
as a Borrower and the Parent,

CERTAIN RESTRICTED SUBSIDIARIES OF THE PARENT
FROM TIME TO TIME PARTY HERETO,
as Borrowers,

CERTAIN RESTRICTED SUBSIDIARIES OF THE PARENT
FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

and

TBK BANK, SSB,
as Administrative Agent and Collateral Agent

Dated as of June 30, 2017

JEFFERIES FINANCE LLC and TBK BANK, SSB,
as Joint Lead Arrangers and Joint Lead Bookrunners

____________________________________________________________________________________

+	Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***	Indicates confidential material redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted material.

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.1.	Defined Terms.1
Section 1.2.	Other Definitional Provisions.34
Section 1.3.	Accounting Terms.35
Section 1.4.	Time References.36
Section 1.5.	Execution of Documents.36
Section 1.6.	Letter of Credit Amounts.36

ARTICLE II
THE LOANS; AMOUNT AND TERMS

Section 2.1.	Revolving Loans.36
Section 2.2.	Swingline Loan Subfacility.38
Section 2.3.	Letter of Credit Subfacility.39
Section 2.4.	Fees.46
Section 2.5.	Commitment Terminations or Reductions.47
Section 2.6.	Prepayments.47
Section 2.7.	Default Rate and Payment Dates.49
Section 2.8.	[Reserved].49
Section 2.9.	Computation of Interest and Fees; Usury.49
Section 2.10.	Pro Rata Treatment and Payments.50
Section 2.11.	Non-Receipt of Funds by the Administrative Agent.51
Section 2.12.	[Reserved.]52
Section 2.13.	Yield Protection.52
Section 2.14.	[Reserved.]53
Section 2.15.	Taxes.53
Section 2.16.	[Reserved.]57
Section 2.17.	[Reserved.]57
Section 2.18.	Replacement of Lenders.57
Section 2.19.	Revolving Facility Increases.58
Section 2.20.	Defaulting Lenders.59
Section 2.21.	Extension of Revolving Loans and Revolving Commitments.61
Section 2.22.	No Plan Assets.63

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.	Existence, Qualification and Power; Compliance with Laws.63
Section 3.2.	Authorization; No Contravention.64
Section 3.3.	Governmental Authorization.64
Section 3.4.	Binding Effect.64
Section 3.5.	Financial Statements; No Material Adverse Effect.64
Section 3.6.	Litigation.65
Section 3.7.	Ownership of Property; Liens.65
Section 3.8.	Environmental Compliance.65

i

Section 3.9.	Taxes.65
Section 3.10.	ERISA Compliance.65
Section 3.11.	Capitalization and Subsidiaries.66
Section 3.12.	Margin Regulations; Investment Company Act.66
Section 3.13.	Disclosure.66
Section 3.14.	Intellectual Property; Licenses, Etc.66
Section 3.15.	Solvent.67
Section 3.16.	Compliance with FCPA.67
Section 3.17.	Anti-Money Laundering Laws.67
Section 3.18.	Compliance with OFAC Rules and Regulations.67
Section 3.19.	Margin Stock.67
Section 3.20.	[Reserved.]68
Section 3.21.	Servicing.68
Section 3.22.	Employment Matters68

ARTICLE IV
CONDITIONS PRECEDENT

Section 4.1.	Conditions to Initial Extensions of Credit.68
Section 4.2.	Conditions to All Extensions of Credit.71

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.1.	Financial Statements.71
Section 5.2.	Certificates; Other Information.72
Section 5.3.	Notices of Material Events.73
Section 5.4.	Payment of Obligations.74
Section 5.5.	Preservation of Existence, Etc.74
Section 5.6.	Maintenance of Properties.75
Section 5.7.	Maintenance of Insurance.75
Section 5.8.	Compliance with Laws.75
Section 5.9.	Books and Records.75
Section 5.10.	Inspection Rights.76
Section 5.11.	Compliance with ERISA.76
Section 5.12.	Use of Proceeds.76
Section 5.13.	Further Assurances.76
Section 5.14.	Notice of Formation of Subsidiary.77
Section 5.15.	New Domestic Subsidiaries.77
Section 5.16.	Unrestricted Subsidiaries.77
Section 5.17.	Compliance with Environmental Laws.78
Section 5.18.	Compliance with FCPA, OFAC and Anti-Money Laundering Laws.78
Section 5.19.	Post-Closing Covenants.78

ARTICLE VI
NEGATIVE COVENANTS

Section 6.1.	Liens.78
Section 6.2.	Indebtedness.79
Section 6.3.	Investments.82
Section 6.4.	Fundamental Changes.84

Section 6.5.	Dispositions.85
Section 6.6.	Restricted Payments.87
Section 6.7.	Change in Nature of Business.88
Section 6.8.	Transactions with Affiliates.89
Section 6.9.	Burdensome Agreements.89
Section 6.10.	Amendment of Organization Documents and Fiscal Year.90
Section 6.11.	Amendment of Subordinated Debt.90
Section 6.12.	Amendment of Senior Notes or Additional Notes.90
Section 6.13.	Guaranties.90
Section 6.14.	Financial Covenants.91

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1.	Events of Default.91
Section 7.2.	Acceleration; Remedies.93
Section 7.3.	Equity Cure.93

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.1.	Appointment and Authority.94
Section 8.2.	Nature of Duties.95
Section 8.3.	Exculpatory Provisions.95
Section 8.4.	Reliance by Administrative Agent.96
Section 8.5.	Notice of Default.96
Section 8.6.	Non-Reliance on Administrative Agent and Other Lenders.96
Section 8.7.	Indemnification.97
Section 8.8.	Administrative Agent in Its Individual Capacity.97
Section 8.9.	Successor Administrative Agent.97
Section 8.10.	Guaranty and Collateral Matters.98
Section 8.11.	Bank Products.98

ARTICLE IX
MISCELLANEOUS

Section 9.1.	Amendments, Waivers and Consents.99
Section 9.2.	Notices.101
Section 9.3.	No Waiver; Cumulative Remedies.103
Section 9.4.	Survival of Representations and Warranties.103
Section 9.5.	Payment of Expenses and Taxes; Indemnity.104
Section 9.6.	Successors and Assigns; Participations.105
Section 9.7.	Right of Set-off; Sharing of Payments.109
Section 9.8.	Table of Contents and Section Headings.110
Section 9.9.	Counterparts; Effectiveness; Electronic Execution.110
Section 9.10.	Severability.110
Section 9.11.	Integration.110
Section 9.12.	Governing Law.110
Section 9.13.	Consent to Jurisdiction; Service of Process and Venue.111
Section 9.14.	Confidentiality.111
Section 9.15.	Acknowledgments.112

Section 9.16.	Waivers of Jury Trial; Waiver of Consequential Damages.112
Section 9.17.	Patriot Act Notice.113
Section 9.18.	Resolution of Drafting Ambiguities.113
Section 9.19.	Subordination of Intercompany Debt.113
Section 9.20.	Continuing Agreement.113
Section 9.21.	[Reserved.]114
Section 9.22.	Press Releases and Related Matters.114
Section 9.23.	Appointment of Borrower Representative.114
Section 9.24.	No Advisory or Fiduciary Responsibility.114
Section 9.25.	Responsible Officers and Authorized Officers.115
Section 9.26.	Entire Agreement.115

ARTICLE X
GUARANTY

Section 10.1.	The Guaranty.115
Section 10.2.	Bankruptcy.116
Section 10.3.	Nature of Liability.116
Section 10.4.	Independent Obligation.116
Section 10.5.	Authorization.116
Section 10.6.	Reliance.117
Section 10.7.	Waiver.117
Section 10.8.	Limitation on Enforcement.118
Section 10.9.	Confirmation of Payment.118
Section 10.10.	Eligible Contract Participant.118
Section 10.11.	Keepwell.118
Section 10.12.	Joint and Several Liability of Borrowers.119

Schedules

Schedule 1.1 Subsidiaries Groups

Schedule 2.1(a) Commitments

Schedule 3.1(d)Compliance with Laws

Schedule 3.6Litigation
Schedule 3.7(b)Real Property

Schedule 5.19Post-Closing Covenants

Schedule 6.1 Liens

Schedule 6.2(k) Indebtedness
Schedule 6.3Investments
Schedule 6.8Transactions with Affiliates

Exhibits

Exhibit 1.1(a) Form of Account Designation Notice

Exhibit 1.1(b) Form of Assignment and Assumption

Exhibit 1.1(c)Form of Borrowing Base Certificate

Exhibit 1.1(d) Form of Joinder Agreement

Exhibit 1.1(e) Form of Notice of Borrowing

Exhibit 1.1(g) Form of Bank Product Provider Notice

Exhibit 2.1(v) Form of Revolving Loan Note

Exhibit 2.2(d) Form of Swingline Loan Note

Exhibit 2.3(b)Form of Letter of Credit Issuance Request

Exhibit 4.1(g) Form of Solvency Certificate

Exhibit 4.1(m) Form of Closing Certificate

Exhibit 5.2(a) Form of Compliance Certificate

Exhibit F-1U.S. Tax Compliance Certificate

Exhibit F-2U.S. Tax Compliance Certificate

Exhibit F-3U.S. Tax Compliance Certificate

Exhibit F-4U.S. Tax Compliance Certificate

v

THIS CREDIT AGREEMENT, dated as of June 30, 2017, is by and among ENOVA INTERNATIONAL, INC., a Delaware corporation (“Parent”), certain wholly-owned Restricted Subsidiaries (as hereinafter defined) of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, jointly and severally, the “Borrowers”), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined) and TBK BANK, SSB, as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Credit Parties (as hereinafter defined) have requested that the Lenders make revolving loan commitments and other financial accommodations to the Credit Parties in an aggregate amount of up to $40,000,000 (which may be increased from time to time pursuant to Section 2.19), as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.Defined Terms.

As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Account Designation Notice” shall mean the Account Designation Notice dated as of the Closing Date from the Borrower Representative to the Administrative Agent in substantially the form attached hereto as Exhibit 1.1(a).

“Acquisition” shall mean the acquisition by any Person of (a) a majority of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Acquisition Consideration” shall mean the consideration given by any Credit Party or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, Property (including Redeemable Stock) or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by any Credit Party or any of its Subsidiaries.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by executing a Joinder Agreement in accordance with Section 5.15.

“Additional Notes” shall mean any Indebtedness of the Credit Parties (other than the Senior Notes and Subordinated Debt) incurred or issued after the Effective Date (or, in the case of Assumed Indebtedness, incurred or issued prior to or after the Effective Date and assumed by a Credit Party after the Effective Date), including Assumed Indebtedness and other Indebtedness which (a) is not secured, directly or indirectly, or in whole or in part, by a Lien and (b) does not contain any More Restrictive Covenants than the Senior Notes Indenture, the pricing of such Additional Note is not materially worse than the Senior Notes Indenture, and the “maturity date” of such Additional Note is at least 13 months after the Maturity Date; provided, it is understood and agreed that if any such Additional Notes are convertible into common stock or preferred stock, the mechanics of such conversion shall not be considered More Restricted Covenants and such stock shall not be redeemable until at least 13 months after the Maturity Date.

“Adjusted EBITDA” shall mean, with respect to any period, EBITDA for such period adjusted to (a) exclude any non-cash gain or loss recognized on the income statement from derivative and currency value fluctuations during such period and (b) give effect to the trailing twelve month pro forma results for acquisitions and dispositions of business entities or properties or assets constituting a division or line of business of any business entity and other customary specified transactions and for operational changes and operational initiatives, including any “run-rate” synergies, operating expense reductions and improvements and cost savings, determined in good faith by the Parent and certified to the Administrative Agent to result from actions which have been taken or are expected to be taken no later than 12 months following any such acquisition, disposition, other customary specified transaction, operational change or operational initiatives, including with adjustments as provided in Article 11, Regulation S-X of the Securities Act of 1933 during such period); provided, however, that, notwithstanding the foregoing, to the extent any such changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and that are factually supportable and reasonably identifiable; provided, further, that that the amounts set forth in subsection (b) hereof with respect to “run-rate” synergies, operational expense reductions and improvements and cost savings, when aggregated with the cumulative amount of add backs set forth in clauses (iv), (vi), (vii), (viii), (ix), and (xi) of the definition of EBITDA, shall not together exceed ***% of EBITDA.

“Adjusted Funded Debt” shall mean, as of any date of determination, the sum of (a) Funded Debt as of such date, minus (b) unrestricted Cash on Hand as of such date.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Agreement and shall include any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Agreement” or “Credit Agreement” shall mean this Agreement, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to (a) the Prime Rate in effect on such day plus (b) 1.00%.  For purposes hereof: “Prime Rate” shall mean, at any time, the “U.S. Prime Lending Rate” as published in the Wall Street Journal.  If for any reason the Administrative Agent shall have reasonably determined (which determination shall be conclusive in the absence of manifest error) that the Prime Rate no longer accurately reflects an accurate determination of the prevailing Prime Rate, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Prime Rate.

“Anti-Money Laundering Laws” shall have the meaning assigned in Section 3.17.

“Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based on the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender under common control with such Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender under common control with such Lender.

“Approved State” shall mean (i) as of the Effective Date, any State in which the Credit Parties are licensed and qualified by a Governmental Authority, if required, to carry on the ordinary course of its business and (ii) on and after the Effective Date, any other State (A) in which the Credit Parties have conducted regulatory due diligence with respect to such State and provided such regulatory and other diligence in advance to the Administrative Agent, which shall be in form and substance reasonably satisfactory to it in its Permitted Discretion, and (B) in which the Credit Parties are licensed and qualified by a Governmental Authority, if required, to carry on the ordinary course of its business.

“Assets” shall mean, as of any date of determination, the assets which would be reflected on a balance sheet of the Parent and its Restricted Subsidiaries on a Consolidated basis prepared as of such date in accordance with GAAP.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by the Administrative Agent.

“Assumed Indebtedness” shall mean Indebtedness assumed by the Credit Parties and/or their Restricted Subsidiaries, or owed by an acquired Restricted Subsidiary, in connection with a Permitted Acquisition or any other Investment permitted hereunder.

“Attributable Indebtedness” shall mean, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” shall mean the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries for the fiscal year ended December 31, 2016 and the related consolidated statements of income, operations, stockholders’ equity and cash flows for such fiscal year of the Parent.

“Availability” shall mean the amount by which the Revolving Committed Amount at any time exceeds the Revolving Credit Outstandings.

“Availability Trigger” shall have the meaning assigned in Section 5.2(e).

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any Subsidiary by any Bank Product Provider: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services; provided, however, that for any of the foregoing to be included as “Obligations” for purposes of a distribution under Section 2.10(b), the applicable Bank Product Provider must have previously provided a Bank Product Provider Notice to the Administrative Agent which shall provide the following information: (i) the existence of such Bank Product and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”). The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the Bank Product Provider.

“Bank Product Amount” shall have the meaning set forth in the definition of Bank Product.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by the Administrative Agent for the benefit of the Bank Product Providers in an amount determined by the Administrative Agent in its Permitted Discretion as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Debt.

“Bank Product Debt” shall mean the Indebtedness and other obligations of any Credit Party or Subsidiary relating to Bank Products.

“Bank Product Provider” shall mean (i) Green Bank N.A. and (ii) any other Person that provides Bank Products to a Credit Party or any Subsidiary, to the extent that (a) such Person is a Lender or an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Effective Date and the Bank Product was entered into on or prior to the Effective Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Bank Product Provider Notice” shall mean a notice substantially in the form of Exhibit 1.1(g).

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(e).

"Board of Governors" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrowing Base”

(a)53% (as such advance rate may be reduced from time-to-time by the Administrative Agent in the exercise of its Permitted Discretion following prior written notice to the Parent specifying in reasonable detail the reason for such reduction) of the Eligible Accounts, plus

(b)unrestricted cash and cash equivalents of the Credit Parties to the extent held in deposit accounts either (x) maintained by the Revolving Agent and to which Borrowers have no access to such funds and (y) over which the Revolving Agent has Control (as such term is defined in the UCC pursuant to a full dominion Controlled Account Agreement), minus

(c)	the aggregate amount of Reserves, if any, established by Administrative Agent.

“Borrowing Base Certificate” means a certificate in the form of Exhibit 1.1(c).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease” shall mean, as of any date of determination, any lease of Property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any right to subscribe for or otherwise acquire any such equity interests.

“Cash Collateral Agreement” shall mean that certain Cash Collateral Agreement, dated as of June 30, 2017, between the Parent and Jefferies Group LLC with respect to the Existing Cash Collateralized Letter of Credit.

“Cash Collateralize” shall mean, if and to the extent required by this Agreement, to pledge and deposit in the LC Account or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuer and the Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the LC Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Services” shall mean any services provided from time to time to any Credit Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“Cash on Hand” shall mean, as of any date of determination, the amount equal to the amount of cash and cash equivalents, determined in accordance with GAAP, as it appears on the consolidated balance sheet of the Parent and the Consolidated Subsidiaries, in each case as of such date of determination.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means any direct or indirect Domestic Subsidiary of the Parent that owns no material assets other than Capital Stock in CFCs or CFC Holding Companies or cash, cash equivalents and incidental assets related thereto.

“CFPB” shall mean the Consumer Financial Protection Bureau or any successor thereto.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (a) with respect to each Borrower, that Parent shall cease to own directly or indirectly and control 100% of the Capital Stock of such Borrower entitled to vote for members of the board of directors or equivalent governing body of such Borrower on a fully-diluted basis except to the extent permitted by Section 6.4 or Section 6.5 hereof, (b) with respect to the Parent, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Capital Stock of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis or (c) a “Change of Control” as defined in the Senior Notes Indenture; provided, however, with respect to any sale or transfer of any Capital Stock of any Borrower (other than the Parent) whereby the new purchaser and/or the new purchaser’s Affiliates (in each case, other than Parent or any of its Subsidiaries pursuant to a transaction permitted under this Agreement) acquire in a single transaction or a series of transactions twenty percent (20%) or more of the Capital Stock of any Borrower (other than the Parent), before any such sale or transfer may be made, Borrower Representative must give three (3) Business Days’ prior written notice to Administrative Agent identifying the name of the new purchaser and such other information required by Administrative Agent to enable Administrative Agent to run its OFAC searches; provided, further, that such sale or transfer may only be made if the OFAC searches are reasonably satisfactory to Administrative Agent.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment” shall mean the Revolving Commitments and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.4(a).

“Commitment Fee Percentage” shall mean (a) 0.50% if the average daily unused portion of the Revolving Commitments of non-Defaulting Lenders during such period is less than 50% of the Maximum Revolver Amount and (b) 0.30% if the average daily unused portion of the Revolving Commitments of non-Defaulting Lenders during such period is greater than or equal to 50% of the Maximum Revolver Amount.

“Commitment Period” shall mean with respect to Revolving Loans and Swingline Loans, the period from and including the Closing Date to but excluding the Maturity Date.

“Committed Funded Exposure” shall mean, as to any Lender at any time (and without duplication), the aggregate principal amount at such time of its outstanding Loans and Participation Interests at such time.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Parent within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes the Parent and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 430 of the Code to the extent required by such Section, Section 414(m) or 414(o) of the Code.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit 5.2(a).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Controlled Account Agreement” shall have the meaning set forth in the Security Agreement.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Parent and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Subsidiaries” shall mean, all Subsidiaries of the Parent which are Consolidated with the financial statements of Parent in accordance with GAAP.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

“Consolidated Total Assets” means, (i) for purposes of testing the Financial Covenants, as of any date of determination, the total assets of Parent and its Consolidated Subsidiaries as of the most recent fiscal quarter end for which a Consolidated balance sheet of such Person and its Consolidated Subsidiaries is available and (ii) for purposes of testing any basket provided in any Negative Covenant and the definition of “Permitted Acquisition”, as of any date of determination, the total assets of Parent and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a Consolidated balance sheet of such Person and its Consolidated Subsidiaries is available

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corrective Extension Agreement” shall have the meaning set forth in Section 2.21(d).

“Credit Documents” shall mean this Agreement, the Security Agreement, any Security Agreement Supplement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, any Controlled Account Agreement (as defined in the Security Agreement), any landlord waivers, any Borrowing Base Certificate, any Joinder Agreement and all other material agreements, documents, certificates and instruments required to be delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Bank Product).

“Credit Party” shall mean any Borrower and any Guarantor.

“Credit Protection Laws” means all federal, state and local Laws in respect of the business of extending credit to borrowers, including without limitation, the Truth in Lending Act  (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, the Americans with Disabilities Act, Gramm-Leach-Bliley Financial Privacy Act, the Military Lending Act, all rules and regulations promulgated by the CFPD, anti-discrimination and fair lending Laws, Laws relating to consumer protection Laws, servicing procedures or maximum charges and rates of interest, and other similar Laws, each to the extent applicable to the Credit Parties, and all applicable regulations in respect of any of the foregoing.

“Cure Notice” shall have the meaning set forth in Section 7.3.

“Cure Right” shall have the meaning set forth in Section 7.3.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the U.S. or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 7.1, that after notice, lapse of applicable grace periods or both would, unless cured or waived hereunder, constitute an Event of Default.

“Default Rate” shall mean (a) the Alternate Base Rate plus (b) 2.00% per annum.

“Defaulting Lender” shall mean, subject to Section 2.20(b), any Lender that, as determined by the Administrative Agent (with notice to the Borrowers of such determination), (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, except in connection with a good faith dispute, under other agreements in which it commits to extend credit, (c) has failed within three Business Days after request by the Administrative Agent or the Borrower Representative, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” shall mean the sale, transfer, license or other disposition (including any sale and leaseback transaction, but excluding a Dividend) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means (a) those persons that are direct competitors of the Borrowers and their Subsidiaries to the extent identified by the Borrower Representative to the Administrative Agent by name in writing from time to time, (b) those banks, financial institutions and other persons separately identified by the Borrower Representative to the Administrative Agent in writing on or before the

Effective Date, (c) natural persons or (d) in the case of clauses (a) or (b), any of their Affiliates, other than bona fide debt funds, that are clearly identifiable as Affiliates solely on the basis of their name, provided that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans to the extent such party was not an Disqualified Institution at the time of the applicable assignment or participation, as the case may be.

“Dividends” in respect of any Person, shall mean (a) cash distributions or any other distributions of Property, or otherwise, on, or in respect of, any class of Capital Stock of such Person (other than (x) dividends or distributions payable solely in its Capital Stock which is not Redeemable Stock of such Person, or options, warrants or other rights to purchase Capital Stock which is not Redeemable Stock of such Person and (y) dividends or distributions payable to the Parent or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary has stockholders, members or partners other than the Parent or other Restricted Subsidiaries, to its other stockholders, members or partners on no more than a pro rata basis)), and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such Capital Stock (specifically excluding purchases under employee benefit plans), unless such Capital Stock shall be redeemed or acquired solely through the exchange of such Capital Stock with Capital Stock of the same class or options or warrants to purchase such Capital Stock.

“Dollars” and “$” shall mean dollars in lawful currency of the U.S.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the U.S. or any state or commonwealth thereof or under the laws of the District of Columbia.

“Early Termination Fee” shall have the meaning set forth in Section 2.6(d).

“EBITDA” shall mean, with respect to any period, (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining Net Income for such period in accordance with GAAP, (i) Interest Expense for such period, (ii) federal, state, local and foreign income and franchise taxes of the Parent and its Consolidated Subsidiaries for such period, (iii) depreciation and amortization expenses of the Parent and its Consolidated Subsidiaries for such period and other non-cash charges of the Parent and its Consolidated Subsidiaries, (iv) extraordinary, unusual or non-recurring charges, expenses or losses, and related tax effects, (v) non-cash charges, expenses or losses, including, without limitation, any non-cash asset retirement costs, non-cash compensation charges including stock option and other equity-based compensation expenses, non-cash translation (gain) loss and non‑cash expense relating to the vesting of warrants for such period, (vi) restructuring costs, integration costs, costs of strategic initiatives, business optimization expenses or costs, retention, recruiting, relocation and signing and stay bonuses and expenses, facility opening, pre-opening and closing and consolidation costs, contract termination costs, stock option and other equity-based compensation expenses, severance costs, transaction fees and expenses and management, monitoring, consulting and advisory fees, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs for such period, (vii) such other adjustments (x) evidenced by or contained in a due diligence quality of earnings report made available to the Administrative Agent prepared by (I) a nationally recognized accounting firm or (II) any other accounting firm that shall be reasonably acceptable to the Administrative Agent, (y) the adjustments previously identified in the lender presentation provided by the Company on November 1, 2016 (the “Company Model”), or (z) consistent with Regulation S-X, (viii) other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions, investments, dividends, restricted payments, dispositions, refinancings or issuances of debt or equity permitted under the Credit Documents or related to any amendment, modification or waiver in respect of the documentation (including the Senior Credit Documents) governing the transactions described in this clause (viii) for such period, (ix) charges, losses or expenses to the extent paid for, reimbursed, indemnified or insured by a third party (solely to the extent actually paid or reimbursed within 365 days after the end of such period) for such period, (x) minority interest expense for such period, (xi) the amount of costs incurred related to implementation of operational and reporting systems and technology initiatives for such period, (xii) letter of credit fees, (xiii) net increases (decreases) in deferred revenue liabilities (including the current portion thereof), (xiv) charges relating to earn-out obligations incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under this Agreement and which earn-out obligation is required by the application of Financial Accounting Standard No. 141 (as the same may be revised by the Financial Accounting Standards Board) to be, and are, expensed by the Parent and its Consolidated Subsidiaries, (xv) losses arising from fluctuations in foreign currency exchange rates for such period, (xvi) any non-cash increase in expenses (x) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments, or any other acquisition for such period or (y) due to purchase accounting for such period, (xvii) ordinary course board of director fees and expenses not to exceed $600,000 in any fiscal year, and (xviii) losses from the sale, exchange, transfer or other disposition of Property not in the ordinary course of business of Parent and any of its Consolidated Subsidiaries and related tax effects from such losses as determined in accordance with GAAP; provided, however, that amounts paid in cash and added back pursuant to clauses (iv), (vi), (vii), (viii), (ix), and (xi) hereof shall in the aggregate not exceed ***% of EBITDA (for the Parent and its Consolidated Subsidiaries) for such period, minus (c) without duplication and to the extent included in determining Net Income for such period, any extraordinary gains and extraordinary non-cash credits of the Parent and its Subsidiaries for such period.

“Effective Date” shall mean the date of this Agreement.

“Eligible Accounts” shall mean all unpaid Receivables of the Borrowers arising in the ordinary course of business, and which the Administrative Agent deems to be Eligible Accounts in its Permitted Discretion, and which meet, at a minimum, all of the following requirements (each in form and substance satisfactory to the Administrative Agent in its Permitted Discretion):

(a)	any Receivable is not unpaid more than 1 day past the original due date;
(b)

such Receivable complies with the Underwriting Guidelines and such Receivable is a “type” or “class” that was underwritten by Administrative Agent prior to the Closing Date (in each case, unless otherwise agreed to by the Administrative Agent in its Permitted Discretion);

(c)	any Receivables generated by Headway Capital, LLC or Business Backer, LLC so long as each was in compliance with the Investment Company Act of 1940, as amended, when such Receivable was originated;
(d)	Borrowers shall have the account debtor’s loan application and any Portfolio Documents evidencing such Receivable (which may also be in electronic form);
(e)	such Receivable is assignable to the Administrative Agent without the consent of, or any other prior action by, a third party;
(f)

such Receivable and any related Portfolio Documents shall have been duly authorized and executed, shall be in full force and effect and shall represent a legal, valid and binding and absolute and unconditional payment obligation of the account debtor thereunder, enforceable against such account debtor in accordance with the terms of the Receivable and any Portfolio Documents for the amount outstanding thereon (as modified as permitted under this definition), without any offset, actual counterclaim or actual defense, except as the enforceability of the Receivable and Portfolio Documents are limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and such Receivable is not contingent in any respect for any reason, there are no conditions precedent to the enforceability or validity of the Receivable, and no account debtor has a bona fide claim against any Credit Party;

(g)

such Receivable shall comply (and shall have been originated and shall have been serviced in compliance) in all material respects with all Credit Protection Laws and such the Portfolio Documents evidencing such Receivable shall be on forms that are in compliance in all material respects with all Credit Protection laws and other applicable Laws of the State in which such Receivable was originated;

(h)

all amounts and information in respect of such Receivable furnished to Administrative Agent in connection therewith shall be, to each Credit Party’s knowledge, true and correct in all material respects (without duplication of any materiality qualifier);

(i)

no Credit Party and none of their Subsidiaries shall be engaged in any adverse legal proceeding or other litigation with an account debtor, or engaged in any adverse legal proceeding or other litigation or investigation with a Governmental Authority, in either case relating to the enforceability of the Receivable;

(j)	neither the account debtor thereon nor any guarantor thereof is employed by or an Affiliate of, any Credit Party or any of their Subsidiaries;
(k)

to the Credit Parties’ knowledge, none of the representations, warranties, certifications or statements made by the account debtor in the Portfolio Documents shall prove to be incorrect or untrue in any material respect (except to the extent that such representation, warranty, certification or statement shall be qualified by “materiality” or words of similar import, in which case such representation, warranty, certification or statement shall be incorrect or untrue in any respect), none of the account debtors shall fail to perform or observe in any material respect any term, covenant or agreement in such Portfolio Documents (except to the extent that such covenant or agreement shall be qualified by “materiality” or words of similar import, in which case such covenant or agreement shall fail to be performed or observed in any respect), and to the Credit Parties knowledge, no default or event of default (or other similar term, howsoever denominated) has occurred under the Portfolio Documents;

(l)	no account debtor with respect to any Receivable shall be subject to a voluntary or involuntary bankruptcy proceeding;
(m)	such Receivable shall not be required to be charged off in accordance with GAAP or the Underwriting Guidelines;
(n)	no Receivable shall be evidenced by a judgment nor shall it have been reduced to judgment;
(o)	the Receivable was originated or purchased by a Borrower in an Approved State;
(p)	such Receivable shall be 100% owned by Borrower and no other Person (other than a Credit Party, the Administrative Agent and the Lenders) owns or claims any legal or beneficial interest therein, including any participation interest or owns any assignment thereof;
(q)

other than with respect to any bank program that a Credit Party participates in, if such Receivable is acquired by an acquisition, purchase, or similar transaction or agreement, the aggregate number of all such Receivables so acquired shall not exceed 10% of all Eligible Accounts, and each such Receivable must not be materially different than the pool of Receivables underwritten by the Administrative Agent (and the Administrative Agent reserves its right to reduce the advance rate with respect to such pool of Receivables);

(r)	such Receivable shall not have an original term to maturity of greater than 3 years;
(s)	neither the account debtor in respect of any Receivable nor any guarantor thereof is a Sanctioned Person or located, organized or resident in any Sanctioned Entity;
(t)	such Receivable has not entered “non-accrual” status;
(u)	such Receivable is not owed by any Governmental Authority, whether foreign or domestic;
(v)	such Receivable is denominated in Dollars;
(w)

the account debtor with respect to such Receivable is not a “foreign person” within the meaning of Section 1445 and 7701 of the Code or the rules and regulations promulgated thereunder; provided, that, for the avoidance of doubt (A) it is agreed and understood that United States military employees and personnel living, working or deployed abroad shall not be excluded by application of this clause (w) except to the extent the aggregate amount of Receivables pursuant to this clause (t)(A) exceeds 2% of all Eligible Accounts, in which case all such Receivables over 2% shall be excluded;

(x)

such Receivable is subject to a duly perfected first-priority (subject to Permitted Liens) security interest in the Administrative Agent’s favor and is not subject to a priority Lien (other than Permitted Liens) in favor of any Person other than the Administrative Agent;

(y)

no portion of the Receivable has been restructured, extended, amended or modified other than in the ordinary course of the Borrowers’ business for bona fide business reasons or in a manner which is not adverse to the interests of the Lenders; and

(z)	such Receivable has not been sold to or otherwise disposed with respect to a Permitted Receivables Financing.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender under common control with such Lender, (c) an Approved Fund and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Swingline Lender and the LC Issuer and (iii) unless a Specified Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld, delayed or conditioned) the Administrative Agent; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include: (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries, (B) any Person holding Subordinated Debt of the Credit Parties or any of such Person’s Affiliates, (C) any Defaulting Lender (or any of their Affiliates), (D) unless such assignment occurred at any time when a

Specified Event of Default had occurred or is continuing, a Disqualified Institution; or (E) a natural Person.

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding, non-appealable requirements of any Governmental Authority or other requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

“Equity Cure” shall have the meaning set forth in Section 7.3.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by the Parent or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) except as could not reasonably be expected to have a Material Adverse Effect, the imposition of any liability under Title IV of ERISA with respect to a Plan, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means (a)(i) any Foreign Subsidiary, (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC or (iii) any CFC Holding Company, (b) any subsidiary (i) that does not have legal or regulatory capacity to provide a Guaranty (whether as a result of financial assistance, fraudulent conveyance, preference, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles or regulations) and/or (ii) for which the provision of a Guaranty could reasonably be expected to conflict with the fiduciary duties of such Person’s directors or result in, or reasonably be expected to result in, a material risk of personal or criminal liability for such Person or any of its officers or directors, (c) any Person to the extent the granting of a Guaranty would result in adverse tax or regulatory consequences to the Parent or its Subsidiaries or Affiliates, as reasonably determined in good faith by the Parent, (d)(i) captive insurance companies, (ii) Subsidiaries designated in writing to the Administrative Agent as “Unrestricted Subsidiaries” by the Parent in accordance with the conditions of Section 5.16, (iii) not-for-profit entities and (iv) Immaterial Subsidiaries, (e) Securitization Subsidiaries, (f) any Person to the extent a Guaranty is prohibited or restricted by contracts existing on the Closing Date (or if a Subsidiary is acquired after the Closing Date, on the date of such acquisition) (so long as such prohibition is not created in contemplation of such acquisition) or by applicable Law (including any requirement to obtain governmental or regulatory authorization or third party consent, approval, license or authorization), (g) any Person to the extent the cost and/or burden of obtaining the Guaranty of such Person outweighs the practical benefit to the Revolving Lenders, as determined in the reasonable discretion of Parent in consultation with the Administrative Agent.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) any Net Income Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which 1. such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 2.18) or 2. such Lender changes its applicable lending office, except in each case to the extent that, pursuant to Section 2.15(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(f) and (d) any U.S. federal withholding Taxes imposed under FATCA .

“Existing Cash Collateralized Letter of Credit” that certain letter of credit numbered S00064933 in favor of Wells Fargo Bank, N.A., as Master Service for U.S. Bank National Association, as Trustee, in a face amount of $2,000,000 and an expiration date of December 30, 2017, as renewed, extended, supplemented, replaced, or amended.

“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of May 14, 2014, by and among the Parent, certain subsidiaries of the Parent as guarantors thereunder from time to time, the lenders party thereto from time to time and Jefferies Finance LLC as administrative agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date).

“Existing Revolving Class” shall have the meaning set forth in Section 2.21.

“Existing Revolving Commitment” shall have the meaning set forth in Section 2.21.

“Existing Revolving Loans” shall have the meaning set forth in Section 2.21.

“Extension Agreement” shall have the meaning set forth in Section 2.21.

“Extension Date” shall have the meaning set forth in Section 2.21.

“Extension of Credit” shall mean the making or extension of a Loan, any conversion of a Loan from one Type to another Type, any extension of any Loan or the issuance, extension or renewal of, or participation in, a Swingline Loan or the issuance, amendment, extension or renewal of any Letter of Credit.

“Extended Revolving Commitments” shall have the meaning set forth in Section 2.21.

“Extended Revolving Loans” shall have the meaning set forth in Section 2.21.

“Extension Series” means all Extended Revolving Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that Extended Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations with respect thereto or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” shall mean that certain fee letter executed by the Borrower Representative in favor of Administrative Agent on the Closing Date, as the same may be amended, modified or supplemented from time to time.

“Financial Covenants” shall have the meaning set forth in Section 7.3.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been made available (or were required to be made available) pursuant to this Agreement minus (ii) cash payments of income taxes (excluding income tax refunds) for such period (excluding taxes relating to income excluded from the calculation of EBITDA and taxes for which the Parent or any of its Consolidated Subsidiaries are entitled to indemnification or received a purchase price reduction in connection with an Acquisition) minus (iii) capital expenditures made in cash during such period (to the extent such capital expenditures are not financed with (x) proceeds of Indebtedness (other than Revolving Loans) or Capital Stock or (y) cash proceeds from Dispositions that are reinvested as permitted hereunder) to (b) the sum of (i) cash Interest Expense payable during such period for such period (excluding any interest payments in connection with any Permitted Receivables Financing or any other securitization or receivables facilities), plus (ii) all scheduled amortization payments (as any such schedule may be reduced by the application of prepayments) on Funded Debt during such period (specifically excluding any payments in respect of earn-outs and any payments in respect of intercompany Indebtedness) paid or payable currently in cash (but excluding the amount of obligations outstanding under any Permitted Receivables Financing on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction other than a purchase).

“Foreign Acquisition” shall mean any Acquisition by any Credit Party or any Subsidiary of assets or entities which are located or organized outside the United States pursuant to Section 6.3(f); provided that such Acquisition shall not be deemed a Foreign Acquisition if the entity so acquired promptly becomes a Guarantor.

“Foreign Intercompany Loans” shall mean intercompany loans, advances and notes held by a Borrower, any Guarantor or any Domestic Subsidiary payable to a Foreign Subsidiary which is not a Guarantor provided, that, with respect to any such loan, advance or note issued after the Closing Date, an allonge on such Indebtedness is provided within ten (10) Business Days of the incurrence thereof, to the Administrative Agent, in form and substance reasonably satisfactory to it.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the U.S., which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Third-Party Loans” shall mean loans and advances to a Foreign Subsidiary other than a Guarantor by any party other than a Borrower or a Guarantor, which loans and advances shall either be unsecured or secured only by assets of such Foreign Subsidiary.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Swingline Lender or Revolving Lender or LC Issuer, such Defaulting Lender’s Applicable Percentage of (a) outstanding Swingline Loans made by such Swingline Lender and (b) outstanding Letters of Credit issued by such LC Issuer, other than Swingline Loans or Letters of Credit as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” shall have the meaning set forth in Section 2.4(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, as to the Parent and its Consolidated Subsidiaries on a Consolidated basis at a particular time (without duplication) all funded Indebtedness for borrowed money or letters of credit and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, in each case, that by its terms matures more than one year after such date of determination, and any such Indebtedness maturing within one year from such date that is renewable or extendable at the option of the Parent or its Consolidated Subsidiaries, as applicable, to a date more than one year from such date, including, in any event, but without duplication, the Revolving Loans (including any Revolving Facility Increase thereon), the Letters of Credit, the Swingline Loans, and any obligations in respect of Capital Leases; provided that Funded Debt shall not include (i) the amount of obligations outstanding under a Permitted Receivables Financing on any date of determination that could be characterized as principal if such Permitted Receivables Financing were structured as a secured lending transaction or other than a purchase, (ii) (x) cash collateralized bonds and (y) undrawn letters of credit that are cash collateralized or backstopped, (iii) trade accounts payable and other accrued expenses accrued in the ordinary course of business, (iv) earnouts, purchase price adjustments or similar obligations that are not earned, due and payable or that are supported by third party escrow or indemnification obligations, and (v) the amount of obligations outstanding under the Senior Notes Indenture.

“GAAP” shall mean generally accepted accounting principles in effect in the U.S. applied on a consistent basis, subject, however, to the provisions of Section 1.3.

“Governmental Authority” shall mean the government of the U.S. or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the CFPB and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean any Domestic Subsidiary of the Parent, whether existing or hereafter acquired, as is, or may from time to time become, party to this Agreement (other than Excluded Subsidiaries).

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness (or portion thereof) in respect of which such Guaranty Obligation is made.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose contribution to Adjusted EBITDA individually is less than 2.5% of Adjusted EBITDA and whose contribution to Adjusted EBITDA in the aggregate with the contribution to Adjusted EBITDA of all other Restricted Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of Parent most recently ended for which financial statements have been delivered, equals or is less than 10% of Adjusted EBITDA.

“Impacted Lender” shall mean, subject to Section 2.20(b), any Lender that, as determined by the Administrative Agent (with notice to the Borrowers of such determination), has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be an Impacted Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Incremental Increase Amount” shall have the meaning set forth in Section 2.19(a).

“Incremental Revolving Loans” shall have the meaning set forth in Section 2.19(a).

“Indebtedness” shall mean, as to any Person at a particular time, all of the following:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)	any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;
(c)	net obligations under any Hedging Agreement in an amount equal to the unpaid Termination Value thereof assuming the Hedge Agreement was Terminated on the applicable date of measurement;
(d)

whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of Property or services, and Indebtedness (excluding prepaid interest thereon) secured by a Lien on Property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;

(e)	accrued obligations in respect of earnout or similar payments that are immediately payable in cash or which could be immediately payable in cash at the seller’s or obligee’s option;
(f)	Capital Lease and Synthetic Lease Obligations;
(g)	any Redeemable Stock of such Person; and
(h)	all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions reasonably acceptable to the Required Lenders.  The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Credit Document and (b) to the extent not otherwise described in clause (a) preceding, Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.5(b).

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Debt” shall have the meaning set forth in Section 9.19.

“Interest Expense” shall mean, with respect to any period, interest expense, whether paid or accrued (including the interest component of Capital Leases), of the Parent and its Consolidated

Subsidiaries, all as determined in conformity with GAAP, as it appears on the income statement of the Parent and its Consolidated Subsidiaries as of such date of determination.

“Interest Payment Date” shall mean (a) as to any Revolving Loan, the last Business Day of each calendar month and on the applicable Maturity Date and (b) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.6(b), the date on which such mandatory prepayment is due.

“Investment” shall mean (a) the acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person, (b) any advance, loan or other extension of credit to, any Person or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit 1.1(d), executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.15.

“Law” shall mean, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, federal, state and local statutes (including, without limitation, (i) anti-money laundering laws and (ii) the consumer loan provisions of applicable Law), treaties, rules, legally binding final guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable legally binding, non-appealable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law, but excluding any of the foregoing which are suggestive or discretionary and not mandatory); in each case to the extent applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” shall mean any of the several banks and other financial institutions as are, or may from time to time become, parties to this Agreement; provided that, notwithstanding the foregoing, “Lender” shall not include any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries or any Disqualified Institution.

“Leverage Ratio” shall mean, as of any date of determination, (a) the amount of Adjusted Funded Debt as of such date, to (b) trailing 4-quarter Adjusted EBITDA for the period ended as of such date.

“LC Account” shall mean amounts deposited into a designated account held by the Administrative Agent as cash collateral for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cash collateral.

“LC Disbursement” means a payment or disbursement made by the LC Issuer pursuant to a Letter of Credit.

“LC Documents” shall have the meaning set forth in Section 2.3(a).

“LC Exposure” shall mean at any time the sum of (without duplication) (a) the aggregate Dollar amount of the undrawn face amount of all Letters of Credit issued hereunder and outstanding at such time plus (b) the aggregate principal amount of all LC Disbursements outstanding at such time.

“LC Issuer” shall mean TBK Bank, SSB (through one of its Affiliates, or through any other financial institution acceptable to TBK Bank, SSB).

“LC Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Disbursements.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with the proviso to Section 1.6.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit” shall mean any letter of credit issued hereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in Dollars.

“Letter of Credit Commitment” shall mean $20,000,000.

“Letter of Credit Expiration Date” shall mean any day of expiration of a Letter of Credit, which in no event shall be later than 5 Business Days prior to the Maturity Date.

“Letter of Credit Issuance Request” shall mean a letter of credit request substantially in the form of Exhibit 2.3(b).

“Letter of Credit Sublimit” shall have the meaning set forth in Section 2.3(a).  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing and (b) the authorized filing of any UCC financing statement).

“Loan” shall mean a Revolving Loan and/or a Swingline Loan, as appropriate.

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.2(b)(ii).

"Margin Stock" as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, liabilities, financial condition, operations or results of operations, in each case, of the Credit Parties and their Restricted Subsidiaries, taken as a whole, (ii) (A) the remedies (taken as a whole) of the Administrative Agent under the Credit Documents, or (B) the enforceability or priority of the Administrative Agent's Liens with respect to all or a material portion of the Collateral, or (iii) the ability of the Credit Parties (taken as a whole) to perform their payment obligations under the Credit Documents.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall mean May 1, 2020.

"Maximum Revolver Amount" means $40,000,000, as such aggregate maximum amount may be increased from time to time as provided in Section 2.19 or reduced from time to time as provided in Section 2.5.

“Minimum Collateral Amount” shall mean, at any time, with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate LC Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the LC Exposure of the LC Issuer with respect to Letters of Credit issued and outstanding at such time.

“Minimum Usage” shall have the meaning specified therefor in Section 2.4(d).

“Minimum Usage Fee” shall have the meaning specified therefor in Section 2.4(d).

“Minimum Usage Percentage” shall mean, for any day, a percentage equal to the Alternate Base Rate in effect on such day.

“More Restrictive Covenant” shall mean, with respect to any Additional Notes or Subordinated Debt, any covenant or similar restriction or events of default applicable to the Credit Parties or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant), the subject matter of which is similar to the covenants or events of default set forth in Article V or Article VI or Article VII, respectively of this Agreement or related to definitions in Article I of this Agreement, but which contains one or more percentages, ratios, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained than to the Lenders hereunder; provided, that, if the Credit Documents are amended in accordance with Section 9.1 to add such covenant, similar restriction or event of default for the benefit of the Lenders, then such covenant, similar restriction or event of default shall no longer constitute a More Restrictive Covenant.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” shall mean any agreement, contract or other arrangement whereby any Borrower or any of its Restricted Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

“Net Income” shall mean, with respect to any period, the net income or loss of the Parent and its Consolidated Subsidiaries for such period, determined in accordance with GAAP; provided that there shall be excluded from such calculation the income or loss of any Person (other than a Consolidated Subsidiary) of which the Parent or any Subsidiary owns Capital Stock, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of the Consolidated Subsidiaries during such period.

“Net Income Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) any Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such recipient’s being organized in, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” shall mean the Revolving Loan Notes and/or the Swingline Loan Note, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.2(b)(i), as appropriate.  A Form of Notice of Borrowing is attached as Exhibit 1.1(e).

“Obligations” shall mean, collectively (and without duplication), all of the obligations, Indebtedness and liabilities of the Credit Parties to the Lenders, the Bank Product Providers and the Administrative Agent, whenever arising, under this Agreement, the Notes, any Bank Product or any of the other Credit Documents, including principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable under the Credit Documents to the Credit Parties or for which any Credit Party is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering Memorandum” shall mean the offering memorandum dated on or about the date hereof prepared in connection with the Senior Notes.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary Taxes and any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Participant” has the meaning assigned to such term in clause (d) of Section 9.6.

“Participation Interest” shall mean a participation interest purchased by a Revolving Lender in (a) Swingline Loans as provided in Section 2.2(b) and (b) Letters of Credit and LC Disbursements as provided in Section 2.3(d).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Payment Conditions” shall at any time of determination and with respect to any transaction in question, mean that the following conditions are true when determined after giving pro forma effect to such transaction in question: (a) the average Availability plus unrestricted cash (subject to a Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and cash equivalents for the 30 day period immediately prior to to such date of determination shall not be less than $10,000,000, (b) no Event of Default shall have occurred and be continuing, (c) the Fixed Charge Coverage Ratio on a pro forma basis after giving effect to any such transaction as of the end of the last fiscal quarter for which a compliance certificate was or should have been delivered pursuant to Section 5.2(a) shall not be less than 1.25:1.00 and (d) the Leverage Ratio on a pro forma basis after giving effect to any such transaction as of the end of the last fiscal quarter for which a compliance certificate was or should have been delivered pursuant to Section 5.2(a) shall be no greater than 3.00:1.00.

“Payment Event of Default” shall mean an Event of Default specified in Section 7.1(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisitions” shall mean any Acquisition, provided that:

(i)at the time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist;

(ii)Administrative Agent shall have (within a commercially reasonable time taking into account the projected closing date for such acquisition) conducted its customary “KYC” and OFAC searches and received evidence reasonably satisfactory to it;

(iii)no Indebtedness will be incurred, assumed, or would exist with respect to any Borrower or its Restricted Subsidiaries as a result of such Acquisition, other than Loans and Indebtedness permitted under Sections 6.2(m), 6.2(aa), 6.2(cc) or 6.2(dd) and no Liens will be incurred, assumed, or would exist with respect to the assets of any Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens;

(iv)Administrative Agent shall have received written confirmation, supported by reasonably detailed calculations, that on a pro forma basis after giving effect to the proposed Acquisition and after giving effect to the making of any Loans and other Indebtedness which constitute a source of funds therefor, Borrower and their Restricted Subsidiaries would have been in compliance with the Financial Covenants set forth in Section 6.14 for the fiscal month ended immediately prior to the proposed date of consummation of such proposed Acquisition;

(v)with respect to any Acquisition with a purchase price consideration in excess of $10,000,000, Borrowers shall have, to the extent available, provided Lenders with the due diligence package relative to the proposed Acquisition, including forecasted balance sheets, income statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), and for each Acquisition in respect of which the assets being acquired or the Person whose Capital Stock being acquired had EBITDA of greater than $20,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition, a quality of earnings report prepared in connection with the proposed Acquisition and conducted by a "big four" accounting firm, a regionally recognized accounting firm or any other financial advisor retained by the Borrowers and reasonably acceptable to the Administrative Agent, all in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to the Lenders;

(vi)Borrowers shall have Availability plus unrestricted cash (subject to a Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and cash equivalents of $10,000,000, immediately after giving effect to the consummation of the proposed Acquisition;

(vii)the Person whose Capital Stock is being acquired did not have negative EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(viii)Borrowers have provided Lenders with written notice of the proposed Acquisition at least 10 days prior to the anticipated closing date of the proposed Acquisition and, not later than 3 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition;

(ix)the assets being acquired (other than a de minimis amount of assets in relation to Consolidated Total Assets), or the Person whose Capital Stock are being acquired, are useful in or engaged in, as applicable, the business of Borrowers and their Restricted Subsidiaries or a business reasonably related thereto or, to the extent approved by the Administrative Agent in its sole discretion, incidental, complementary or ancillary thereto or a reasonable extension or expansion thereof;

(x)the assets being acquired (other than a de minimis amount of assets in relation to Consolidated Total Assets) are located within the United States or the Person whose Capital Stock is being acquired is organized in a jurisdiction located within the United States;

(xi)the subject assets or Capital Stock, as applicable, are being acquired directly by a Borrower or one of its Restricted Subsidiaries, and, in connection therewith, the applicable Credit Party shall have complied with Section 5.15 and, in the case of an acquisition of Capital Stock, the applicable Credit Party shall have demonstrated to Administrative Agent that the new Credit Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Credit Parties; and

(xii)from and after the Effective Date, the Acquisition Consideration payable in respect of all Permitted Acquisitions (including earn-out obligations with respect thereto) shall not exceed the lesser of (A) 7.5% of Consolidated Total Assets or (B) $60,000,000.

“Permitted Discretion” means commercially reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Administrative Agent.

“Permitted Investments” shall mean any Investment permitted by Section 6.3.

“Permitted Liens” shall mean: (a) Liens granted in favor of the Administrative Agent (for itself and for the benefit of the other Lenders and Bank Product Providers) to secure payment of the Obligations; (b) pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation), unemployment insurance, pensions or social security programs, other than any Lien imposed by ERISA; (c) Liens imposed by mandatory provisions of law such as for landlords, carriers, suppliers, materialmen’s, mechanics, warehousemen’s and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet delinquent for more than 30 days or if the same are being contested in good faith and as to which reserves have been provided in accordance with GAAP; (d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person’s income or profits or Property, if the same are not yet delinquent for more than 30 days or if the same are being contested in good faith and as to which reserves have been provided in accordance with GAAP; (e) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (f) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real Property, any reservations, limitations, provisos and conditions with respect to real Property expressed in any grant from any Governmental Authority and title defects, irregularities or survey encroachments which are of a minor nature, provided that such do not materially impair the use of such Property for the uses intended, and none of which in the aggregate is materially violated by existing or proposed structures or land use; (g) [reserved], (h) Liens against Temporary Cash Investments, to the extent that such Liens secure short-term Indebtedness and such Indebtedness is permitted by Section 6.2(i); (i) Liens arising by operation of law in connection with judgments being appealed to the extent such Liens would not otherwise result in an Event of Default under Section 7.1(f); (j) contractual or statutory landlord’s liens arising in the ordinary course of a Borrower’s or its Subsidiaries’ leasing activities; (k) Liens in favor of a Bank Product Provider in connection with a Bank Product; provided that such Liens shall secure the Obligations on a pari passu basis; (l) Liens in favor of the Administrative Agent, the Revolving Lenders, each LC Issuer and/or Swingline Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder; (m) normal and customary rights of set-off of contractual parties and Liens of a collecting bank on checks, drafts or other items of payment payable to a Credit Party in the course of collection; (n) existing Liens shown on Schedule 6.1 and any renewals, extensions or refinancings thereof, provided that (i) the Property affected or covered by any such Lien is not changed, (ii) the amount secured or benefited by any such Lien is not increased (other than in an amount not to exceed the costs, fees and expenses required to consummate such renewal, extension or refinancing) and (iii) neither the direct nor any contingent obligor with respect to the amount secured or benefited thereby is changed; (o) any interest of title of (i) a lessor, lessee, sublessor or sublessee under any lease of real Property or (ii) a licensee or sublicensee with respect to any Property if and to the extent that such license or sublicense is permitted under this Agreement and the other Credit Documents; (p) non-exclusive licenses or sublicenses of patents, trademarks and other intellectual property rights granted by a Borrower or any of its Subsidiaries in the ordinary course of business of such Borrower or Subsidiary; (q) Liens solely on any cash earnest money deposits made by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (r) Liens affecting the proceeds of insurance policies securing Indebtedness in respect of insurance premium financing for such insurance policies permitted pursuant to Section 6.2(s); (s) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of a Borrower and its Subsidiaries; (t) options, put and call arrangements, rights or first refusal and similar rights to Investments in joint ventures, partnerships or other similar investments permitted to be made under Section 6.3; (u) pledges or deposits made in the ordinary course of business in connection with any advance, loan or other extension of credit to a borrower of a Credit Party; (v) Liens affecting assets of Foreign Subsidiaries and securing Indebtedness permitted pursuant to Section 6.2(v); (w) Liens on Permitted Securitization Assets in connection with a Permitted Receivables Financing; (x) Liens on the property of a Person securing Assumed Indebtedness to the extent permitted by Section 6.2(cc) or (dd), provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with a Borrower or a Subsidiary; (y) Liens on Property existing at the time of acquisition thereof by a Borrower or any of its Subsidiaries (including as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary), provided, that such Liens were not created in connection with , or in contemplation of, such acquisition, (z) Liens securing Indebtedness of Foreign Subsidiaries to the extent such Indebtedness is permitted under Section 6.2(x); provided, however, that no asset of any Borrower or any Domestic Subsidiary (other than an Excluded Subsidiary) shall be subject to any such Lien, (aa) Liens securing Permitted Refinancing Debt, provided that the Credit Parties and their Restricted Subsidiaries were permitted to incur such Liens with respect to the Indebtedness so refinanced under this Agreement, (bb) any Liens granted pursuant to the Cash Collateral Agreement, and (cc) provided that the Payment Conditions have been satisfied both before and after giving pro forma effect to such transaction, additional Liens (so long as such liens to not attach to any Receivable) not otherwise permitted by clauses (a)-(bb) so long as the principal amount of Indebtedness and other obligations secured by this clause (cc) does not exceed $10,000,000.

“Permitted Receivables Financing”  shall mean any receivables financing facility or arrangement pursuant to which the Parent or any of its Subsidiaries is permitted to sell, convey or otherwise transfer, or to grant a security interest in, Permitted Securitization Assets to either (a) a Person that is not a Subsidiary of Parent or (b) a Securitization Subsidiary that in turn sells such Permitted Securitization Assets to a Person that is not a Subsidiary of Parent, purchases or otherwise acquires loans owned by or accounts receivable of a Borrower or any Subsidiary, pledges such Permitted Securitization Assets or grants a security interest in any Permitted Securitization Assets, on terms that the board of directors has concluded provide fair compensation and reasonable value to the Borrowers; provided, that, it is agreed and understood that the following transactions shall be Permitted Receivables Financings as of the date hereof: (x) the sales of receivables pursuant to the Transfer Agreement, dated as of January 15, 2016, by and among the Parent and the Subsidiaries party thereto, as amended, restated, supplemented or otherwise modified from time to time, and the sales of receivables pursuant to the Receivables Purchase Agreement, dated as of January 15, 2016, by and between the Parent and Enova Finance 5, LLC, as amended, restated, supplemented or otherwise modified from time to time, and the other transaction documents executed in connection therewith and (y) the sales of receivables pursuant to the Transfer Agreement, dated as of December 1, 2016, by and among the Parent and the Subsidiaries party thereto, as amended, restated, supplemented or otherwise modified from time to time, and the sales of receivables pursuant to the Sale Agreement, dated as of December 1, 2016, by and between the Parent and EFR 2016-2, LLC, as amended, restated, supplemented or otherwise modified from time to time, and the other transaction documents executed in connection therewith.

“Permitted Refinancing Debt” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance,

renew, replace, defease or refund other Indebtedness of the Parent or such Restricted Subsidiaries; provided that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any fees and expenses incurred in connection therewith);

(2)

such Permitted Refinancing Debt has a final scheduled maturity date equal to or later than the final scheduled maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)

if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans or the Guaranty, such Permitted Refinancing Debt is contractually subordinated in right of payment to, the Loans or such Guaranty on terms at least as favorable to the Revolving Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)

such Indebtedness is incurred either by the Parent or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.

“Permitted Securitization Asset” means (a) any consumer loans, trade or accounts receivable or related assets and the proceeds thereof, including small consumer loan agreements, customer loan agreements, consumer installment loan agreements or promissory notes, in each case that may become subject to a Permitted Receivables Facility and (b) any and all collateral securing such agreement, note, receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Parent or any Subsidiary in connection with a Permitted Receivables Financing.

“Permitted Tax Restructuring” means any re-organizations and other activities related to tax planning and re-organization of the Parent and its Subsidiaries so long as, after giving effect thereto, taken as a whole, the security interests of the Lenders in the Collateral are not materially impaired (as reasonably determined by the Administrative Agent in its Permitted Discretion) and such restructuring will not have any adverse tax consequence on any Lender as reasonably determined by the Administrative Agent in its Permitted Discretion.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Property” shall mean any investment in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Portfolio Agreement” collectively means, at any time, the consumer loan agreement (or equivalent agreement) used by the Borrowers in the ordinary course of business, including any subsequent renewals, extensions, modifications and amendments thereof, executed and delivered by an account debtor to or for the benefit of Parent or a Restricted Subsidiary, providing for or otherwise governing a Receivable of a Borrower.

“Portfolio Books” collectively means, in respect of a Receivable, all books and records in respect thereof.

“Portfolio Collateral” means any and all Property, if any (including without limitation accounts, chattel paper, commercial tort claims, instruments, documents, deposit accounts, contract rights, investment property, general intangibles, goods, inventory, equipment, supporting obligations, letter of credit rights and books and records of the foregoing), whether owned by the account debtor in respect of a Receivable, or any other Person, that secures such account debtor’s obligations under a Receivable, and all supporting obligations in respect thereof.

“Portfolio Documents” collectively means all (i) Portfolio Agreements, (ii) Portfolio Books, and (iii) all other documents, instruments, and agreements executed and delivered in connection with a Receivable of a Borrower, including but not limited to, guarantees, any document that evidences any lien, security interest, assignment or other interest in Portfolio Collateral as security for a Receivable, and any warranty of validity or other agreement providing for or evidencing assurance with respect to the existence, authenticity or genuineness of any Portfolio Collateral or Portfolio Documents.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable” shall mean an account, payment intangible or chattel paper (including electronic chattel paper) (as each term is defined in the UCC) (including without limitation, unpaid principal, accrued interest, costs, fees, expenses and indemnity obligations) of a Borrower owing by an account debtor in respect of a loan or loans or other financial accommodations made or extended by any Borrower to or for the benefit of such account debtor.  Any such Receivable shall include, without limitation, all rights (including enforcement rights) under or pursuant to all related Portfolio Agreements in respect thereof, and all supporting obligations in connection therewith.

“Redeemable Stock” shall mean the portion of any Capital Stock of the Borrowers or any of their Restricted Subsidiaries which prior to the Maturity Date is or may be (a) unilaterally redeemable (by sinking fund or similar payments or otherwise) upon the occurrence of certain events or otherwise; (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness (excluding Capital Stock convertible or exchangeable solely at the option of the Parent or a Subsidiary of the Parent; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness).

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligations” shall mean the Borrowers’ obligations under Section 2.3(e) to reimburse LC Disbursements.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates under common control with such Person and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which notice is waived under applicable PBGC regulations, taking into account any cure periods or extensions.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments; provided, further, so long as there are three (3) non-Affiliated Lenders or more, that Required Lenders must include at least two (2) Lenders.

“Reserves” shall mean, the establishment or increase or decrease of any reserve against the Borrowing Base and the Maximum Revolver Amount, shall be limited to such reserves against the Borrowing Base and the Maximum Revolver Amount as the Administrative Agent from time to time determines in its Permitted Discretion (including but not limited to a minimum rent reserve equal to 3 month’s rent in the event a landlord waiver is not obtained over any chief executive office of Parent where books and records pertaining to the Borrowing Base Collateral are held); provided, however, that notwithstanding anything to the contrary herein (i) the amount of any such reserve or change shall have a reasonable relationship to the event, condition or other matters that are the basis for such reserve or such change, (ii) no reserve or change shall be duplicative of any reserve or change already accounted for through eligibility criteria, (iii) the implementation of any reserve resulting in an overadvance that, if left unremedied, shall not be deemed to cause a default or an Event of Default until three (3) Business Days thereafter and (iv)  the Lenders and the Administrative Agent agree that to the extent that the Borrowing Base, on any date of determination exceeds the Maximum Revolver Amount, the Reserves will not apply to the Maximum Revolver Amount and shall only be applied against the Borrowing Base, as opposed to the Maximum Revolver Amount.

“Responsible Officer” shall mean, for any Credit Party, the chief executive officer, the president, the chief financial officer, the senior vice president of finance or the vice president/treasurer of such Credit Party and any additional responsible officer that is designated as such to the Administrative Agent.

“Restricted Payment” shall mean, collectively, (a) Dividends, and (b) any payment or prepayment of principal, interest, premium or penalty on any Subordinated Debt, Senior Notes or Additional Notes or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt, Senior Notes or Additional Notes (including, without limitation, the setting aside of assets or the deposit of funds therefor).

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal Dollar amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of its Revolving Commitment identified as its Revolving Commitment on Schedule 2.1(a) (which may be increased from time to time pursuant to Section 2.19).  As of the Closing Date, the Revolving Commitment is $40,000,000.

“Revolving Commitment Percentage” shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a) or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Credit Outstandings” means the sum of, (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal Dollar amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be and (b) the LC Exposure, in each case occurring on such date.

“Revolving Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Loans.

“Revolving Extension Request” shall have the meaning set forth in Section 2.21(a).

“Revolving Facility” shall have the meaning set forth in Section 2.1(a).

“Revolving Facility Increase” shall have the meaning set forth in Section 2.19(a).

“Revolving Lenders” shall mean any Lender.

“Revolving Line Cap” shall mean the maximum amount permitted to be incurred under this Agreement pursuant to Section 4.07(b)(14) of the Senior Notes Indenture.

“Revolving Loans” shall have the meaning set forth in Section 2.1(a).

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC or an entity that is 50% or more owned by any such person.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Securitization Subsidiary” shall mean a direct or indirect Subsidiary of the Parent:

(1) that is designated a “Securitization Subsidiary” by the board of directors,

(2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:

(A) is guaranteed by the Borrowers or any Restricted Subsidiary (other than a Securitization Subsidiary),
(B) is recourse to or obligates the Borrowers or any Restricted Subsidiary (other than a Securitization Subsidiary) in any way, or

(C) subjects any property or asset of a Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary) of the Borrowers, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(4) with respect to which neither the Borrowers nor any Restricted Subsidiary (other than a Securitization Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clause (3) and (4), pursuant to (x) customary representations, warranties, covenants and indemnities concerning the Permitted Securitization Assets entered into in connection with a Permitted Receivables Financing, including guarantees and indemnities by a Borrower or any Restricted Subsidiary related to the breach or performance of representations, warranties, covenants and indemnities by a Securitization Subsidiary and (y) services performed or to be performed by a Borrower or any Restricted Subsidiary with respect to such Permitted Receivables Financing.

“Security Agreement” means the security agreement, dated as of the date hereof, by the Borrowers, the Guarantors party thereto and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Security Agreement Supplement” shall have the meaning set forth in the Security Agreement.

“Senior Notes” shall mean the senior notes issued pursuant to the Senior Notes Indenture.

“Senior Notes Documents” shall mean, collectively, the Offering Memorandum, the Senior Notes Indenture and all other agreements, instruments and other documents pursuant to which the Senior Notes will be issued on the Closing Date or otherwise setting forth the terms of the Senior Notes, with terms substantially similar to those described in the Offering Memorandum.

“Senior Notes Indenture” means that certain Indenture for 9.75% Senior Notes due 2021, dated as of May 30, 2014 (as amended, restated, supplemented or as otherwise modified from time to time) by and among Parent, certain of Parent’s subsidiaries as guarantors from time to time and Computershare Trust Company, N.A., a national banking association duly organized under the laws of the United States and Computershare Trust Company of Canada, as successor trustee to US Bank National Association.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“Solvent” shall mean, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value on a going concern basis) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such

Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Specified Equity Contribution” shall have the meaning set forth in Section 7.3.

“Specified Existing Revolving Commitment Class” shall have the meaning set forth in Section 2.21.

“Specified Event of Default” means (i) any Payment Event of Default or Bankruptcy Event, (ii) any Event of Default arising under Section 7.1(c)(ii) from a failure to deliver a Borrowing Base Certificate (subject to a 5 Business Day grace period) during any fiscal quarter in accordance with Section 5.2(e), (iii) any Event of Default arising under Section 7.1(c)(ii) from a failure to deliver the financial statements required pursuant to Section 5.1, (iv) any Event of Default arising under Section 7.1(c)(i) from a breach of the Financial Covenants or (v) any Event of Default under Section 7.1(c)(ii) arising from any material misrepresentation in any Borrowing Base Certificate.

“Standby Letter of Credit Fee” shall have the meaning set forth in Section 2.4(c).

“Subordinated Debt” shall mean any Indebtedness of any Borrower or any Subsidiary which (a) is expressly (in writing) subordinated in right of payment to the prior Payment in Full of the Obligations, (b) does not contain any More Restrictive Covenants and (c) contains subordination, cushions on all covenants and baskets in such amounts as the Administrative Agent may reasonably require and other terms reasonably acceptable to the Administrative Agent, (d) is subject to a subordination agreement in form and substance reasonably satisfactory to Administrative Agent.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Obligations” shall mean, with respect to any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.2(a).

“Swingline Exposure” shall mean, with respect to any Revolving Lender, an amount equal to the Applicable Percentage of such Revolving Lender multiplied by the principal amount of outstanding Swingline Loans.

“Swingline Lender” shall mean TBK Bank, SSB and any successor swingline lender.

“Swingline Loan” shall have the meaning set forth in Section 2.2(a).

“Swingline Loan Note” shall mean the promissory note, if any, of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.2(d), as such promissory note may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investment” shall mean any of the following investments: (a) investments in open market investment grade commercial paper (rated at least A-1 or P-1), maturing within one hundred eighty (180) days after acquisition thereof, (b) investments in marketable obligations, maturing within one hundred eighty (180) days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) investments in money market funds that invest solely in the types of investments permitted under clauses (a) and (b) hereof, (d) investments in repurchase agreements of a domestic office of any of the Lenders which are fully secured by securities described in clause (b) hereof, (e) short-term investments in investment grade auction preferred stock, (f) certificates of deposit and time deposits (including Eurodollar deposits) maturing within one hundred eighty (180) days from the date of deposit thereof, with a domestic office of any of the Lenders or any bank which is a national bank organized under the laws of the United States of America and (i) having capital, surplus and undivided profits of at least $100,000,000 or (ii) so long as all such deposits are federally insured, and (g) investments, certificates of deposit and time deposits (including Eurodollar deposits) of the types described above (but without the grade classification required above) of or with a Lender.

“Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“Total Leverage Ratio” shall mean, as of any date of determination, (a) the amount of Adjusted Funded Debt (without taking into account the exclusion contained in clause (v) of the definition of Funded Debt) as of such date, to (b) trailing 4-quarter Adjusted EBITDA for the period ended as of such date.

“Transactions” shall mean (i) the closing of this Agreement and the other Credit Documents and the other transactions contemplated hereby and pursuant to the other Credit Documents, (ii) the initial borrowings under the Credit Documents, (iii) the payment in full of the Indebtedness evidenced by the Existing Credit agreement and (iv) the payment of fees, costs and expenses in connection with all of the foregoing).

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“Underwriting Guidelines” shall mean the collections policies and procedures, customary credit and underwriting procedures and servicing guidelines administered by the Borrowers in the ordinary course of  business, as amended, modified or supplemented from time to time in the reasonable business judgment of the Borrowers and consented to by the Administrative Agent if any change in such Underwriting Guidelines would be adverse to any Lender or the Collateral in any material respect.

“Unreimbursed Amount” shall have the meaning set forth in Section 2.3(e).

“Unrestricted Subsidiary” means (a) any Subsidiary of Parent which is designated after the Closing Date as an Unrestricted Subsidiary by the Parent pursuant to Section 5.16 and which has not been re‑designated as a Restricted Subsidiary pursuant to Section 5.16, (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Securitization Subsidiary.

“U.S.” shall mean the United States of America.

“U.S. Person” shall mean a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(f) and shall be in form and substance reasonably acceptable to the Administrative Agent.

“Withholding Agent” shall mean a Credit Party, the Administrative Agent, or, in the case of any Lender that is treated as a partnership for U.S. federal income tax purposes, such Lender or any partnership for U.S. federal income tax purposes that is a direct or indirect (through a chain of entities treated as flow-through entities for U.S. federal income tax purposes) beneficial owner of such Lender, or any of their respective agents, that is required under applicable law to deduct or withhold any Tax from a payment by or on account of any obligation of any Credit Party under any Credit Document.

Section 1.2.Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full of the Obligations or the Obligations shall mean the date upon which (w) all of the Obligations (other than (A) as set forth in clause (x) and (y) and (B) contingent indemnification obligations not yet due and payable) have been paid in full, (x) all Letters of Credit have been cancelled, Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the LC Issuer (including by “grandfathering” on terms reasonably acceptable to the LC Issuer of the applicable Letters of Credit into a future credit facility), (y) Bank Product Collateralization has been provided for all Bank Products other than with respect to Bank Product Debt that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized and (z) all Commitments have expired or been terminated.

Section 1.3.Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recently delivered audited Consolidated financial statements of the Parent, except as otherwise specifically prescribed herein.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) other than with respect to the carveouts permitted with respect to the opinion required in Section 5.1(b), the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either a Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding anything to the contrary herein, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Effective Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP or the implementation thereof following the Effective Date that would otherwise require such leases to be recharacterized as Capital Leases.

(c)Financial Covenant Calculations.

(i)The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the Financial Covenant, (1) after consummation of any Acquisitions permitted hereunder, (a) income statement items and other balance sheet items (whether positive or negative) attributable to the target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrowers and the Administrative Agent and (b) Indebtedness of a target which is retired in connection with any Acquisitions permitted hereunder shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (2) after any Disposition permitted by Section 6.5, (a) income statement items, cash flow statement items and balance sheet items (whether positive or negative) attributable to the Property or Assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrowers and the Administrative Agent and (b) Indebtedness and applicable interest that is repaid with the proceeds of such Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

Section 1.4.Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5.Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer.

Section 1.6.Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount or undrawn amount, as the context may require, of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II
THE LOANS; AMOUNT AND TERMS

Section 2.1.Revolving Loans.

(a)Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally, but neither jointly nor jointly and severally, agrees to ratably make revolving credit loans in Dollars (each a “Revolving Loan”) and Letters of Credit in Dollars (or any other currency agreed to by the applicable LC Issuer) to the Borrowers for the purposes hereinafter set forth from time to time in an aggregate principal Dollar Amount not to exceed the lesser of: (w) the Maximum Revolver Amount, (x) such Lender’s Revolving Commitment, (y) the Borrowing Base and (z) the Revolving Line Cap; (the amounts set forth in clauses (w) through (z), collectively, the “Revolving Committed Amount”) (such facility, the “Revolving Facility”); provided, however, that (A) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal Dollar Amount of outstanding Revolving Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding LC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (B) with regard to the Revolving Lenders collectively, the aggregate Revolving Credit Outstandings shall not exceed the Revolving Committed

Amount then in effect. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

(b)Revolving Loan Borrowings.

(i)Notice of Borrowing.  The Borrower Representative shall request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested borrowing.  Each such Notice of Borrowing shall be irrevocable and shall specify (1) that a Revolving Loan is requested, (2) the date of the requested borrowing (which shall be a Business Day) and (3) the aggregate principal amount to be borrowed.  The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii)Minimum Amounts.  Each Revolving Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii)Advances.  Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office (or such other account that the Borrower Representative may designate in writing to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(iv)Repayment.  Subject to the terms of this Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period, subject to Section 2.6(a).  The principal amount of all Revolving Loans, and all other Obligations that are then due and payable, shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(v)Interest.  Subject to the provisions of Section 2.7, Revolving Loans shall bear interest at a per annum rate equal to the Alternate Base Rate.  Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(vi)Revolving Loan Notes; Covenant to Pay.  The Borrowers’ obligation to pay each Revolving Lender shall be evidenced by this Agreement and, upon such Revolving Lender’s request, by a duly executed promissory note of the Borrowers to such Revolving Lender in substantially the form of Exhibit 2.1(v).  The Borrowers covenant and agree to pay the Revolving Loans in accordance with the terms of this Agreement.

(vii)Reserves.  Anything to the contrary in this Section 2.1(a) notwithstanding, the Administrative Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves.  Upon establishment or increase in Reserves, the Administrative Agent agrees to make itself available to discuss the Reserve or increase, and the Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.

Section 2.2.Swingline Loan Subfacility.

(a)Swingline Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, shall, in reliance upon the agreements of the other Lenders set forth in this Section, make certain Revolving Loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the “Swingline Committed Amount”), (ii) the aggregate Revolving Credit Outstandings shall not exceed the Revolving Committed Amount then in effect (iii) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (iv) Swingline Loans shall reduce availability under the Revolving Facility on a dollar-for-dollar basis. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)Swingline Loan Borrowings.

(i)Notice of Borrowing and Disbursement.  Upon receiving a Notice of Borrowing from the Borrower Representative not later than 12:00 P.M., New York, New York time, on any Business Day requesting that a Swingline Loan be made, the Swingline Lender will make Swingline Loans available to the Borrowers on the same Business Day such request is received by the Administrative Agent.  Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 (or the remaining available amount of the Swingline Committed Amount if less) and in integral amounts of $100,000 in excess thereof; provided, however, that this shall not apply if Swingline Loans are made automatically pursuant to a credit sweep in accordance with the Swingline Lender’s treasury management system, if available.

(ii)Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the Maturity Date, but in no event will be outstanding for more than ten (10) Business Days.  The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrowers and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrowers shall be deemed to have requested a Revolving Loan borrowing in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., New York, New York time, otherwise such payment shall be made at or before 12:00 P.M., New York, New York time, on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section

4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased, and (y) at the time any purchase of a Participation Interest pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such Participation Interest purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interest, at the rate equal to the Alternate Base Rate. The Borrowers shall have the right to repay the Swingline Loan in whole or in part from time to time in accordance with Section 2.6(a).

(c)Interest on Swingline Loans.  Subject to the provisions of Section 2.7, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate.  Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d)Swingline Loan Note; Covenant to Pay.  The Swingline Loans shall be evidenced by this Agreement and, upon request of the Swingline Lender, by a duly executed promissory note of the Borrowers in favor of the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit 2.2(d).  The Borrowers covenant and agree to pay the Swingline Loans in accordance with the terms of this Agreement.

Section 2.3.Letter of Credit Subfacility.

(a)General.  Subject to the terms and conditions set forth herein, the Borrower Representative may request an LC Issuer, and such LC Issuer agrees, to issue Letters of Credit in Dollars (or any other current agreed to by the applicable LC Issuer) an amount for such LC Issuer not to exceed its Letter of Credit Commitment and, in an aggregate principal amount at any time outstanding not to exceed, TWENTY MILLION DOLLARS ($20,000,000) (the “Letter of Credit Sublimit”) for any Borrower’s account in a form reasonably acceptable to the Administrative Agent and the LC Issuer, at any time and from time to time from the Closing Date until the Letter of Credit Expiration Date.  Each LC Issuer shall have no obligation to issue, and the Borrowers shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, (i) the aggregate LC Obligations would exceed the Letter of Credit Sublimit, (ii) the total Revolving Exposure would exceed the Revolving Committed Amount or (iii) the LC Obligations owed to such LC Issuer would exceed its Letter of Credit Commitment.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the LC Issuer relating to any Letter of Credit (all such forms of letter of credit applications or other agreements, together with each Letter of Credit Issuance

Request and each Letter of Credit, collectively, the “LC Documents”), the terms and conditions of this Agreement shall control.  Notwithstanding anything to the contrary in this Section 2.3 or elsewhere in this Agreement, the LC Issuer shall not be obligated to issue, amend, renew or extend any Letter of Credit at a time when a Lender is a Defaulting Lender unless the LC Issuer has entered into arrangements satisfactory to it pursuant to Section 2.20(a)(iv).

(b)Request for Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower Representative shall deliver by certified mail or transmit by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved in writing by the LC Issuer) a Letter of Credit Issuance Request to the LC Issuer and the Administrative Agent not later than 11:00 a.m., New York, New York time, on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the LC Issuer).

A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the LC Issuer:

(i)the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii)the face amount and currency thereof, provided that no LC Issuer shall be required to issue a Letter of Credit in a currency other than Dollars unless it shall otherwise expressly agree to issue a Letter of Credit in another currency;

(iii)the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

(iv)the name and address of the beneficiary thereof;

(v)any documents to be presented by such beneficiary in connection with any drawing thereunder;

(vi)the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(vii)such other matters as the LC Issuer may require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the LC Issuer:

(i)the Letter of Credit to be amended, renewed or extended;

(ii)the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii)the nature of the proposed amendment, renewal or extension; and

(iv)such other matters as the LC Issuer may require.

If requested by the LC Issuer, the Borrowers also shall submit a letter of credit application on the LC Issuer’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the Letter of Credit Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied.  Unless the LC Issuer shall agree otherwise, no Letter of Credit shall be in an initial amount less than $50,000.

(c)Expiration Date.  Each Letter of Credit shall expire at or before the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date; provided that this Section 2.3(c) shall not prevent any LC Issuer from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and, in any case, not to extend beyond the Letter of Credit Expiration Date) unless each such LC Issuer elects not to extend for any such additional period.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the LC Issuer or the Lenders, the LC Issuer hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the LC Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the LC Issuer, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the LC Issuer and not reimbursed by the Borrowers on the date due as provided in Section 2.3(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.3(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, the failure of any condition set forth in Section 4.2 to be satisfied, or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment).

(e)Reimbursement.

(i)If the LC Issuer shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the LC Issuer an amount equal to such LC Disbursement within 1 Business Day after notice from the LC Issuer that such LC Disbursement has been made; provided that, if the Borrowers do not receive such notice at least 2 hours prior to the deadline for requesting Credit Extensions in the form of Revolving Loans, then the Borrowers shall have an additional Business Day to satisfy such reimbursement obligation; provided that the Borrower Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3(b) that such payment be financed with Revolving Loans based on the Alternate Base Rate in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Revolving Loans based on the Alternate Base Rate.

(ii)If the Borrowers fail to make such payment when due and the amount is not financed pursuant to the proviso to Section 2.3(e)(i) the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC

Disbursement, the payment then due from the Borrowers in respect thereof (expressed in Dollars) and such Revolving Lender’s Applicable Percentage thereof.  Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 p.m., New York, New York time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 p.m., New York, New York time, on any day, not later than 11:00 a.m., New York, New York time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Applicable Percentage of the unreimbursed LC Disbursement (the “Unreimbursed Amount”) in the same manner as provided in Section 2.1 with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the LC Issuer the amounts so received by it from the Revolving Lenders.  The Administrative Agent will promptly pay to the LC Issuer any amounts received by it from the Borrowers pursuant to clause (i) above before the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from any Borrower after the receipt by the LC Issuer of an amount of immediately available funds equal to 100% of all LC Disbursements that were otherwise unreimbursed will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the LC Issuer, as appropriate.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the LC Issuer for any LC Disbursement shall not constitute a Loan, shall not relieve the Borrower of its obligation to reimburse such LC Disbursement and shall be made in Dollars.

(iii)If any Revolving Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Administrative Agent as provided above, the Borrowers and such Revolving Lender severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the LC Issuer at (A) in the case of the Borrowers, the Default Rate and (B) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f)Obligations Absolute.  The Reimbursement Obligation of the Borrowers as provided in Section 2.3(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the LC Issuer under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other fact, event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; (vi) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities (contingent or otherwise), material agreements, Properties, solvency, business, management, prospects or value of any Subsidiary; or (vii) any other fact, circumstance or event whatsoever (other than the indefeasible payment in full in cash of such Reimbursement Obligations by the Credit Parties).  None of the Administrative Agent, the Lenders, the LC Issuer or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the LC Issuer; provided that the foregoing shall not be construed to excuse the LC Issuer from liability to any Borrower to the extent of any direct damages (as opposed to consequential, exemplary, special, punitive or other indirect damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Laws) suffered by any Borrower that are caused by the LC Issuer’s bad faith or failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the LC Issuer (as determined by a non-appealable judgment of a court of competent jurisdiction), the LC Issuer shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the LC Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.  The LC Issuer shall not have any duties or obligations except those expressly set forth in this Agreement.  The LC Issuer shall not be liable for any action taken or not taken by it in the absence of its own bad faith, gross negligence or willful misconduct (as determined by a non-appealable judgment of a court of competent jurisdiction).  The LC Issuer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The LC Issuer also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The LC Issuer may consult with legal counsel (who may be counsel for any Credit Party) and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or experts.

(g)Disbursement Procedures.  The LC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The LC Issuer shall promptly give written notice to the Administrative Agent and the Borrowers of such demand for payment and whether the LC Issuer has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its Reimbursement Obligation to the LC Issuer and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.3(e)(i).

(h)Interim Interest.  If the LC Issuer shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date specified in Section 2.3(e), the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the Default Rate.  Interest accrued pursuant to this Section 2.3(h) shall be for the account of the LC Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.3(e) to reimburse the LC Issuer shall be for the account of such Lender to the extent of such payment.

(i)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.3(i), the Borrowers shall deposit in the LC Account, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of a Bankruptcy Event.  Funds in the LC Account shall be applied by the Administrative Agent to reimburse the LC Issuer for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrowers within five Business Days after all Events of Default have been cured or waived.

(j)Additional LC Issuers.  The Borrower Representative may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an LC Issuer under the terms of this Agreement, with the consent of each of the Administrative Agent (which consent shall not be unreasonably withheld), the LC Issuer (which consent shall not be unreasonably withheld) and such Revolving Lender(s).  Any Revolving Lender designated as an LC Issuer pursuant to this Section 2.3(j) shall be deemed (in addition to being a Revolving Lender) to be the LC Issuer with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Credit Documents to the term “LC Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as LC Issuer, as the context shall require.

(k)Reporting.  Each LC Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such LC Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such LC Issuer makes any LC Disbursement, the date and amount of such LC Disbursement and (iv) on any Business Day on which the Borrowers fail to reimburse an LC Disbursement required to be reimbursed to such LC Issuer on such day, the date and amount of such failure.

(l)Resignation or Removal of the LC Issuer.  Any LC Issuer may resign as LC Issuer hereunder at any time upon at least 10 days’ prior written notice to the Lenders, the Administrative Agent and the Borrowers.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower Representative (which such consent shall not be unreasonably withheld), to appoint a successor LC Issuer; provided that no such consent of the Borrower Representative shall be required if a Payment Event of Default or a Bankruptcy Event has occurred and is continuing.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring LC Issuer gives notice of its resignation, then the retiring LC Issuer may, on behalf of the Lenders and the LC Issuer, appoint a successor LC Issuer which shall be (i) a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000, or an Affiliate of any such institution, or (ii) another entity satisfactory to the Required Lenders and the Borrowers; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing.  The Administrative Agent shall notify the Lenders of any such replacement of the LC Issuer or any such additional LC Issuer.  At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced LC Issuer pursuant to Section 2.4(c).  From and after the effective date of any such resignation or replacement or addition, as applicable, (i) such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring LC Issuer, and the retiring LC Issuer shall be discharged from its duties and obligations under the Credit Documents (if not already discharged therefrom as provided in this Section 2.3), (ii) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring LC Issuer with respect to such Letters of Credit and (iii) references herein and in the other Credit Documents to the term “LC Issuer” shall be deemed to refer to such successor or such addition or to any previous LC Issuer, or to such successor or such addition and all previous LC Issuers, as the context shall require.  After the resignation or replacement of an LC Issuer hereunder, the replaced LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuer under this Agreement with respect to Letters of Credit issued by it before such resignation or replacement, but shall not be required to issue additional Letters of Credit.  If at any time there is more than one LC Issuer hereunder, the Borrower Representative may, in its discretion, select which LC Issuer is to issue any particular Letter of Credit.  Without limiting the foregoing or any obligation of any Lender pursuant to Sections 2.3(d) or (e), in the event no such successor has been appointed at the end of such 10-day period in accordance with this Section 2.3, (i) the LC Issuer may notify the Borrowers and the Lenders that no qualifying Person has either been appointed or accepted such appointment, and that such resignation shall nonetheless become effective in accordance with such notice and the retiring LC Issuer shall be discharged from its duties and obligations hereunder (including the duty and obligation to issue any additional Letters of Credit after the giving of such notice) and under the other Credit Documents and (ii) the LC Issuer shall be entitled to apply cash collateral, if any, that was deposited in the LC Account in accordance with Section 2.3(i) in an amount in cash up to 102% of the LC Exposure of the retiring LC Issuer as of such date (or make other arrangements reasonably satisfactory to the retiring LC Issuer) to be held by the retiring LC Issuer in an account specified by the retiring LC Issuer as collateral for the payment and performance obligations arising under such Letters of Credit and the retiring LC Issuer shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.

(m)Other.  The LC Issuer shall be under no obligation to issue any Letter of Credit if:

(i)any order of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the LC Issuer deems material to it;

(ii)the issuance of such Letter of Credit would violate one or more policies of general application of the LC Issuer;

(iii)except as otherwise agreed by the LC Issuer in its sole discretion, the Letter of Credit (x) is to be denominated in a currency other than Dollars or (y) is a commercial letter of credit; or

(iv)any Lender is at that time a Defaulting Lender, unless the Borrowers have complied with the requirements of Section 2.20.

The LC Issuer shall be under no obligation to amend any Letter of Credit if (A) the LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

Section 2.4.Fees.

(a)Commitment Fee.  Subject to Section 2.20, in consideration of the Revolving Commitments, the Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Commitment Fee Percentage on the average daily unused amount of the Maximum Revolver Amount.  The Commitment Fee shall be calculated semi-annually in arrears and accrue from the Effective Date.  For purposes of computation of the Commitment Fee, Swingline Loans shall be considered usage of the Maximum Revolver Amount.  The Commitment Fee shall be payable semi-annually in arrears on the last Business Day of each December and June.

(b)Administrative Agent Fees.  The Borrowers agree to pay to the Administrative Agent the fees each as described in the Fee Letter.

(c)Letter of Credit Fees.  The Borrowers agree to pay to (i) the Administrative Agent for the account of each Revolving Lender (subject, in the case of a Defaulting Lender, to any restrictions on such payment in Section 2.20(a)(iv)) a standby Letter of Credit fee (the “Standby Letter of Credit Fee”) equal to 2.00% per annum on the undrawn amount of each outstanding standby Letter of Credit (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) any LC Issuer for its own account a fronting fee (the “Fronting Fee”), which shall accrue at the rate of 0.125% per annum (or such other rate per annum as the LC Issuer and Borrowers may agree upon from time to time) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) attributable to Letters of Credit issued by such LC Issuer during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such LC Issuer’s customary fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Accrued Standby Letter of Credit Fees shall be payable in arrears on the last Business Day of each fiscal quarter, commencing on the first such date to occur after the Effective Date, and on the date on which the Revolving Commitments terminate.  Accrued Fronting Fees shall be payable in arrears on the last Business Day of each month, commencing on the first such date to occur after the Effective Date, and on the date on which the Revolving Commitments terminate.  Any Fronting Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to any LC Issuer pursuant to this Section 2.4(c) shall be payable within five Business Days after demand therefor.  All Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)Minimum Usage Fee.  At all times when the Revolving Credit Outstanding are less than or equal to ***% of the Revolving Committed Amount (the amount of such deficiency, the “Minimum Usage”), the Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a minimum usage fee (the “Minimum Usage Fee”) in an amount equal to (y) the Minimum Usage Percentage multiplied by (z) an amount equal to the average daily Minimum Usage.  The Minimum Usage Fee shall be calculated on each anniversary of the Effective Date, annually in arrears, and shall accrue from the Effective Date and each prior anniversary thereof (provided, that, to the extent the Obligations are paid in full prior to the end of any such anniversary, the Minimum Usage Fee shall be payable pro rata only for the number of days that elapse from the first day following the last anniversary date through the date the Obligations are paid in full).  For purposes of computation of the Minimum Usage Fee, Revolving Loans, Swingline Loans and LC Exposure shall be considered usage of the Revolving Committed Amount.

Section 2.5.Commitment Terminations or Reductions.

(a)Voluntary Terminations or Reductions.  The Borrowers shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate Revolving Credit Outstandings shall exceed the aggregate Revolving Committed Amount, as reduced.

(b)Letter of Credit Sublimit.  If the Revolving Committed Amount is reduced below the then current Letter of Credit Sublimit, the Letter of Credit Sublimit shall be reduced by an amount such that the Letter of Credit Sublimit equals the Revolving Committed Amount.

(c)Swingline Committed Amount.  If the Revolving Committed Amount is reduced below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

(d)Maturity Date.  The Revolving Commitments the Swingline Commitment and the Letter of Credit Commitment shall automatically terminate on the Maturity Date.

Section 2.6.Prepayments.

(a)Optional Prepayments and Repayments.  The Borrowers shall have the right to repay the Revolving Loans and Swingline Loans in whole or in part from time to time; provided, however, that each partial prepayment or repayment of (i) Revolving Loans that shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount) and (ii) Swingline Loans shall be in a minimum principal Dollar Amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount). The Borrower Representative shall give one Business Day’s irrevocable notice of prepayment of Revolving Loans and Swingline Loans, as the case may be, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable); provided that, to the extent such prepayment is conditioned on the consummation of a separate transaction, such notice may be conditioned on the closing of such transaction.  To the extent the Borrowers elect to repay the Revolving Loans and/or Swingline Loans, amounts prepaid under this Section shall be applied to the Revolving Loans and/or Swingline Loans, as applicable, of the Revolving Lenders in accordance with their respective Revolving Commitment Percentages.  All prepayments under this Section shall without premium or penalty other than pursuant to Section 2.6(d).  Interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder and include interest accrued to the date of prepayment.

(b)Mandatory Prepayments.

(i)Revolving Committed Amount.  If at any time after the Effective Date, the sum of the aggregate Revolving Credit Outstandings shall exceed the Revolving Committed Amount (any such deficiency, an “Overadvance”), the Borrowers shall within 3 Business Days (unless such results from the consummation of Permitted Receivables Financing, then such mandatory prepayment shall occur on the date of the closing of such Permitted Receivables Financing) prepay the Revolving Loans and/or Swingline Loans or Cash Collateralize LC Obligations in an aggregate amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (ii) below); provided, however, if such Overadvance results from the Administrative Agent excluding Eligible Accounts solely based on its Permitted Discretion and based on no other exclusion(s) in clauses (a) through (z) of the definition of Eligible Accounts, or from the Administrative Agent reducing the advance rate pursuant to the definition of “Borrowing Base” and, in either or both cases, such exclusion(s) or reduction to the advance rate results in an Overadvance of at least $10,000,000 or more, then the Borrowers shall have 30 days to prepay the Revolving Loans and/or Swingline Loans or Cash Collateralize LC Obligations in an aggregate amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (ii) below) .

(ii)Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section shall be applied as follows: (A) with respect to all amounts prepaid pursuant to (i), (1) first to outstanding unreimbursed LC Disbursements that have not been funded by the Revolving Lenders, (2) second to the outstanding Swingline Loans, (3) third ratably to the outstanding Revolving Loans and LC Disbursements funded by Revolving Lenders and (4) fourth ratably to Cash Collateralize outstanding Letters of Credit; and (B) with respect to all amounts prepaid pursuant to Section 2.7(a)(ii), (1) first to the Swingline Loans (without a simultaneous corresponding reduction of the Swingline Committed Amount), (2) second ratably to the Revolving Loans and (3) third ratably to Cash Collateralize outstanding Letters of Credit (without a simultaneous corresponding reduction of the Revolving Committed Amount). All prepayments under this Section shall be accompanied by interest on the principal amount prepaid through the date of prepayment, but otherwise without premium or penalty other than pursuant to Section 2.6(b).

(c)Bank Product Obligations Unaffected.  Any repayment or prepayment made pursuant to this Section 2.6 shall not affect the Borrowers’ obligation to continue to make payments under any Bank Product, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Bank Product.

(d)Early Termination Fee: If the Borrower shall voluntarily repay in full and terminate the Revolving Facility and all Revolving Commitments, it shall pay an early termination fee (the “Early Termination Fee”) equal to (x) if such voluntary repayment and termination occurs after the Closing Date but on or prior to the first anniversary of the Closing Date, 2% of the Maximum Revolver Amount, (b) if such voluntary repayment and termination occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1% of the Maximum Revolver Amount and (c) if such voluntary repayment and termination occurs after the second anniversary of the Closing Date, 0% of the Maximum Revolver Amount.  Notwithstanding anything herein to the contrary, if the Parent or any of its Affiliates elects to increase the Revolving Commitments pursuant to Section 2.19 (and all conditions thereof would have been satisfied) and the Lenders elect not to participate in such Revolving Facility Increase, the Parent may then elect to repay in full and terminate the Revolving Facility and all Revolving Commitments, and provided that the new loan facility replacing the Revolving Facility has a commitment of at least 110% of the Maximum Revolver Amount and is on the same or better terms than the Revolving

Facility (as reasonably determined by the Administrative Agent), then and only in such event, the Borrower shall pay 50% of the then applicable Early Termination Fee (if any).  For the avoidance of doubt, it is understood and agreed that Revolving Loans which are prepaid without a permanent reduction in the Revolving Commitment shall not be subject to any prepayment premium (including the Early Termination Fee).

Section 2.7.Default Rate and Payment Dates.

(a)Upon the occurrence and during the continuance of a (i) Bankruptcy Event or a Payment Event of Default, the Obligations owing hereunder or under the other Credit Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and (ii) any Event of Default resulting from a financial reporting requirement or breach of a covenant pursuant to Section 7.1(c), at the option of the Required Lenders by written notice to the Parent, the Obligations owing hereunder or under the other Credit Documents shall automatically bear interest, at a per annum rate which is equal to the Default Rate, in each case from the date of such Event of Default until such Event of Default is waived in accordance with Section 9.1. Any default interest owing under this (a) shall be due and payable on the earlier to occur of (x) demand by the Administrative Agent (which demand the Administrative Agent shall make if directed by the Required Lenders) and (y) the Maturity Date.

(b)Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (a) of this Section shall be payable from time to time on demand as provided therein.

Section 2.8.[Reserved].

Section 2.9.Computation of Interest and Fees; Usury.

(a)Interest payable hereunder with respect to any Revolving Loans shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed.  All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower Representative, deliver to the Borrowers a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c)It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, and in no event or contingency (including, but not limited to, prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If a court of competent jurisdiction shall, in a final determination, deem applicable interest paid to have been in excess of the maximum nonusurious amount, then such excess amount shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans (as determined by a court of competent jurisdiction in a final determination) under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.10.Pro Rata Treatment and Payments.

(a)Allocation of Payments Prior to Exercise of Remedies.  Each borrowing of Revolving Loans and any reduction of the Revolving Commitments (other than the reduction of Incremental Commitments pursuant to Section 2.5(a)) shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders.  Unless otherwise required by the terms of this Agreement, each payment under this Agreement shall be applied, first, to any fees then due and owing by the Borrowers pursuant to Section 2.4, second, to interest then due and owing hereunder of the Borrowers and, third, to principal then due and owing hereunder and under this Agreement of the Borrowers.  Each payment on account of any fees pursuant to Section 2.4 shall be made pro rata in accordance with the respective amounts due and owing.  Each optional repayment and prepayment by the Borrowers on account of principal of and interest on the Revolving Loans shall be applied to such Revolving Loans on a pro rata basis and, to the extent applicable, in accordance with the terms of Section 2.6(a) hereof.  Each mandatory prepayment on account of principal of the Loans shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with Section 2.6(b).  All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in immediately available funds not later than 1:00 P.M. on the date when due.  The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b)Allocation of Payments After Exercise of Remedies.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the application of default interest pursuant to Section 2.7) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to the payment of any fees owed to the Administrative Agent;

THIRD, [Reserved];

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest, and including, with respect to any Bank Product, any fees, premiums and scheduled periodic payments due under such Bank Product and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Obligations, and including with respect to any Bank Product, any breakage, termination or other payments due under such Bank Product and any interest accrued thereon;

SIXTH, to Cash Collateralize the outstanding LC Obligations;

SEVENTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SIXTH” above; and

EIGHTH, to the payment of the surplus, if any, to the Borrowers or whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each of the Lenders and any Bank Product Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender or the outstanding obligations payable to such Bank Product Provider bears to the aggregate then outstanding Loans and obligations payable under all Bank Products) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SEVENTH” above. Amounts distributed with respect to any Bank Product Debt shall be the last Bank Product Amount reported to the Administrative Agent; provided that any such Bank Product Provider may provide an updated Bank Product Amount to the Administrative Agent prior to payments made pursuant to this Section.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Bank Product Provider.  In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the Bank Product Amount last reported to the Administrative Agent.

Section 2.11.Non-Receipt of Funds by the Administrative Agent.

(a)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the Alternate Base Rate. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return within 1 Business Day following the written request of such Lender such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.12.[Reserved.]

Section 2.13.Yield Protection.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)subject the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document to any (or any increase in any) Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to any Credit Document or any participation in any Loan; or

(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Administrative Agent, Lender or other recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Administrative Agent, Lender, or other recipient and delivery of appropriate supporting information to the Borrowers as provided in (c), the Borrowers will pay to such Administrative Agent, Lender or other recipient, as the case may be, such additional amount or amounts as will compensate such Administrative Agent, Lender or other recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital and Liquidity Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity coverage), then, upon request of such Administrative Agent, from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, together with supporting information in reasonable detail, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender fails to make a demand for such compensation within six (6) months after becoming aware of such Change in Law giving arise to such increased costs or reductions.

Section 2.14.[Reserved.]

Section 2.15.Taxes.

(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender (or each of its beneficial owners) or other recipient, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

(b)Payment of Other Taxes by the Borrowers.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification by the Borrowers.  The Credit Parties shall, within 10 days after written demand therefor, indemnify the Administrative Agent, each Lender and any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent, such Lender (or its beneficial owners) or such other recipient, and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Indemnification of the Administrative Agent.  Each Lender shall indemnify the Administrative Agent for the full amount of any (i) Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register, and (iii) Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document against any amount due to the Administrative Agent under this paragraph (d).

(e)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.15, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or as reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(f)(i), 2.15(f)(ii) (A)-(D), and Section 2.15(f)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(i)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(ii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of Internal Revenue Service Form W-8BEN or, as applicable, Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, Internal Revenue Service Form W-8BEN or, as applicable, Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federally withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)executed originals of Internal Revenue Service Form W-8ECI;

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN; or, as applicable, Internal Revenue Service Form W-8BEN-E; and

(D)to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by an Internal Revenue Service Form W-8ECI, W-8BEN, (or, as applicable, W-8BEN-E), a U.S. Tax Compliance Certificate, substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; or

(iii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)if a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including additional amounts paid by any Credit Party pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay such indemnified party the amount paid over pursuant to this Section 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts in respect of such Tax had never been paid. This paragraph shall not be construed to require or any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Defined Terms.  For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(i)Survival.  Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.16.[Reserved.]

Section 2.17.[Reserved.]

Section 2.18.Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.13, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15 or 2.17, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If (A) any Lender requests compensation under Section 2.13 or 2.17, (B) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 (and, in the case of clauses (A) and (B), the Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a)), (C) any Lender becomes a Defaulting Lender or (D) any Lender fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 9.1, so long as the consent of the Required Lenders or such other required class of Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.15 or 2.17) and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(ii)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6;

(iii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iv)in the case of any such assignment resulting from a claim for compensation under Section 2.13 or 2.17 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(v)such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.19.Revolving Facility Increases.

(a)General Terms.  Subject to the terms and conditions set forth herein, the Borrowers may request, at any time after the Effective Date and from time to time until the Maturity Date, to increase the Revolving Committed Amount (each such increase, a “Revolving Facility Increase” and the loans permitted to be drawn under such Revolving Facility Increase, “Incremental Revolving Loans”) by an aggregate principal amount not to exceed the greater of (x) $120,000,000 and (y) the Revolving Line Cap (the “Incremental Increase Amount”) which shall be subject to the approval of each Lender in its sole discretion.

(b)Terms and Conditions.  The following terms and conditions shall apply to any Revolving Facility Increase: (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Revolving Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for the purposes set forth in Section 5.12 and the terms of any Revolving Facility Increase will be the same as the terms applicable to the Revolving Facility, (F) the Borrowers shall execute a Revolving Note in favor of any new Lender or any existing Lender whose Revolving Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) in connection with any incurrence of Incremental Revolving Loans, or establishment of a Revolving Facility Increase, to the extent requested by the Persons holding the applicable Incremental Revolving Loans, the representations and warranties in Article III of this Agreement shall be true and correct in all material respects (without replication of any materiality qualifier) on and as of the date of the incurrence of such Incremental Revolving Loans (although any representations or warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects (without replication of any materiality qualifier) as of the respective date or for the respective period, (H) the other terms and documentation in respect of any Revolving Facility Increase, to the extent not consistent with the Revolving Loans, will be reasonably satisfactory to the Administrative Agent and the Borrowers, (I) the

Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing, (J) the maturity date of any Revolving Facility Increase shall be no earlier than the Maturity Date, and shall bear interest at the rate applicable to the Revolving Loans, and (K) the Administrative Agent shall have received from the Borrowers updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Revolving Facility Increase and any borrowings thereunder on the closing date for such Revolving Facility Increase on a pro forma basis, the Credit Parties will be in compliance with the Financial Covenants.  None of the Swingline Committed Amount or the Letter of Credit Sublimit shall be increased in connection with any Revolving Facility Increase.

(c)Reallocation of Revolving Loans.  In connection with the closing of any Revolving Facility Increase, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments among the Lenders of Revolving Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Revolving Facility Increase).

(d)Participation.  Participation in any such Revolving Facility Increase may be offered to each of the existing Lenders, but no Lender shall have any obligation to provide all or any portion of any such Revolving Facility Increase.  The Borrowers may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) to join this Credit Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

(e)Amendments.  The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

Section 2.20.Defaulting Lenders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

(ii)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting

Lender to any Swingline Lender or LC Issuer hereunder; third, as the Borrower Representative may request (so long as no Default exists), to the funding of any Loan or drawing under any Letter of Credit in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, to Cash Collateralize such Defaulting Lender’s Participation Interests in Letters of Credit; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Revolving Lenders, the LC Issuer or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, LC Issuer or Swingline Lenders against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)Commitment Fees.  (1) No Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Commitment Fee accrued with respect to the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender.

(iv)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s Swingline Exposure and LC Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.

(v)Repayment of Swingline Loans and Cash Collateralization of Letters of Credit.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Law, (A) prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) Cash Collateralize Letters of Credit in an amount equal to such Defaulting Lender’s LC Exposure.

(b)Defaulting Lender Cure.  If the Borrower Representative, the Administrative Agent, each Swingline Lender, each LC Issuer and each Revolving Lender agree in writing in their sole discretion (acting reasonably) that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the

Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Swingline Loans and Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to (a)(iv) of this Section 2.20, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)Termination of Impacted Lenders.  The Borrowers may terminate the unused amount of the Commitment of any Defaulting Lender that is an Impacted Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of (a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Impacted Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any LC Issuer, the Swingline Bank or any Lender may have against such Impacted Lender.

Section 2.21.Extension of Revolving Loans and Revolving Commitments.

(a)The Borrowers may at any time and from time to time request that all or a portion of the Revolving Commitments and/or the Extended Revolving Commitments (and, in each case, including any previously extended Revolving Credit Commitments), existing at the time of such request (each, an “Existing Revolving Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Loans”; each Existing Revolving Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Class”) be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Commitments” and any related revolving credit loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.21.  Prior to entering into any Extension Agreement with respect to any Extended Revolving Commitments, the Borrower Representative shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Commitments, with such request offered equally to all Lenders on a pro rata basis and subject to other procedures established by the Administrative Agent in its reasonable discretion) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Revolving Commitments from which they are to be extended (the “Specified Existing Revolving Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(A) [Reserved] and (B) [Reserved]; provided that, notwithstanding anything to the contrary in this Section 2.21 or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans of the Specified Existing Revolving Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Commitment Class), (II)  and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the assignment and participation provisions set forth herein and (III) permanent repayments of Extended Revolving Loans (and corresponding permanent reduction in the related Extended Revolving Commitments) shall be permitted as may be agreed between the Borrowers and the Lenders thereof.  No Lender shall have any obligation to agree to have any of its Revolving Loans or Revolving Commitments of any Existing Revolving Class converted or exchanged into Extended Revolving Loans or Extended Revolving Commitments pursuant to any Extension Request.  Any Extended Revolving Commitments of any Extended Revolving Loans shall constitute a separate class of Revolving Commitments from Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date), affecting only those Lenders party to the related Extension Agreement.

(b)Extended Revolving Loans and Extended Revolving Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 9.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Loans and Extending Revolving Commitments established thereby, and in which case shall require the consent of all such Extending Lenders directly or adversely affected thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders.

(c)Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Revolving Commitment is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), in the case of the Existing Revolving Commitments of each Extending Lender under any Specified Existing Revolving Commitment Class, the aggregate principal amount of such Existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments so converted or exchanged by such Lender on such date (plus any fees, expenses, costs, taxes, premiums or discounts associated therewith), and such Extended Revolving Commitments shall be established as a separate Class of Revolving Commitments from the Specified Existing Revolving Commitment Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding under the Specified Existing Revolving Commitment Class, such Existing Revolving Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Loans (and related participations) in the same proportion as, and solely to the extent of, such Extending Lender’s Specified Existing Revolving Commitments to Extended Revolving Commitments.

(d)In the event that the Administrative Agent determines in its sole discretion that the allocation of the Extended Revolving Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrowers and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of the Existing Revolving Commitments or Extended Revolving Commitments, as the case may be, in such amount as is required to cause such Lender to hold Extended Revolving Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrowers and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.21(b) and any repayments or prepayments required thereby, if any), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in Section 2.21(b).

Section 2.22.No Plan Assets.

No Lender shall fund or hold any Loan under this Agreement with “plan assets” (within the meaning of the Plan Asset Regulation) if it would cause any Borrower to incur any prohibited transaction excise tax penalties under Section 4975 of the Code.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Lenders to enter into this Agreement and the other Credit Documents, and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender, which representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Extension of Credit made thereafter, as though made on and as of the date of such Extension of Credit (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the other Credit Documents:

Section 3.1.Existence, Qualification and Power; Compliance with Laws.

Each Credit Party (a) is a corporation, limited partnership, partnership, limited liability partnership, limited liability limited partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals necessary to (i) own its assets, carry on its business and (ii) execute, deliver, and perform its obligations under the Credit Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all Laws and the application to its properties, except, in each case referred to in clause (b)(i), (c) or this clause (d) to the extent that any failure could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or, with respect to clause (d), is not disclosed on Schedule 3.1(d).

Section 3.2.Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (iii) violate any Law, except in the case of either clause (ii) or (iii) to the extent individually or in the aggregate a Material Adverse Effect could not be reasonably expected to occur.

Section 3.3.Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, other than to the extent a failure to obtain such approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority could not reasonably be expected to result in a Material Adverse Effect.

Section 3.4.Binding Effect.

This Agreement has been, and each other Credit Document, when delivered hereunder, will have been duly executed and delivered by each Credit Party that is party thereto.  This Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject as to enforcement of remedies to (i) any Debtor Relief Laws and (ii) general principles of equity, whether applied by a court of law or equity.

Section 3.5.Financial Statements; No Material Adverse Effect.

The Audited Financial Statements, and each other financial statement delivered to the Administrative Agent during the term of this Agreement (subject to the absence of footnotes and year-end adjustments) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other material liabilities, direct or contingent, of the Parent and its Consolidated Subsidiaries as of the date thereof in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.  On and as of the Effective Date, since the date of the Audited Financial Statements, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.  Thereafter on the date of each subsequent Extension of Credit, since the date of the most recently delivered financial statements of the Parent and its Consolidated Subsidiaries, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.6.Litigation.

Except as disclosed on Schedule 3.6, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Credit Party, threatened (in writing) or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of its Restricted Subsidiaries or against any of their properties or revenues which (a) purport to materially adversely affect this Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) individually or collectively, could reasonably be expected to have a Material Adverse Effect.

Section 3.7.Ownership of Property; Liens.

(a)Each Credit Party and each Restricted Subsidiary has: (i) good, sufficient, and legal title to all real Property; (ii) valid leasehold interests in all leasehold interests in real or personal Property; and (iii) good and marketable title to all other personal Property, in each case necessary in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)Set forth on Schedule 3.7(b) hereto is a complete and accurate list of all real Property owned by any Credit Party or any of its Subsidiaries as of the Closing Date, showing as of the date hereof the street address, jurisdiction and record owner.

Section 3.8.Environmental Compliance.

The Credit Parties and their Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws to the extent they are applicable to the business and properties of the Credit Parties and their Restricted Subsidiaries and related claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.9.Taxes.

Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all federal income Tax returns and all other material state Tax returns required to be filed and paid (a) all material amounts of Taxes shown thereon to be due (including interest and penalties) and (b) all other material amounts of Taxes, fees, assessments and other governmental charges (including mortgage recording Taxes, documentary stamp Taxes and intangibles Taxes) owing by it, except for such Taxes that are being contested in good faith and by proper proceedings, and against which reserves are being maintained in accordance with GAAP.  No Credit Party and none of their Subsidiaries are aware of any Tax deficiencies or unpaid Tax assessments that, in the aggregate, are material to the Credit Parties or their Subsidiaries, taken as a whole.  There are no Liens for any material Taxes on any assets of any Credit Party or any of its Restricted Subsidiaries, other than Permitted Liens.

Section 3.10.ERISA Compliance.

No Reportable Event exists with respect to any Plan except, either individually or in the aggregate with respect to all Reportable Events, as could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of any Credit Party, no Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code except as could not reasonably be expected to have a Material Adverse Effect.  Each Single Employer Plan has complied with the applicable provisions of ERISA and the Code except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.  No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded which could reasonably be expected to have a Material Adverse Effect.  No Lien in favor of the PBGC or a Plan exists which could reasonably be expected to have a Material Adverse Effect.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans), if any, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits so as to cause a Material Adverse Effect to exist, and no Single Employer Plan is in “at risk” status within the meaning of Code Section 430(i) so as to cause a Material Adverse Effect to exist. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

Section 3.11.Capitalization and Subsidiaries.

As of the Effective Date, the Credit Parties have no Subsidiaries other than those specifically disclosed in Schedule 1.1 and have no equity investments  on the Effective Date in any other corporation or entity other than those disclosed in writing to the Administrative Agent and the Lenders by or on behalf of the Credit Parties or any of their Restricted Subsidiaries on or before the Effective Date.

As of the Effective Date, Schedule 1.1 sets forth (a) a true and complete listing of issued and outstanding Capital Stock and each class thereof of the Credit Parties (other than Parent) and each of its Subsidiaries, of which all of such Capital Stock is validly issued, outstanding, fully paid and non-assessable, and (other than Capital Stock issued by Parent) owned beneficially and of record by the Persons identified on Schedule 1.1 and (b) the correct legal name and type of entity of Parent and each of its Subsidiaries.  All of the issued and outstanding Capital Stock owned by any Credit Party have been duly authorized and issued and are fully paid and non-assessable.

Section 3.12.Margin Regulations; Investment Company Act.

(a)No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

(b)No Credit Party is required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 3.13.Disclosure.

No written statement, information, report, representation, or warranty made by any Credit Party in any Credit Document or in any documents filed with the Securities and Exchange Commission or furnished to the Administrative Agent or any Lender by or on behalf of any Credit Party in connection with any Credit Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and at the time at which they were made and taken as a whole and as supplemented from time to time, not materially misleading.

Section 3.14.Intellectual Property; Licenses, Etc.

To the knowledge of the Credit Parties, the Credit Parties and their Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without infringement, misappropriation or other violation of the intellectual property rights of any other Person, except to the extent that such failure to own or possess the right to use, or where such infringement, misappropriation, or violation, could not reasonably be expected to have a Material Adverse Effect.

Section 3.15.Solvent.

Immediately after giving effect to each of the Transactions on the Effective Date, each of the Borrowers and their Restricted Subsidiaries are, on a Consolidated basis, Solvent.

Section 3.16.Compliance with FCPA.

To their knowledge, each of the Credit Parties and their Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.

Section 3.17.Anti-Money Laundering Laws.

The operations of the Credit Parties and their Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Credit Parties and their Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Credit Parties or any of their Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrowers, threatened (in writing).

Section 3.18.Compliance with OFAC Rules and Regulations.

(a)None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has its assets located in Sanctioned Entities, or (iii) derives revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used, or have been used, directly or, to the Borrowers’ knowledge, indirectly, to fund any operations in, finance any investments or activities in or business of or with, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 3.19.Margin Stock.

No Credit Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to the

Credit Parties or any of their Subsidiaries will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

Section 3.20.[Reserved.]

Section 3.21.Servicing.

(a)Borrowers agree to monitor, manage, enforce and collect the Receivables and disburse any collections in respect thereof as provided in the ordinary course of business consistent with past practices or reasonable modifications thereof and Borrowers agree to comply in all material respects with their Underwriting Guidelines with respect to servicing of the Receivables and with respect to Credit Protection Laws and all other applicable material Laws  in collecting its Receivables and exercising any rights or remedies thereunder.  Borrowers agree to monitor, manage, enforce and collect the Receivables in the ordinary course of business consistent with past practices or reasonable modifications thereof and represents and warrants that it has the knowledge, expertise and capacity to service the Receivables. Borrowers shall obtain and maintain all necessary licenses in each jurisdiction necessary to service, collect and manage the Receivables, except to the extent such failure would not, individually or in the aggregate, reasonably be expect to result in a Material Adverse Effect.  Each Borrower agrees not to resign as a servicer of any Receivables without the prior written consent of Administrative Agent.  Notwithstanding the foregoing, Borrower agrees that for so long as an Event of Default pursuant to Section 7.1(a) or 7.1(e) is continuing hereunder or the Administrative Agent or Lenders are generally pursuing remedies against the Borrowers as permitted under the Credit Documents (it being understood that the implementation of the Default Rate alone shall not be deemed to qualify as generally pursuing remedies for purposes of this Section 3.20), the Administrative Agent may, upon five (5) Business Days advance written notice to the Parent, terminate all of the rights and obligations of Borrowers, in its capacity as servicer, under any servicing agreement, if applicable, and shall appoint itself or another Person designated by it to perform all servicing and collection obligations that were previously provided by Borrower.  Upon removal of Borrower as servicer, Borrower agrees to provide all books, records and other data (including computerized data (and at all times include a back up of such data) to Administrative Agent or the Person appointed as a successor servicer to the Borrower.

Section 3.22.Employment Matters

.  Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there are no strikes, lockouts or slowdowns against any Credit Party or any Restricted Subsidiary existing or, to the knowledge of the Borrower, threatened (in writing).  The hours worked by and payments made to employees of the Credit Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, all payments due from any Credit Party or any Restricted Subsidiary, or for which any claim may be made against any Credit Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Credit Party or such Restricted Subsidiary.

ARTICLE IV
CONDITIONS PRECEDENT

Section 4.1.Conditions to Initial Extensions of Credit.

The obligation of each Lender to make the initial Extensions of Credit is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied and the initial Extension of Credit is made, the “Closing Date”):

(a)Execution of Credit Agreement and Credit Documents.  The Administrative Agent shall have received (A) counterparts of this Agreement, executed by a duly authorized officer of each party hereto and (B) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

(b)Authority Documents.  The Administrative Agent shall have received the following:

(i)Articles of Incorporation/Charter Documents.  Original certified articles of incorporation or other charter documents, as applicable, of each Credit Party certified (A) by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

(ii)Resolutions.  Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the Transactions and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii)Bylaws/Operating Agreement.  A copy of the bylaws or comparable operating agreement of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv)Good Standing.  Original certificates of good standing, existence or its equivalent (to the extent such an item exists in the relevant jurisdiction) with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization.

(v)Incumbency.  An incumbency certificate of each Authorized Officer of each Credit Party certified by an officer to be true and correct as of the Closing Date.

(c)Legal Opinion of Counsel.  The Administrative Agent shall have received the opinions of Kirkland & Ellis LLP and the opinions of local counsel, as applicable, each as counsel to the Credit Parties, dated the Closing Date, addressed and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(d)Solvency Certificate.  The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer or other Authorized Officer approved by the Administrative Agent of the Borrowers as to the financial condition, solvency of the Credit Parties and their Restricted Subsidiaries, after giving effect to the Transactions and the initial borrowings under the Credit Documents, in substantially the form of Exhibit 4.1(g) hereto.

(e)Account Designation Notice.  The Administrative Agent shall have received the executed Account Designation Notice in the form of Exhibit 1.1(a) hereto.

(f)Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing with respect to the Loans (if any) to be made on the Closing Date.

(g)Consents.  The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

(h)Compliance with Laws.  The financings and other Transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(i)Bankruptcy.  There shall be no bankruptcy or insolvency proceedings pending with respect to any Credit Party or any Restricted Subsidiary thereof.

(j)Existing Indebtedness of the Credit Parties.  All of the Indebtedness under the Existing Credit Agreement shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date pursuant to a payoff letter in form and substance reasonably satisfactory to the Administrative Agent.

(k)Financial Statements.  The Administrative Agent and the Lenders shall have received copies of the Audited Financial Statements referred to in Section 3.5 and the consolidated annual projected balance sheet, income statement and cash flow statement for the Parent and its Consolidated Subsidiaries on a consolidated basis for the period through the Maturity Date, each in form and substance reasonably satisfactory to the Administrative Agent and the other Lenders.

(l)No Material Adverse Effect.  Since the date of the Audited Financial Statements, there shall have been no Material Adverse Effect.

(m)Closing Certificate.  The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Parent as of the Closing Date, substantially in the form of Exhibit 4.1(m) stating that immediately after giving effect to this Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(n)Fees and Expenses.  The Administrative Agent and the Lenders shall have received (i) evidence that the costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Administrative Agent and Lenders in the negotiation, execution and delivery of the Credit Documents, to the extent invoiced at least 1 Business Day prior to the Closing Date, shall have been paid in full by the Credit Parties and (ii) evidence that all other fees and expenses, if any, owing pursuant to Section 2.4, and  payable on the Effective Date, shall have been paid in full by the Credit Parties.

(o)Closing Date Availability.  Availability on the Closing Date, after giving effect to any initial funding of Revolving Loans or Letters of Credit on the Closing Date and the payment of all costs, fees and expenses of the Transactions, shall not be less than $10,000,000.

Without limiting the generality of the provisions of Section 8.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2.Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)Representations and Warranties.  The representations and warranties made by the Credit Parties herein and in the other Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

(c)Compliance with Commitments.  Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate Revolving Credit Outstandings shall not exceed the Revolving Committed Amount then in effect and (ii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

Each request for an Extension of Credit and each acceptance by the Borrowers of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (c), as applicable, have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Effective Date, and thereafter (a) for so long as this Agreement is in effect and (b) until the Obligations are paid in full in cash, such Credit Party shall, and shall cause each of their Restricted Subsidiaries, to:

Section 5.1.Financial Statements.

Deliver to the Administrative Agent and the other Lenders, in form reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)Quarterly Financial Statements.  Within 45 days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal period, and (ii) consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for that quarterly fiscal period and for that portion of the fiscal year then ended, in each case, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations and cash flows of the Parent and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(b)Annual Financial Statements.  Within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries, in each case, setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent (the “Accounting Firm”), which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not permissible under GAAP and not reasonably acceptable to the Administrative Agent (other than (i) a “going concern” qualification resulting from the impending maturity of any Indebtedness within 12 months of the relevant audit opinion or (ii) the breach or anticipated breach of any financial covenant (including the Financial Covenants) under any Indebtedness).

Section 5.2.Certificates; Other Information.

Deliver to the Administrative Agent (for distribution to the Lenders), in form reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) hereof, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative.

(b)Management Discussion and Analysis.  Concurrently with the delivery of the financial statements referred to in Section 5.1(b), a copy of management’s discussion and analysis of the financial condition and results of operations of Parent and its Subsidiaries (including, for the avoidance of doubt, all Restricted Subsidiaries) for such fiscal year, as compared to the previous fiscal year, as applicable.

(c)Reports; SEC Filings; Regulatory Reports; Etc. Promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, (ii) copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (iii) all material regulatory reports specifically concerning the Parent and its Restricted Subsidiaries.

(d)Projected Financial Statements.  Not later than the date of delivery of the annual financial statements required by Section 5.1(b), projected annual consolidated balance sheets, and statements of income of the (i) Parent and its Subsidiaries and (ii) Parent and its Restricted Subsidiaries, in each case for the immediately succeeding fiscal year, it being understood and agreed that (A) any financial or business projections furnished by the Borrowers are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrowers, (B) no assurance is given by the Borrowers that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material.

(e)Borrowing Base Certificate.  On the 15th day of each calendar month of the Parent (i) a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower Representative.  Notwithstanding the foregoing, at any time when (x) Availability is less than the greater of (I) $6,000,000 and (II) 15% of the Maximum Revolver Amount (the “Availability Trigger”), until Availability is above the Availability Trigger for four consecutive weeks or (y) a Specified Event of

Default is continuing, in each case at the option of the Administrative Agent, the Borrowing Base will be computed on a more frequent basis (but not more frequently than weekly).  In addition, at the option of Parent, the Borrowing Base may be computed more frequently than monthly (but not more frequently than weekly).

(f)Summary of Accounts Constituting the Borrowing Base.  Within eleven (11) Business Days after the end of each calendar month, (i) a summary of Receivables, by loan portfolio, constituting the Eligible Accounts in the Borrowing Base, (ii) all Receivables as of the end of such month, the outstanding principal balance of each Receivable, the outstanding interest owing on each Receivable, any expense owing in respect of each Receivable (iii) the past due principal, interest or any other amount owing with respect to each Receivable, and (iv) such other information as the Administrative Agent may reasonably request from time to time in the exercise of its Permitted Discretion.

(g)General Information.  Promptly, such additional information regarding the business, financial or corporate affairs of the Credit Parties or any Restricted Subsidiary as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.1 and 5.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed in Section 9.2; or (ii) on which such documents are posted on the Parent’s behalf on http://www.sec.gov; provided that the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Notwithstanding anything contained herein, in every instance the Parent shall be required to provide either paper or electronic copies (at the Parent’s option) of the Compliance Certificates required by clause (a) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

In addition, documents delivered by the Parent or the Borrower Representative to the Administrative Agent pursuant to clauses (a), (b), (d), and (e) of this Section 5.2 may be made available to the Lenders through the Platform in accordance with the provisions of Section 9.2(d).

Notwithstanding anything to the contrary herein, neither the Borrowers nor any of their Subsidiaries shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, fiduciary duty or binding agreement (to the extent such binding agreement was not created in contemplation of the Borrowers’ or any of their Subsidiary’s obligations under this Section 5.2), (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which the Borrowers or any of their Subsidiaries owes confidentiality obligations (to the extent not created in contemplation of the Borrowers’ or any of their Subsidiary’s obligations under this Section 5.2) to any third party.

Section 5.3.Notices of Material Events.

Promptly notify the Administrative Agent within two (2) Business Days of obtaining knowledge thereof:

(i)of the occurrence of any Default or Event of Default;

(ii)of the receipt of any written notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Credit Party that could reasonably be expected to have a Material Adverse Effect;

(iii)of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(iv)of the receipt of any written notice of a default or event of default (or other similar term, howsoever denominated) delivered to any Credit Party under any debt agreements or instruments in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000; and

(v)of any other matter that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto.  Each notice pursuant to this Section shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached.

Section 5.4.Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all its material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all its lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all its Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, that the Credit Parties and each Restricted Subsidiary shall not be required to pay any such amount if and so long as (i) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP and (ii) (except with respect to clause (a) above) failure to do so could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 5.5.Preservation of Existence, Etc.

(a)Preserve, renew and maintain in full force and effect (i) its legal existence and good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its organization and (ii) its qualification to do business and good standing (to the extent such concept exists in the relevant jurisdiction) under the Law of each other domestic or foreign jurisdiction where the nature of its business requires it to be so qualified; except (with respect to clause (ii)) where the failure to maintain such qualification or good standing would not reasonably be expected to result in a Material Adverse Effect;

(b)Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except in a transaction permitted by Section

6.3 or 6.5 hereof or except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)Preserve, renew and maintain all of its registered copyrights, domain names, patents, trademarks, trade names and service marks to the extent that the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 5.6.Maintenance of Properties.

Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its tangible properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 5.7.Maintenance of Insurance.

Maintain with reputable national insurance companies, not Affiliates of the Credit Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily (in the determination of the Borrowers) insured against by Persons of similar financial condition and strength engaged in the same or similar business and owning similar properties in localities where the Credit Parties or their Restricted Subsidiaries operate, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (it being acknowledged by the Lenders that the Borrowers may maintain self-insurance which is compatible with the standards set forth herein), in each case as determined in the good faith and reasonable business judgment of the Parent. Subject to Section 5.19, all general property insurance policies covering the Collateral are to list the Administrative Agent as an additional insured (or equivalent term) for the benefit of the Lenders and all general liability insurance policies are to list the Administrative Agent as loss payee (or equivalent term) for the benefit of the Lenders, in each case, with standard endorsements which shall provide for not less than 30 days (or 10 days in the case of non-payment) prior written notice to the Administrative Agent of the exercise of any right of cancellation.

Section 5.8.Compliance with Laws.

Comply  with all Laws and in all respects with the Investment Company Act of 1940, as amended, if required to be registered as an “investment company”, or as a company “controlled” by an “investment company”, each within the meaning of the Investment Company Act of 1940, as amended, with the requirements of all Laws applicable to it or to its business or Property except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; and (ii) the failure to comply therewith could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.9.Books and Records.

Maintain books, records and accounts with respect to (i) Parent and its Subsidiaries and (ii) Parent and its Restricted Subsidiaries, which, in each case, are in reasonable detail as Administrative Agent may reasonably require, accurately and fairly reflect their transactions and dispositions of their assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with GAAP, and (ii) to maintain accountability for assets.

Section 5.10.Inspection Rights.

(a)Subject to Section 9.14 hereof, permit representatives and independent contractors of the Administrative Agent (along with representatives of any Lender that wish to attend simultaneously) to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (at which an authorized legal representative of the Borrowers shall be entitled to be present), all at the expense of the Lenders (except as set forth herein) during normal business hours upon reasonable advance notice to the Borrowers; provided that, so long as no Event of Default exists, the foregoing shall be restricted to two such visits or inspections per consecutive 12 months period, which two instances shall be at the Borrowers’ sole expense, in each case upon request of the Required Lenders or the Administrative Agent and reasonable advance notice to the Borrowers; provided, however, for so long as an Event of Default continues, the Administrative Agent (along with representatives of any Lender that wish to attend simultaneously) may do any of the foregoing at the sole expense of the Borrowers; provided, further, that, notwithstanding the foregoing, the Administrative Agent and the Lenders shall be limited to (x) 1 field examination (which shall include any appraisals or valuations) of, and at the expense of, the Parent and its Restricted Subsidiaries per consecutive 12 months period to the extent Availability is $8,000,000 or greater and (y) 2 field examinations (which shall include any appraisals or valuations) of, and at the expense of, the Parent and its Restricted Subsidiaries per consecutive 12 months period to the extent Availability is less than or equal to $8,000,000.

Section 5.11.Compliance with ERISA.

The Borrowers shall do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Single Employer Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law and maintain each Foreign Plan in compliance in all material respects with all applicable laws; (b) preclude each Single Employer Plan which is qualified under Section 401(a) of the Code from being determined to be disqualified in any final assessment by the IRS; (c) make all required contributions to any Plan subject to Section 412 or 430 of the Code; and (d) make all contributions required under its Foreign Plans; except to the extent that failure to so comply with respect to each of clauses (a) through (d) above could not reasonably be expected to have a Material Adverse Effect.

Section 5.12.Use of Proceeds.

Use the proceeds of any Extension of Credit to finance the working capital needs and other general business purposes (including to consummate Permitted Acquisitions and permitted Investments and make capital expenditures and Restricted Payments and otherwise as permitted hereunder) of the Credit Parties and their Subsidiaries only and not in contravention of any Law or of any Credit Document.

Section 5.13.Further Assurances.

(a)Additional Information.  Provide such information regarding the operations, business affairs and financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

(b)Further Assurances.  Upon the reasonable request of the Administrative Agent, duly execute and deliver to the Administrative Agent any and all such further instruments and documents (in form and substance reasonably satisfactory to the Borrowers) as may be reasonably necessary or advisable, in the opinion of the Administrative Agent, to further the intent of the parties as expressed in the Credit Documents and to obtain the full benefits of the Credit Documents.

(c)Unauthorized Filings.  Use commercially reasonable efforts to cause any unauthorized UCC financing statement to be removed of record within not less than fifteen (15) days following written request by the Administrative Agent.

Section 5.14.Notice of Formation of Subsidiary.

Promptly upon the formation of any Restricted Subsidiary (other than an Excluded Subsidiary) and in any event within ten (10) days after such formation, the Borrower Representative shall give the Administrative Agent written notice thereof.

Section 5.15.New Domestic Subsidiaries.

Cause each Domestic Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary), which any Credit Party or any of their Restricted Subsidiaries (other than an Excluded Subsidiary) forms or acquires during the term of this Agreement to, promptly but in any event within thirty (30) days after such formation or acquisition, (a) execute and deliver to the Administrative Agent a Joinder Agreement, together with a certified copy of a resolution of the board of directors (or other authorizing document of the appropriate governing body or Person) of such Domestic Subsidiary authorizing the execution and delivery of the Joinder Agreement and the performance of its terms, together with such other opinions, certificates, and documents as the Administrative Agent may reasonably request in connection therewith and (b) execute and deliver to the Administrative Agent a Security Agreement Supplement to the Security Agreement, together with such other security agreements (including mortgages with respect to any real Property owned in fee (individually or in the aggregate) by such new Domestic Subsidiary with a fair market value greater than $5,000,000), as well as appropriate financing statements (and with respect to all real Property subject to a mortgage, fixture filings), and such other documents, instruments, and agreements as the Administrative Agent may reasonably require, and each of the foregoing shall be, in form and substance reasonably satisfactory to the Administrative Agent (including being sufficient to grant the Administrative Agent a first priority Lien (subject to Permitted Liens) in and to the Collateral of such newly formed or acquired Domestic Subsidiary (except to the extent such assets are expressly excluded from the Collateral pursuant to the terms of the Guaranty or the Security Agreement, as applicable).

Section 5.16.Unrestricted Subsidiaries.

(a)Not designate any Subsidiary as an Unrestricted Subsidiary unless (x) such Subsidiary is a Foreign Subsidiary or Securitization Subsidiary and (y) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the fair market value of the Borrowers’ Investment therein.

(b)Not re-designate any Unrestricted Subsidiary as a Restricted Subsidiary unless immediately before and after such re-designation, no Event of Default shall have occurred and be continuing or would result therefrom.  The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of re-designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

(c)Notwithstanding anything to the contrary contained here, in no event shall (i) any Parent or (ii) any Restricted Subsidiary that holds any Capital Stock in, any Liens on, any Indebtedness of, any Investments in or any Collateral of any Restricted Subsidiary (unless such Restricted Subsidiary is included in the designation pursuant to Section 5.16(a)), in each case, be designated as an Unrestricted Subsidiary.

Section 5.17.Compliance with Environmental Laws.

Except in each of the following cases as would not have, or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying their Properties to comply, with all applicable Environmental Laws; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to comply with all Environmental Laws; provided, however, that neither the Borrowers nor any of their Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

Section 5.18.Compliance with FCPA, OFAC and Anti-Money Laundering Laws.

(a)Comply in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.

(b)Comply in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable Anti-Money Laundering Laws.

(c)Comply in all material respects with any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

Section 5.19.Post-Closing Covenants.

Within the time periods after the Closing Date specified in Schedule 5.19 or such later date as the Administrative Agent agrees to in writing, the Credit Parties shall deliver the documents or take the actions specified on Schedule 5.19, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VI
NEGATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Effective Date, and thereafter (a) for so long as this Agreement is in effect and (b) until the Obligations are paid in full in cash, that:

Section 6.1.Liens.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume in or suffer to exist, any Lien upon any of its Property, Assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.  The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, become subject to a Negative Pledge except (a) the negative pledge contained in the terms of the Senior Notes Documents as in effect on the date hereof; (b) [Reserved], (c) [Reserved], (d) constituting customary provisions restricting subletting or assignment of any leases of any Credit Party or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (e) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Lien on such Property permitted hereunder, (f) constituting customary restrictions on cash, other deposits or assets imposed by customers and other Persons under contract entered into in the ordinary course of business, (g) constituting any restriction or condition with respect to Property under an agreement that has been entered into for the disposition of such Property, provided that such disposition is otherwise permitted hereunder, (h) constituting any restriction or condition with respect to Property under a charter, lease, license or other agreement that has been entered into for the employment of such Property and (i) so long as no Event of Default would occur or result immediately after giving effect thereto, pursuant to any Permitted Receivables Financing or with respect to any Permitted Securitization Assets.

Section 6.2.Indebtedness.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become liable, directly or indirectly, in respect of any Indebtedness, except for:

(a)the Obligations arising out of or in connection with this Agreement and the other Credit Documents (including Indebtedness incurred pursuant to Section 2.19 and Section 2.21);

(b)current liabilities for Taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid Taxes being contested in good faith by a Borrower or any Subsidiary for which sufficient reserves have been established;

(c)current amounts payable or accrued for other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged before the same are not yet delinquent for more than 30 days or in conformity with customary trade terms, except for those being contested in good faith by a Borrower or a Subsidiary for which sufficient reserves have been established in accordance with GAAP;

(d)contingent liabilities resulting from the endorsement of negotiable instruments in the ordinary course of business;

(e)intercompany loans and advances made by (i) a Credit Party to another Credit Party, (ii) a Restricted Subsidiary of Parent that is not a Credit Party to a Credit Party, (iii) a Restricted Subsidiary of Parent that is not a Credit Party to a Restricted Subsidiary of Parent that is not a Credit Party and (iv) a Credit Party, in the form of a note with an allonge provided to the Administrative Agent (in form and substance reasonably satisfactory to it) to a Subsidiary of the Parent that is not a Credit Party, provided, that, solely with respect to intercompany loans and advances made pursuant to subclause (iv)(A) no Default or Event of Default exists and is continuing or would result therefrom and (B) other than with respect to a Permitted Tax Restructuring, the aggregate amount of all such loans and advances plus Investments in Capital Stock of Foreign Subsidiaries that are not Guarantors made after the Effective Date pursuant to Section 6.3(c) shall not, exceed the greater of $40,000,000 or 5.00% of Consolidated Total Assets at any time outstanding;

(f)Indebtedness and obligations owing under (i) Bank Products and (ii) other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(g)Guaranty Obligations permitted under Section 6.13 hereof;

(h)the Senior Notes and any Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund the Senior Notes;

(i)with respect to Temporary Cash Investments, short term Indebtedness not constituting Margin Stock and not exceeding $5,000,000 at any time in the aggregate owed by a Borrower or a Subsidiary to the broker or investment firm which is holding assets for the account of a Borrower or a Subsidiary, but only to the extent that such Indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such assets at the maturity of such assets;

(j)intercompany payables for the purchase of goods and services in the ordinary course of business;

(k)Indebtedness of the Credit Parties and their Subsidiaries existing as of the Effective Date set forth in Schedule 6.2(k) hereto and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and the terms of any such renewal, refinancing or extension are not less favorable to the obligor thereunder;

(l)intercompany loans and advances among Foreign Subsidiaries that are not Guarantors;

(m)obligations in respect of earnouts or similar payment obligations (to the extent permitted by the definition of “Permitted Acquisitions”) payable in cash or which may be payable in cash at the seller’s or obligee’s option;

(n)letters of credit, bank guarantees, performance, bid and surety bonds and completion guarantees provided by a Borrower or any of its Restricted Subsidiaries in the ordinary course of business or in connection with leases of real or personal property in the ordinary course of business;

(o)Subordinated Debt incurred after the Effective Date, provided that (i) prior to the issuance thereof, the Borrower Representative has delivered to the Administrative Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the issuance of such Subordinated Debt and the use of the proceeds thereof, (A) there shall occur no Default or Event of Default and (B) the Credit Parties and their Restricted Subsidiaries shall be in pro forma compliance with the Financial Covenants calculated as of the most recent test date after giving effect to such incurrence and (ii) such Indebtedness shall not have a maturity date or any scheduled amortization or mandatory prepayments or obligations to repurchase or redeem prior to 6 months after the Maturity Date (except as otherwise permitted pursuant to the terms of the Subordination Agreement);

(p)Additional Notes of the Credit Parties, provided that (i) to the extent such Additional Notes are used to extend, refinance, renew, replace, defease or refund the Senior Notes, such Additional Notes satisfy clause (2) and (3) of the definition of Permitted Refinancing Debt and (ii) any amount of Additional Notes issued in excess of the amounts used pursuant to subclause (i), prior to the incurrence thereof, the Borrower Representative shall have delivered to the Administrative Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Additional Notes and the use of the proceeds thereof, (A) there shall occur no Default or Event of Default, (B) the Credit Parties and their Restricted Subsidiaries shall have a maximum Total Leverage Ratio of not greater than 5.00 to 1.00 and (C) the Credit Parties and their Restricted Subsidiaries shall be in compliance with the minimum Fixed Charge Coverage Ratio set forth in Section 6.14(a), and such Indebtedness shall not have any scheduled amortization or mandatory prepayments or obligations to repurchase or redeem prior to thirty days after the Maturity Date (except as otherwise permitted pursuant to Section 6.6(b));

(q)[Reserved];

(r)liabilities under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations, letters of credit or liabilities with respect to workers’ compensation and other insurance coverage in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(s)liabilities resulting from insurance premium financings in the ordinary course of business;

(t)liabilities resulting from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds incurred in the ordinary course of business;

(u)trade payables incurred in the ordinary course of any Credit Party’s business, or accrued expenses payable on customary terms and conditions in the ordinary course of any Credit Party’s business;

(v)Foreign Third-Party Loans (together with an allonge in form and substance reasonably satisfactory to the Administrative Agent);

(w)so long as no Event of Default would occur or result immediately after giving effect thereto, Indebtedness (if any) in respect of a Permitted Receivables Financing;

(x)Indebtedness of Foreign Subsidiaries that, when added together with any other Indebtedness incurred under this clause (x) and then outstanding, will not exceed the greater of (x) $20,000,000  and (y) 3.0% of Consolidated Total Assets;

(y)the incurrence by a Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was Incurred pursuant to this Section 6.2;

(z)Indebtedness consisting of promissory notes or similar Indebtedness issued by the Parent or any of its Restricted Subsidiaries to current, future or former officers, managers, and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Parent or a Restricted Subsidiary to the extent described in Section 6.6(f);

(aa)the incurrence by a Borrower or any of its Restricted Subsidiaries of unsecured Indebtedness, or issuance of Redeemable Stock by a Borrower (in addition to Indebtedness or Redeemable Stock otherwise permitted hereunder) in an aggregate principal amount (or accreted value, as applicable) that, when added to all other Indebtedness Incurred pursuant to this clause (aa) and then outstanding, will not exceed $30,000,000;

(bb)the incurrence by a Borrower or any of its Restricted Subsidiaries of Indebtedness, or issuance of Redeemable Stock by a Borrower in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by a Borrower since immediately after the date of the Senior Notes Indenture from the issue or sale of Capital Stock of a Borrower or cash contributed to the capital of a Borrower to the extent such net cash proceeds have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 6.6 or to make Permitted Investments (other than Permitted Investments specified in clauses (b), (g) and (h) of Section 6.3);

(cc)the Borrowers and their Restricted Subsidiary may (x) incur unsecured Indebtedness (including Assumed Indebtedness) and the Borrowers and their Restricted Subsidiaries may issue shares of Redeemable Stock if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Redeemable Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been incurred, or the Redeemable Stock had been issued, as the case may be, at the beginning of such four-quarter period and (y) incur Assumed Indebtedness in an amount equal to (i) the EBITDA of the entity acquired by a Restricted Subsidiary pursuant to a Permitted Investment or other Investment permitted hereunder multiplied by (ii) five;

(dd)the Borrowers and their Restricted Subsidiary may incur unsecured Indebtedness (including Assumed Indebtedness) and the Borrowers and their Restricted Subsidiaries may issue shares of Redeemable Stock in an unlimited amount so long as the Payment Conditions have been satisfied, determined on a pro forma basis as if such unsecured Indebtedness has been incurred or such Redeemable Stock has been issued, as the case may be, at the end of the last fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.1(a);

(ee)Indebtedness of any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary; provided that (A) such Indebtedness is not created in anticipation of such a redesignation and (B) the aggregate principal amount of such Indebtedness incurred under this clause (dd) does not exceed at any time (I) the greater of (x) $20,000,000 and (y) and 3% of Consolidated Total Assets; and

(ff)the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness (including Capital Leases and purchase money obligations) incurred for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of Property (real or personal), plant or equipment used in the business of the Parent or such Restricted Subsidiary in an amount that, when added to all other Indebtedness incurred pursuant to this clause (2) and then outstanding, will not exceed the sum of (A) the greater of (x) $15,000,000 and (y) 2.0% of Consolidated Total Assets, plus (B) the amount of any fees and expenses incurred in connection with any refinancing.

Section 6.3.Investments.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, make or have outstanding Investments in or to any Person, except for:

(a)loans or participations therein generated (including through any purchases in connection with any bank program that a Credit Party participates in) through the conduct of activities described in Section 6.7 in the ordinary course of its day to day business;

(b)ownership of Capital Stock of (i) Subsidiaries which become Guarantors promptly after the formation or acquisition thereof or (ii) Excluded Subsidiaries;

(c)ownership of Capital Stock of Foreign Subsidiaries that are not Guarantors, provided that the aggregate amount of such Investments, plus the aggregate amount of outstanding Foreign Intercompany Loans pursuant to Section 6.2(e), shall not exceed, in aggregate amount at any time outstanding, the greater of $40,000,000 or 5% of Consolidated Total Assets;

(d)(i) Temporary Cash Investments and (ii) such other “cash equivalent” investments as the Administrative Agent may from time to time approve;

(e)[Reserved];

(f)(i) Permitted Acquisitions made after the Effective Date and (ii) Foreign Acquisitions made after the Effective Date, in each case, the Acquisition Consideration thereof not to exceed the greater of $60,000,000 or 7.5% of Consolidated Total Assets;

(g)Investments after the Effective Date by any Credit Party or Domestic Subsidiary in any Credit Party or Domestic Subsidiary;

(h)intercompany receivables as a result of the transfer of goods and Property in the ordinary course of business;

(i)Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and/or transactions with affiliates to the extent permitted under Sections 6.1, 6.2, 6.4, 6.5, 6.6 or 6.9;

(j)Investments in existence as of the Effective Date or contemplated after the Effective Date and set forth on Schedule 6.3 and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment;

(k)Investments as a result of intercompany loans and advances permitted under Section 6.2(e) hereof;

(l)Bank Products to the extent permitted hereunder;

(m)other Investments in activities directly related to one or more of the types of business described in Section 6.7 hereof, provided that the aggregate amount of such Investments shall not exceed 10 % of Consolidated Total Assets in aggregate amount at any time;

(n)[Reserved];

(o)Investments in a Securitization Subsidiary or any other Subsidiary of Parent or any other Investments that are necessary or desirable to effect any Permitted Receivables Financing otherwise permitted by Section 6.4(f);

(p)Investments consisting of the licensing, sublicensing, or contribution of intellectual property rights;

(q)other Investments (including those of the type otherwise referred to herein) in an unlimited amount so long as the Payment Conditions are satisfied, determined on a pro forma basis as if such Investment had been made at the end of the last fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.1(a);

(r)Investments made by the Parent or any Restricted Subsidiary in any joint venture or any Unrestricted Subsidiary in an aggregate amount not to exceed at any one time outstanding the greater of (A) $20,000,000 and (B) 3% of Consolidated Total Assets;

(s)Investments made by any Restricted Subsidiary that is not a Credit Party in any Credit Party or any Restricted Subsidiary;

(t)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(u)Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, amalgamates or merges with any Borrower or any Restricted Subsidiary (including in connection with an Acquisition or other Investment permitted hereunder); provided that such Investment was not made in contemplation of such Person becoming a Restricted Subsidiary or such consolidation or merger;

(v)receivables or other trade payables owing to any Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(w)loans or advances to officers, partners, directors, consultants and employees of the Borrowers or any Restricted Subsidiary for (A) relocation, entertainment, travel expenses, drawing accounts and similar expenditures and (B) for other purposes in the aggregate amount not to exceed $5,000,000 at any time outstanding;

(x)Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Redeemable Stock) of the Borrowers, or proceeds of an equity contribution initially made to the Borrowers; and

(y)Investments pursuant to the Permitted Tax Restructuring.

Section 6.4.Fundamental Changes.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, voluntarily merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)any Subsidiary may merge or consolidate with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, (ii) any Guarantor, or (iii) in the case of any such Subsidiary that is not a Credit Party, any Subsidiary;

(b)any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or Guarantor that is a Domestic Subsidiary ;

(c)the Borrowers and any Subsidiary may (i) consummate Investments permitted pursuant to Section 6.3 hereof or (ii) make Dispositions permitted pursuant to Section 6.5 hereof;

(d)any Credit Party may merge with any other Credit Party or any other Subsidiary so long as such Credit Party shall be the continuing or surviving Person;

(e)the Borrowers and the Restricted Subsidiaries may effect a Permitted Tax Restructuring; and

(f)so long as no Event of Default would occur or result immediately after giving effect thereto, the Borrowers may effect a Permitted Receivables Financing; provided, that to the extent any Eligible Accounts are included in such Permitted Securitization Assets, (a) the proceeds of the Permitted Receivables Financing or purchase price with respect to the Permitted Securitization Assets, as applicable, must be sufficient to repay any Borrowing Base deficiency resulting from such Permitted Receivables Financing and (b) if any Borrowing Base deficiency would result therefrom, a portion of the proceeds thereof sufficient to cure such Borrowing Base deficiency are directly paid to the Administrative Agent by the lender or purchaser, as applicable, upon the consummation of the Permitted Receivables Financing or sale of the Permitted Securitization Assets; provided, that, the Administrative Agent may instead agree (in its sole consent) to allow the Borrowers to instead pay such deficiency with cash on hand.

Section 6.5.Dispositions.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, voluntarily make any Disposition, except:

(a)Dispositions of obsolete, non-functioning, uneconomical, damaged, surplus or worn out Property, whether now owned or hereafter acquired;

(b)Dispositions of inventory and other Property or services in the ordinary course of business for fair consideration;

(c)provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, Dispositions permitted under Section 6.3 and Dispositions to a Credit Party or a Restricted Subsidiary; provided that, if the transferor of such property is a Credit Party, then (i) the transferee thereof must be a Credit Party or (ii) to the extent constituting a Disposition (does not include assets constituting the Borrowing Base) to a Restricted Subsidiary that is not a Credit Party, such Disposition (x) is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Credit Party in accordance with Section 6.3 or (y) does not exceed the greater of $20,000,000 and 5% of Consolidated Total Assets from and after the Effective Date;

(d)Dispositions of Capital Stock of a Credit Party and Dispositions of Capital Stock of a Subsidiary to a Credit Party or to another Subsidiary; and

(e)provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, Dispositions of Assets (including (i) Capital Stock of a Subsidiary other than to a Borrower or another Subsidiary and (ii) arrangements whereby a Credit Party or a Subsidiary sells or transfers any of its Assets, and thereafter rents or leases those Assets (except for the sale and leaseback of operating facilities)) not otherwise permitted in this Section 6.5 above, so long as (i) at the time of such Disposition and after giving effect thereto, no Default or Event of Default shall exist, (ii) the aggregate amount of such Dispositions not otherwise permitted in this Section 6.5 above during any fiscal year shall not exceed the greater of $40,000,000 or 5% of Consolidated Total Assets as of the last day of the immediately preceding fiscal year without the prior consent of the Required Lenders, and (iii) the consideration for such Disposition results in at least 75% of the consideration received in respect thereof being cash and cash equivalents received by a Credit Party;

(f) the liquidation of cash and cash equivalents, which liquidation shall be in the ordinary course of business;

(g)an assignment of an account to an insurance company providing credit insurance to a Credit Party for purposes of collecting insurance proceeds of an amount reasonably commensurate with the amount of the account so assigned,

(h)termination of a lease of real or personal Property that could not reasonably be expected to have a Material Adverse Effect;

(i)Disposition of Property subject to casualty, expropriation, condemnation proceedings or under power of eminent domain or a similar proceeding;

(j)so long as no Event of Default has then occurred and is continuing or would result therefrom, the transfer, assignment, cancellation, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower Representative is no longer economically practicable or commercially desirable to maintain, or used or useful in any material respect to the conduct of the business of the Borrowers and their Restricted Subsidiaries taken as a whole;

(k)voluntary terminations of any Hedging Agreement;

(l)so long as no Event of Default has then occurred and is continuing or would result therefrom, non-exclusive licenses of patents, copyrights, trademarks, trade secrets or other intellectual property to third parties in the ordinary course of business;

(m)so long as no Event of Default has then occurred or is continuing or would result therefrom, leases, subleases, licenses, sublicenses and terminations and abandonment of any Property (including any leasehold interest in real Property) and granting of easements or rights of way in respect of Property, in each case in the ordinary course of business;

(n)the expiration of intellectual property in accordance with its statutory term;

(o)the expiration of any contract, contract right or other agreement in accordance with its term;

(p)sales, transfers and other dispositions made in order to effect a Permitted Tax Restructuring;

(q)the sale of delinquent receivables in the ordinary course of business in connection with the collections or compromise thereof; and

(r)sales of Permitted Securitization Assets, or participations therein, securities of Securitization Subsidiaries and related assets in connection with a Permitted Receivables Financing otherwise permitted under Section 6.4(f);

(s)accounts in the ordinary course of business for purposes of settlement or collection;

(t)sales, transfers, leases and other dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.3;

(u)dispositions from and after the Effective Date of non-core or obsolete assets acquired in connection with any Acquisition or other permitted Investments;

(v)the incurrence of Permitted Liens;

(w)provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, Dispositions of (i) any Capital Stock in Unrestricted Subsidiaries or their assets or (ii) other Excluded Property, provided that for the purposes of clause (ii), the fair market value of such Dispositions shall not exceed the greater of $20,000,000 and 3% of Consolidated Total Assets in any fiscal year;

(x)Restricted Payments made pursuant to Section 6.6;

(y)the unwinding of any Bank Products;

(z)sales, transfers or other dispositions of Investments in joint ventures or any Subsidiary that is not a wholly-owned Restricted Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding agreements; and

(aa)the Parent and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Parent or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Capital Stock, (iii) transfer any intercompany Indebtedness to the Parent or any Restricted Subsidiary, (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Parent or any Restricted Subsidiary, (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees, the Parent or any Subsidiary or any of their successors or assigns or (vi) surrender or waive contractual rights and settle or waive contractual or litigation claims;

provided, however, that any Disposition pursuant to clauses (b) and (e) shall be for fair consideration or reasonable value.

Section 6.6.Restricted Payments.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly pay any Restricted Payment, except (a) any Restricted Subsidiary may declare and pay Dividends to or for the benefit of any Borrower or any Guarantor, and (b) the Borrowers or any Restricted Subsidiary may make Restricted Payments in an unlimited amount so long as the Payment Conditions have been satisfied, determined on a pro forma basis as if such Restricted Payment had been made at the end of the last fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.1(a), and after giving effect to such payment, Availability plus unrestricted cash (subject to a full dominion Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and cash equivalents of the Parent and its Restricted Subsidiaries shall not be less than $25,000,000, (c) provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, and after giving effect to such payment,  Availability plus unrestricted cash (subject to a full dominion Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and cash equivalents of the Parent and its Restricted Subsidiaries shall not be less than $25,000,000 (unless such prepayment will be made using proceeds from the issuance of Indebtedness permitted under Section 6.2 or from the proceeds of the issuance of, or capital contributions to the, Capital Stock (other than Redeemable Stock not permitted by Section 6.2) of a Credit Party or any Restricted Subsidiary, the Borrowers may make prepayments on Additional Notes from the proceeds of any Disposition of Assets which do not constitute assets subject to the Borrowing Base permitted hereunder and (d) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Capital Sock of the Parent (other than any Redeemable Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent) or a substantially concurrent cash capital contribution received by the Parent from its shareholders, (e) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the Parent or any Restricted Subsidiary that is contractually subordinated in right of payment to the Loans or the Guaranty in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Debt, (f) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement or other acquisition for value of any Capital Stock of the Parent or any of its Restricted Subsidiaries of the Parent held by employees, former employees, managers, former managers, consultants or former consultants of the Parent (or any of its Subsidiaries); provided that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $5,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following parenthetical) of $10,000,000 in any calendar year) (in each case plus the amount of net cash and proceeds received by the Parent and its Restricted Subsidiaries (x) in respect of “key-man” life insurance and (y) from the issuance of Capital Stock by the Parent to members of management of the Parent and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment), (g) so long as no Default or Event of Default has occurred and is continuing and clauses (c) and (d) in the definition of Payment Conditions have been satisfied, and after giving effect to such payment, Availability plus unrestricted cash (subject to a full dominion Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and cash equivalents of the Parent and its Restricted Subsidiaries shall not be less than $25,000,000 (unless such prepayment will be made using proceeds from the issuance of Indebtedness permitted under Section 6.2 or from the proceeds of the issuance of, or capital contributions to the, Capital Stock (other than Redeemable Stock not permitted by Section 6.2) of a Credit Party or any Restricted Subsidiary, payments of dividends on Redeemable Stock issued pursuant to Section 6.2, (h) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, (i) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Parent; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 6.6 (as determined in good faith by the board of director of the Parent), (j) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, payments of intercompany subordinated Indebtedness, the incurrence of which was permitted under Section 6.2 (provided, further, that the payment of intercompany subordinated Indebtedness to an Unrestricted Subsidiary, shall be further subject to the condition that, after giving effect to such payment,  Availability plus unrestricted cash (subject to a full dominion Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and cash equivalents of the Parent and its Restricted Subsidiaries shall not be less than $25,000,000), (k) any non-Credit Party may make any Restricted Payment to or for the benefit of any Subsidiary of the Credit Parties (and pro rata to any other equity holders, (l) Restricted Payments may be made to effectuate a Permitted Tax Restructuring, and (m) the Parent may make Restricted Payments consisting of Capital Stock in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder.

Section 6.7.Change in Nature of Business.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, engage in any material line of business other than the business conducted or proposed to be conducted by the Borrowers and their Subsidiaries on the Effective Date and any business engaged in (1) the business of providing online financial services, (2) the business of originating, arranging, purchasing and collecting consumer and small business loans, and (3) any other activities similar, reasonably related thereto, or to the extent approved by the Administrative Agent in its sole discretion, incidental, complementary or ancillary thereto, or a reasonable extension or expansion thereof.

Section 6.8.Transactions with Affiliates.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, consummate any transaction of any kind with any Affiliate of the Credit Parties, other than (a) arm’s-length transactions with Affiliates, (b) transactions otherwise permitted hereunder, (c) transactions with Affiliates in the ordinary course of business, (d) licenses or sublicenses of intellectual property rights, (e) sales, conveyances or other transfers of Permitted Securitization Assets, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing otherwise permitted by Section 6.4(f), including related to the provision of services by a Restricted Subsidiary, (f) other transactions with a fair value not in excess of the greater of $10,000,000 and 2% of Consolidated Total Assets, (g) any employment agreement or compensation plan or arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business of the Parent or such Restricted Subsidiary, (h) transactions exclusively between or among the Parent and/or its Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the this Agreement, (i) any transactions existing or contemplated as of the Effective Date and set forth on Schedule 6.8, (j) reasonable compensation of, and indemnity arrangements in favor of, managers of the Parent and its Restricted Subsidiaries, (k) the issuance or sale of any Capital Stock (other than Redeemable Stock) of a Borrower, (l) the payment of reasonable fees and reimbursement of out-of-pocket expenses to directors of the Parent or any Restricted Subsidiary, (m) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of the Parent or the Subsidiaries in the ordinary course of business, (n) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans, (o) any transaction between or among the Parent or any Restricted Subsidiary and any Affiliate of the Parent or a joint venture or similar entity that would constitute an Affiliate transaction solely because the Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, joint venture or similar entity and (p) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

Section 6.9.Burdensome Agreements.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, enter into any Contractual Obligation that limits the ability of any Guarantor to make Dividends or other Dispositions to a Borrower or to otherwise transfer Property to a Borrower, other than (a) customary or necessary restrictions pursuant to the terms of a Permitted Receivables Financing otherwise permitted by Section 6.4(f), (b) restrictions imposed by applicable law, (c) restrictions imposed by any Credit Document or any agreements evidencing secured Indebtedness permitted by this Agreement, (d) any restrictions imposed by the Senior Notes Documents, (e) restrictions and conditions existing on the Effective Date or to any extension, renewal, amendment, modification or replacement thereof, (f) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (g) restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary, provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Parent or any other Restricted Subsidiary, (h) the Cash Collateral Agreement and (i) customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any joint venture and other similar agreements applicable to joint ventures and applicable solely to such joint venture and the Capital Stock issued thereby.

Section 6.10.Amendment of Organization Documents and Fiscal Year.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, amend, modify, or waive any of its rights under any Organization Documents in a manner materially adverse to the Lenders without the consent of the Administrative Agent.  The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, change its fiscal quarters or fiscal year, except (a) as required by the SEC (or other applicable governing body), GAAP or the Parent’s accountants and/or auditors or (b) after providing 15 days prior written notice to the Administrative Agent and provided such change pursuant to this clause (b) does not have the effect of delaying or otherwise curing a Default or an Event of Default that would have otherwise existed.

Section 6.11. Amendment of Subordinated Debt.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, change or amend or accept any waiver or consent with respect to, any document, instrument, or agreement relating to any Subordinated Debt that would result in (a) a material increase in the principal, interest, overdue interest, fees or other amounts payable under any Subordinated Debt (except to the extent such increase would otherwise be permitted under this Agreement), (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt (including, without limitation, as a result of any redemption) to the extent the same would result in an default or event of default under such Subordinated Debt, (c) a change in any of the subordination provisions of any Subordinated Debt in a manner materially adverse to the Lenders, (d) a change in any defined term, covenant, term or provision in any Subordinated Debt which would result in such Subordinated Debt containing a More Restrictive Covenant, or (e) a change in any term or provision of any Subordinated Debt that could reasonably be expected to have a material adverse effect on the interest of the Lenders.

Section 6.12.Amendment of Senior Notes or Additional Notes.

After the Closing Date, the Credit Parties shall not, and shall not permit any Restricted Subsidiary to, change or amend or accept any waiver or consent with respect to, any document, instrument, or agreement relating to the Senior Notes or any Additional Notes that would result in (a) a change in any defined term, covenant, term or provision in the Senior Notes or any Additional Notes which would result in the Senior Notes or such Additional Notes containing a More Restrictive Covenant, or (b) a change in any term or provision of the Senior Notes or any Additional Notes that could reasonably be expected to have a material adverse effect on the interest of the Lenders.

Section 6.13.Guaranties.

The Credit Parties will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty Obligation, except for (i) the Guaranty (including the Joinder Agreements), (ii) guaranties of Indebtedness to extent such Indebtedness is permitted pursuant to Section 6.2 hereof, (iii)

guaranties of loans to, or financial commitments or obligations of, its customers or other intended beneficiaries in the ordinary course of business, (iv) guaranties to vendors and suppliers made in the ordinary course of business, (v) any guaranties or indemnities in connection with Permitted Receivables Financings permitted pursuant to the definition thereof and otherwise not prohibited by this Agreement and (vi) additional unsecured guaranties of a Borrower or a Restricted Subsidiary, provided that the aggregate Indebtedness guaranteed by such additional unsecured guaranties at any time shall not exceed the greater of $25,000,000 and 3.5% of Consolidated Total Assets, and provided, further, that within five (5) days after the execution of each guaranty by a Borrower or a Restricted Subsidiary for Indebtedness in excess of $15,000,000, such Borrower or Restricted Subsidiary shall provide the Administrative Agent with a copy of such executed guaranty.

Section 6.14.Financial Covenants.

(a)The Parent shall not permit the Fixed Charge Coverage Ratio of the Parent and its Consolidated Subsidiaries to be, on a Consolidated basis, at any fiscal quarter end, less than 1.25 to 1.00.

(b)The Parent shall not permit the Leverage Ratio of the Parent and its Consolidated Subsidiaries to be, on a Consolidated basis, at any fiscal quarter end, more than 3.00 to 1.00.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1.Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)Payment.  The Borrowers fail to pay when due (i) any principal on any Loan or any LC Obligation or (ii) any interest, fee, expense, reimbursement obligation or any other Obligation due in connection herewith or with any other Credit Document, and such failure with respect to clause (ii) shall have continued for five (5) Business Days after receipt from the Administrative Agent of notice of such failure on any Loan; or

(b)Misrepresentation.  Any representation or warranty made under this Agreement, or any of the other Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification, prove to be untrue or inaccurate in any respect as of the date on which such representation or warranty is made and (ii) with respect to representations and warranties that do not contain a materiality qualification, prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or

(c)Covenant Default.  (i) Any Credit Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 5.1 (and such failure continues for a period of 5 Business Days following written notice by the Administrative Agent to the Borrowers), Section 5.3(i), Section 5.4(a), Section 5.5 (with respect to maintaining the existence of any Credit Party) Section 5.10,  Section 5.19 or Article VI (subject to the Borrowers’ right to use the Equity Cure pursuant to Section 7.3); or (ii) Any Credit Party or any Restricted Subsidiary shall fail to perform or observe any other term or covenant contained herein or in any of the Credit Documents (other than those specified in Sections 7.1(a) and (b) and Section 7.1(c)(i)), on its part to be performed or observed and such failure shall not be remedied within thirty (30) days following the earlier of (x) written notice by the Administrative Agent to the Borrowers or (y) actual knowledge of such failure by a Responsible Officer of any Borrower; or

(d)Indebtedness Cross-Default.  (i) Any Credit Party or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or any Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Hedging Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guaranty Obligation with respect to such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) or such Guaranty Obligation to become payable; (ii) any Credit Party or any of its Restricted Subsidiaries shall breach or default any payment obligation which exceeds $10,000,000 in amount under any Hedging Agreement that is a Bank Product; or

(e)Bankruptcy Default.  Subject to the proviso below, (i) any Credit Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors generally; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property, (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed under any Debtor Relief Law without the application or consent of the Credit Parties or any Restricted Subsidiary, or any proceeding under any Debtor Relief Law relating to any Credit Party or any Restricted Subsidiary, or to all or any material part of its Property, is instituted without the consent of such Person, and such appointment or proceeding shall remain undismissed and unstayed for a period of 60 consecutive days, (iii) any Credit Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; provided, however, that any of the foregoing events, circumstances or occurrences which relate to an Immaterial Subsidiary shall not result in an Event of Default under this (e); or

(f)Judgment Default.  There is entered against any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) a final judgment or order for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by indemnities or insurance as to which the indemnitor or insurer has not denied coverage within 180 days of notification of the potential claim), and such judgment shall not be vacated, satisfied, discharged, bonded pending appeal or stayed (with sufficient reserves having been set aside by the Borrowers or such Restricted Subsidiary to pay such judgment) within 60 days from the entry thereof; or

(g)ERISA Default.  The occurrence of any of the following which causes a Material Adverse Effect to exist: (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a Single Employer Plan shall be in “at risk” status within the meaning of Code Section 430(i) or a Multiemployer Plan shall be in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee could reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) a Credit

Party, any of its Restricted Subsidiaries or any Commonly Controlled Entity could reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan; or

(h)Change of Control.  There shall occur a Change of Control; or

(i)Invalidity of Guaranty.  At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Obligations or otherwise as permitted hereunder, shall cease to be in full force and effect (other than in accordance with its terms) in all material respects or shall be declared to be null and void in writing by a Credit Party, or any Credit Party shall contest in writing in any material respect the validity, enforceability, perfection or priority of the Guaranty, any material Credit Document relating to the Lender security interests, or any Lien granted thereunder in a material portion of the Collateral or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any material Credit Document to which it is a party; or

(j)Invalidity of Credit Documents.  Any material Credit Document shall fail, for any reason other than the satisfaction in full of all Obligations or otherwise as permitted hereunder to be in full force and effect in all material respects or shall fail in any material respect to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

Section 7.2.Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and any obligation of the LC Issuer to make an Extension of Credit shall automatically terminate, and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents shall immediately become due and payable, and the obligation of the Borrowers to Cash Collateralize the LC Obligations shall automatically become effective and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) the Administrative Agent may, and, upon the written request of the Required Lenders, the Administrative Agent shall declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may, and, upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) the Administrative Agent may, and, with the written consent of the Required Lenders, the Administrative Agent may require that the Borrowers Cash Collateralize the LC Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) and/or (iv) the Administrative Agent may, and, upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

Section 7.3.Equity Cure.

(a)Right to Cure Financial Covenants.  (i)  Notwithstanding anything to the contrary contained in Section 7.1 or 7.2, if the Borrowers fail to comply with the requirements of the covenants set forth in Section 6.14 (the “Financial Covenants”), then until the 10th Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter under

Section 5.1(a) or Section 5.1(b) (the “Cure Period”), the Borrowers shall have the right (the “Cure Right”) to give written notice (the “Cure Notice”) to the Administrative Agent of its intent to issue Capital Stock (that is not Redeemable Stock) for cash or otherwise receive cash capital contributions in respect of Capital Stock in an amount that, if added to EBITDA for the relevant testing period, would have been sufficient to cause compliance with the Financial Covenants for such period (an “Equity Cure”) (for the avoidance of doubt, nothing in this Section 7.3 shall prevent the Borrowers from issuing Capital Stock for cash in an aggregate amount in excess of the amount sufficient to cause compliance with the Financial Covenants) (the “Specified Equity Contribution”); provided that:

(i)the Borrowers shall not be entitled to exercise the Equity Cure any more than four times prior to the Maturity Date and in each four consecutive fiscal quarters, there shall be a period of at least two fiscal quarters in which no Equity Cure shall have been made;

(ii)if after the exercise of the Cure Right, the recalculation of the Financial Covenants are such that the Parent and its Subsidiaries (including its Restricted Subsidiaries) are in compliance with the Financial Covenants, then, no Default or Event of Default shall be deemed to exist pursuant to the Financial Covenants (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred); provided, that, it is understood and agreed that the Administrative Agent and the Lenders will not be permitted to take any enforcement actions or engage in any other remedies during the Cure Period due solely to a breach of the Financial Covenants.  If the Equity Cure is not consummated within 10 Business Days after the date on which financial statements are required to be delivered with respect to applicable fiscal quarter under Section 5.1(a) or Section 5.1(b), each such Default or Event of Default shall be deemed reinstated;

(iii)the cash amount received by a Borrower pursuant to exercise of the right to make an Equity Cure shall be added to EBITDA for the last quarter of the immediately preceding testing period solely for purposes of recalculating compliance with the Financial Covenants for such period and of calculating the Financial Covenants as of the end of the next three following periods; provided, however, for the avoidance of doubt, such cash amount shall not be netted pursuant to clause (b) of the definition of Adjusted Funded Debt with respect to the fiscal quarter for which such Equity Cure is made.  The Equity Cure shall not be taken into account for purposes of calculating the Financial Covenants, or any other financial ratio, in order to determine pro forma compliance with the Financial Covenants, or any other financial ratio, for purposes of the incurrence of any Indebtedness or the undertaking of any Permitted Acquisition, or for purposes of calculating any baskets or compliance with any other covenants or for any other purpose hereunder; and

(iv)for purposes of determining compliance with the Financial Covenants, the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrowers to be in pro forma compliance with the Financial Covenants.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.1.Appointment and Authority.

Each of the Lenders hereby irrevocably appoints TBK Bank, SSB to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.2.Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, an LC Issuer or the Swingline Lender hereunder.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent.

Section 8.3.Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c)shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1 and Section 7.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this

Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4.Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5.Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6.Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7.Indemnification.

The Lenders agree to indemnify the Administrative Agent, the Revolving Lenders, the LC Issuer and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the Transactions or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 8.8.Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9.Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Borrowers if Payment Event of Default or Bankruptcy Event then exists (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (in each case, other than a Disqualified Institution).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by TBK Bank, SSB, as Administrative Agent pursuant to this Section shall also constitute its resignation as Revolving Lender, LC Issuer and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Revolving Lender, LC Issuer and Swingline Lender, and (b) the retiring Revolving Lender, LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents.

Section 8.10.Guaranty and Collateral Matters.

(a)The Lenders and the Bank Product Provider irrevocably authorize and direct the Administrative Agent to, and the Administrative Agent shall, automatically release any Guarantor from its obligations under the applicable Guaranty upon the payment in full of the Obligations or if such Person ceases to be a Credit Party or a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of an action or transaction permitted hereunder.  In connection with such release, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrowers’ expense, all documents that the applicable Credit Party shall reasonably request to evidence such release.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

(b)Upon the sale, lease, transfer or other disposition of any item of Collateral (including, without limitation, for the avoidance of doubt, any Permitted Securitization Assets pursuant to a Permitted Receivables Facility permitted hereunder) of any Credit Party or a Restricted Subsidiary (including, without limitation, as a result of the sale, in accordance with the terms of the Credit Documents, of a Credit Party or Restricted Subsidiary that owns such Collateral but excluding Dispositions among Credit Parties) in accordance with the terms of the Credit Documents, the security interest created in such item of Collateral under the Credit Documents shall be automatically released and the Administrative Agent will, at the Borrowers’ expense, execute and deliver to such Credit Party such documents as such Credit Party or Restricted Subsidiary may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Credit Documents in accordance with the terms of the Credit Documents and, if applicable, the release of such Credit Party or Restricted Subsidiary from its obligations under the Guaranty and the Security Agreement.  Upon the payment in full in cash of the Obligations, the Administrative Agent shall take such action as may be reasonably required by the Borrowers, at the expense of the Borrowers, to release the Liens and the Guaranty created by the Credit Documents.

Section 8.11.Bank Products.

No Bank Product Provider that obtains the benefits of Sections 2.11 and 7.2 or of any Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Bank Products unless the Administrative Agent has received written notice (including, without limitation, a Bank Product Provider Notice) of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.

ARTICLE IX
MISCELLANEOUS

Section 9.1.Amendments, Waivers and Consents.

Neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof, may be amended, modified, extended, restated, replaced, or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section.  The Required Lenders may or, with the consent of the Required Lenders, the Administrative Agent may, from time to time, enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the terms or provisions hereof or thereof or the rights of the Lenders or of the Borrowers hereunder or thereunder or (a) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

(i)reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (it being understood that any change in the definition of any ratio used in the calculation of such rate of interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees) (except in connection with a waiver of interest at the Default Rate which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof (in each case, other than extensions for administrative convenience as agreed by the Revolving Agent) or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (but not the consent of the Required Lenders) and the Borrowers; provided that it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.6(b), nor any amendment of Section 2.6(b), the definition of Disposition or any waiver of any condition precedent or Default or Event of Default shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note and (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment; or

(ii)amend, modify or waive any provision of Section 4.2 without the written consent of all the Lenders and the Borrowers; or

(iii)except in accordance with the terms of this Agreement, release the Borrowers or all or substantially all of the value of the Guaranty or the Collateral, respectively, without the written consent of all of the Lenders and Bank Product Providers that have previously provided a Bank Product Provider Notice to the Administrative Agent pursuant to the terms hereof and the Borrowers; or

(iv)subordinate (1) the Loans to any other Indebtedness or (2) the Liens granted to secure the payment of the Obligations to any other Liens, in each case, without the written consent of all of the Lenders and the Borrowers; or

(v)change the definition of “Restricted Payments” without the written consent of all the Lenders and the Borrowers; or

(vi)permit the Borrowers to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders and the Borrowers; or

(vii)change any provision of this Section 9.1 or the definition of “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights pursuant to this Agreement or make any determination or grant any consent pursuant to this Agreement, without the written consent of all the Lenders and the Borrowers; or

(viii)without the consent of Lenders holding at least a majority of the outstanding Revolving Commitments and the Borrowers, amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; or

(ix)amend, modify or waive (A) the order in which Obligations are paid or (B) the pro rata sharing of payments by and among the Lenders, in each case in accordance with Section 2.10(b) or 9.7(b) without the written consent of each Lender and each Bank Product Provider directly affected thereby (but not the consent of the Required Lenders) and the Borrowers; or

(x)amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent and the Borrowers; or

(xi)amend or modify the definition of Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Bank Product Provider directly affected thereby (but not the consent of the Required Lenders) and the Borrowers; or

(xii)amend the definitions of “Hedging Agreement,” “Bank Product,” or “Bank Product Provider” without the consent of any Bank Product Provider that would be adversely affected thereby (but not the consent of the Required Lenders) and the Borrowers; or

(xiii)the consent of only the Revolving Lenders under the Revolving Facility holding at least 66-2/3% of the Revolving Commitments and outstanding exposure under the Revolving Commitments and the Borrowers will be required for amendments and waivers consummated to (i) increase advance rates in the Borrowing Base and (ii) otherwise change the definition of “Borrowing Base” and the component definitions thereof to the extent the effect of such amendment would increase the Availability hereunder;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Revolving Lenders, the LC Issuer or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the

Revolving Lenders, the LC Issuer and/or the Swingline Lender, as applicable, in addition to the Borrowers Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right as a consequence of any subsequent or other Default or Event of Default.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or Insolvency Proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender in an adverse manner more than the other Lenders.

For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 9.1, this Agreement may be amended (or amended and restated) with the written consent of the Parent and the Administrative Agent in accordance with Section 2.19 and Section 2.21.

Section 9.2.Notices.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by electronic mail transmission, hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)If to the Borrowers or any other Credit Party:

Enova International, Inc.

175 West Jackson, Suite 1000
Chicago, Illinois  60604
Attention:Lisa Young, General Counsel
Telephone:(312) 568-4200
Fax:(312) 962-4931
Email:contracts@enova.com

with a copy to:

Enova International, Inc.
175 West Jackson, Suite 1000
Chicago, Illinois  60604

Attention:Steve Cunningham, Chief Financial Officer
Telephone:(312) 568-4200
Fax:(312) 962-4931
Email:scunningham@enova.com

with a copy to:

Kirkland & Ellis LLP
300 N LaSalle
Chicago, IL 60652
Attention: Louis Hernandez and Evan Palenschat
Telephone: 312-862-3200
Fax: 312-862-2200
Email: louis.hernandez@kirkland.com, evan.palenschat@kirkland.com

(ii)If to the Administrative Agent:

TBK Bank, SSB, as Administrative Agent
3 Park Central

Suite 1700

12700 Park Central Drive

Dallas, Texas  75251
Attn:  James B. Allin

Email: jallin@triumphcf.com

with a copy to:

Dorsey & Whitney LLP

300 Crescent Court, Suite 400

Dallas, TX 75201

Attn: Larry A. Makel, Esq.

Email: makel.larry@dorsey.com

(iii)if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders, the Revolving Lenders, the LC Issuer and the Swingline Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, any LC Issuer or the Swingline Lender pursuant to Article II if such Lender, LC Issuer or the Swingline Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may,

in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)Each Credit Party agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform.

Section 9.3.No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4.Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Obligations have been paid in full.

Section 9.5.Payment of Expenses and Taxes; Indemnity.

(a)Costs and Expenses.  The Credit Parties shall, within 15 Business Days after prior written demand, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the other Lenders and each of their Affiliates (including the reasonable and documented fees, charges and disbursements of outside counsel for the Administrative Agent and the other Lenders) in connection with the syndication, preparation, due diligence, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated) and (ii) all reasonable and documented expenses incurred by the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Swingline Loan or any demand for payment thereunder. The Borrowers shall pay all reasonable and documented expenses incurred by the Administrative Agent, any Lender, the LC Issuer or the Swingline Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the LC Issuer and the Swingline Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued, hereunder, including all such documented expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each LC Issuer and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all costs (including settlement costs), actual losses, claims, penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a single outside counsel) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any Property owned, leased or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (y) are related to any dispute among Indemnitees that does not involve an act or omission by the Parent or any Restricted Subsidiary or (z) are the result of material breach of any of the Credit Documents by such Indemnitee or its Related Parties. This paragraph (b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the

Administrative Agent (or any sub-agent thereof), the Revolving Lenders, the LC Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Revolving Lenders, the LC Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Revolving Lender, any LC Issuer, the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Revolving Lenders, LC Issuer or Swingline Lender in connection with such capacity.

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, none of the parties hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or the use of the proceeds thereof.

(e)Payments.  All amounts due under this Section shall be payable promptly, and not later than then fifteen (15) Business Days after demand therefor.

(f)Survival.  The agreements contained in this Section shall survive the resignation of the Administrative Agent, the LC Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

Section 9.6.Successors and Assigns; Participations.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither a Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, (provided, however, that simultaneous assignments shall be aggregated in respect of a Lender and its Approved Funds), unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(B)the consent of each LC Issuer and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment; and

(C)so long as no Payment Event of Default or Bankruptcy Event exists, the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment or any Loans if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender under common control with such Lender or an Approved Fund with respect to such Lender.

(D)The Administrative Agent will provide to the Borrowers notice five (5) business days prior to each assignment that occurs hereunder.  The Borrowers shall have the option, in their sole discretion, to remove any assignee within the first 30 days after such assignment, by paying in full at par all Revolving Loans owed to such assignee Lender, together with accrued and unpaid interest and fees, and terminating such Lender’s commitment, and Cash Collateralizing such Lender’s pro rata share of all outstanding LC Obligations at such time.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (A) only one (1) such fee shall be payable in respect of simultaneous assignments by a Lender and its Approved Funds) and (B) the Administrative

Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) any Credit Party or any Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.7 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the

Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that a Lender shall only be entitled to inspect its own entry in the Register and not that of any other Lender.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation and revocation of designation, of any Lender as a Defaulting Lender.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a Disqualified Institution or any Credit Party or any Credit Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, the LC Issuer and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.7 and 9.5(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the approval of 100% of the Lenders.  Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided such Participant agrees to be subject to Sections 2.13 and 2.15 as if it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”) provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit, or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Loans or other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.15, with respect to any participation, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7.Right of Set-off; Sharing of Payments.

(a)If a Specified Event of Default shall have occurred and be continuing, each Lender, each LC Issuer, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer, the Swingline Lender or any such Affiliate to or for the credit or the account of a Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the LC Issuer or the Swingline Lender, irrespective of whether or not such Lender, LC Issuer or the Swingline Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, LC Issuer or the Swingline Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, LC Issuer, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, LC Issuer, the Swingline Lender or their respective Affiliates may have.  Each Lender, LC Issuer and the Swingline Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) (1) any amounts applied by the Swingline Lender to outstanding Swingline Loans or the LC Issuer to outstanding Letters of Credit and (2) any amounts received by the Swingline Lender, any LC Issuer or any Revolving Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(c)Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8.Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 9.9.Counterparts; Effectiveness; Electronic Execution.

(a)Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent and the Administrative Agent shall have received copies hereof (telefaxed or otherwise), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10.Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11.Integration.

This Agreement and the other Credit Documents represent the agreement of the Borrowers, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrowers, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.12.Governing Law.

This Agreement and the other Credit Documents, and any claims, controversy or dispute arising out of or relating to this Agreement or any other Credit Document (in each case except, as to any other Credit Document, as expressly set forth therein), shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.13.Consent to Jurisdiction; Service of Process and Venue.

(a)Consent to Jurisdiction.  Each party hereto irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York sitting State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c)Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14.Confidentiality.

Each of the Administrative Agent, the Lenders, the LC Issuer and the Swingline Lender agrees, severally and neither jointly nor jointly and severally, to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential with the same protections that such Person keeps its own confidential information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (provided that the Administrative Agent agrees to notify the Borrowers of any such disclosure to the extent permitted by applicable Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (provided that the Administrative Agent agrees to notify the Borrowers of any such disclosure to the extent permitted by applicable Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower Representative or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or other duty of confidentiality owed to the Credit Parties or their Subsidiaries or (y) becomes available to the Administrative Agent, any Lender, any LC Issuer, the Swingline Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers other than a breach of this Agreement.  The duty of confidentiality required by the Administrative Agent, the Lenders, the LC Issuer, and the Swingline Lender under this Section 9.14 shall survive for 1 year following the earlier to occur of (I) such Administrative Agent, Lender, LC Issuer, or Swingline Lender, as the case may be, ceasing to be a party to this Agreement and (II) the termination of this Agreement.

For purposes of this Section, “Information” shall mean all information received from any Credit Party or any of its Subsidiaries relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, any LC Issuer or the Swingline Lender on a nonconfidential basis prior to disclosure by any Credit Party or any of its Subsidiaries; provided that, in the case of information received from any Credit Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.15.Acknowledgments.

The Borrowers and the other Credit Parties each hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers (other than with respect to the keeping of the Register) or any other Credit Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrowers and the other Credit Parties, on the other hand, in connection herewith is solely that of creditor and debtor; and

(c)no joint venture exists among the Lenders and the Administrative Agent or among the Borrowers, the Administrative Agent or the other Credit Parties and the Lenders.

Section 9.16.Waivers of Jury Trial; Waiver of Consequential Damages.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17.Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties, which information includes the name and address of the Borrowers and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and the other Credit Parties in accordance with the Patriot Act.

Section 9.18.Resolution of Drafting Ambiguities.

Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 9.19.Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) shall be unsecured and subordinated in right of payment, to the prior payment in full of all Obligations.  Notwithstanding any provision of this Credit Agreement to the contrary, provided that no Payment Event of Default or Bankruptcy Event has occurred and is continuing, Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Credit Agreement; provided that, in the event of and during the continuation of any Payment Event of Default or Bankruptcy Event, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt without the prior written consent of the Administrative Agent. In the event that any Credit Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Credit Party, for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

Section 9.20.Continuing Agreement.

This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments have been terminated.  Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Obligations.

Section 9.21.[Reserved.]

Section 9.22.Press Releases and Related Matters.

The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so, or deems it reasonably necessary or appropriate to do so, under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. The Credit Parties consent to the publication by Administrative Agent or any Lender of customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Credit Parties (subject to reasonable quality control standards and prior approval by such Credit Parties).  Notwithstanding the foregoing, nothing contained in this Section 9.22 shall limit or restrict the right of the Borrowers or any other Credit Party to make any public disclosure or name the Administrative Agent or any Lender or any of their respective Affiliates as may be required under the Exchange Act, in each case without any notice to or consultation with the Administrative Agent or any Lender.

Section 9.23.Appointment of Borrower Representative.

Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Borrower Representative”) which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Borrower Representative.  Each Borrower hereby irrevocably appoints and authorizes the Borrower Representative (a) to provide the Administrative Agent with all notices with respect to Revolving Loans, Letters of Credit and Swingline Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Credit Documents (and any notice or instruction provided by Borrower Representative shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from the Lenders (and any notice or instruction provided by any Lender to the Borrower Representative in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as the Borrower Representative deems appropriate on its behalf to obtain Revolving Loans, Letters of Credit and Swingline Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

Section 9.24.No Advisory or Fiduciary Responsibility.

In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and each Lender each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.25.Responsible Officers and Authorized Officers.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Responsible Officers with respect to all matters pertaining to the Credit Documents including, but not limited to, the selection of interest rates, the submission of requests for Extensions of Credit and certificates with regard thereto.  Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice.

Section 9.26.Entire Agreement.

THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE X
GUARANTY

Section 10.1.The Guaranty.

In order to induce the Lenders to enter into this Agreement and any Bank Product Provider to enter into any Bank Product and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Bank Product, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Bank Product Provider as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations. If any or all of the Obligations becomes due and payable hereunder or under any Bank Product, each Guarantor unconditionally promises to pay such Obligations to the Administrative Agent, the Lenders, the Bank Product Providers, or their respective order, on demand, together with any and all reasonable and documented out-of-pocket expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.  The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2.Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Obligations of the Borrowers to the Lenders and any Bank Product Provider whether or not due or payable by the Borrowers upon the occurrence of any Bankruptcy Event and unconditionally promises to pay such Obligations to the Administrative Agent for the account of the Lenders and to any such Bank Product Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that a Borrower or a Guarantor shall make a payment or a transfer of an interest in any Property to the Administrative Agent, any Lender or any Bank Product Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to a Borrower or a Guarantor, the estate of a Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3.Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any other guaranty of the Obligations of the Borrowers whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Administrative Agent, the Lenders or any Bank Product Provider on the Obligations which the Administrative Agent, such Lenders or such Bank Product Provider repay the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4.Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrowers and whether or not any other Guarantor or a Borrower is joined in any such action or actions.

Section 10.5.Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each Bank Product Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof in accordance with this Agreement and any Bank Product, as applicable, including any increase or decrease of the rate of interest thereon and (b) release or substitute any one or more endorsers, Guarantors, the Borrowers or other obligors.

Section 10.6.Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Bank Product Provider to inquire into the capacity or powers of the Borrowers or the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7.Waiver.

(a)Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Bank Product Provider to (i) proceed against a Borrower, any other guarantor or any other party or (ii) pursue any other remedy of the Administrative Agent, any Lender or any Bank Product Provider.  Each of the Guarantors waives any defense based on or arising out of any defense of a Borrower, any other guarantor or any other party other than payment in full of all Obligations outstanding (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances), including, without limitation, any defense based on or arising out of the disability of a Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of a Borrower other than payment in full of all Obligations outstanding (other than contingent indemnification obligations). The Administrative Agent may, at its election, exercise any right or remedy the Administrative Agent or any Lender may have against a Borrower or any other party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full (other than contingent indemnification obligations) and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against a Borrower or any other party.

(b)Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)Each of the Guarantors hereby agrees it will subordinate any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Bank Product Provider against a Borrower or any other guarantor of the Obligations of a Borrower owing to the Lenders or such Bank Product Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Obligations shall have been paid in full. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Bank Product Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Obligations of a Borrower until such time as the Obligations shall have been paid in full.

Section 10.8.Limitation on Enforcement.

The Lenders and the Bank Product Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Bank Product Provider (only with respect to obligations under the applicable Bank Product) and that no Lender or Bank Product Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Bank Product Provider under any Bank Product.

Section 10.9.Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrowers, the Guarantors or any other Person that such Indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10.Eligible Contract Participant.

Notwithstanding anything to the contrary in any Credit Document, no Guarantor shall be deemed under this Article X to be a guarantor of any Swap Obligations if such Guarantor was not an “eligible contract participant” as defined in § 1a(18) of the Commodity Exchange Act, at the time the guarantee under this Article X becomes effective with respect to such Swap Obligation and to the extent that the providing of such guarantee by such Guarantor would violate the Commodity Exchange Act; provided, however, that in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the guarantee of the Credit Party Obligations of such Guarantor under this Article X by a Guarantor that is also a Qualified ECP Guarantor shall be taken into account.

Section 10.11.Keepwell.

Without limiting anything in this Article X, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act at the time the guarantee under this Article X becomes effective with respect to any Swap Obligation, to honor all of the Obligations of such Guarantor under this Article X in respect of such Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.11 for the maximum amount of such liability that can be hereby incurred without rendering its undertaking under this Section 10.11, or otherwise under this Article X, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The undertaking of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until termination of the Commitments and payment in full of all Loans and other Credit Party Obligations.  Each Qualified ECP Guarantor intends that this Section 10.11 constitute, and this Section 10.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act.

Section 10.12.Joint and Several Liability of Borrowers.

(a)Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent, for itself and for the benefit of the other Lenders, the prompt payment and performance of, all Obligations and all agreements of each other Borrower under the Credit Documents.  Each Borrower agrees that its guarantee of the Obligations as a Borrower hereunder constitutes a continuing guarantee of payment and performance and not of collection, that such guarantee shall not be discharged until payment in full of the Obligations, and that such guarantee is absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Credit Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 10.12) or any other Credit Document, or any waiver, consent or indulgence of any kind by the Administrative Agent, or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the Obligations or any action, or the absence of any action, by the Administrative Agent, or any Lender in respect thereof (including the release of any security or guarantee); (d) the insolvency of any other Borrower; (e) any election by the Administrative Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of the Administrative Agent, or any Lender against any other Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full of all Obligations.

(b)Waivers.

(i)Each Borrower hereby expressly waives all rights that it may have now or in the future under any applicable law, at common law, in equity or otherwise, to compel the Administrative Agent or any Lender to marshal assets or to proceed against any other Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  To the extent permitted by applicable law, each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than the payment in full of all Obligations, and waives, to the extent permitted by applicable Law, any right to revoke any guaranty of the Obligations.  It is agreed among each Borrower, Administrative Agent, and the Lenders that the provisions of this Section 10.12 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, Administrative Agent, LC Issuer, Swingline Lender and the Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guarantee pursuant to this Section 10.12 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(ii)Administrative Agent may, in its sole discretion, pursue such rights and remedies in accordance with the Credit Documents and/or applicable Law as it deems appropriate, including realization upon the Collateral of the Borrowers by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 10.12, and such rights and remedies under this Section 10.12 shall also not be affected by any other valid exercise of rights and remedies by the Administrative Agent or any Lender.  If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Law pertaining to “election of remedies” or otherwise, each Borrower consents to such action and, to the extent permitted under applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  To the extent permitted under applicable Law, any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s right of subrogation against any other Person. To the extent permitted under applicable Law, the Administrative Agent may bid all or a portion of the Obligations, in whole or in part, at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Lender but shall be credited against the Obligations in accordance with the terms of this Agreement.  The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10.12, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Administrative Agent might otherwise be entitled but for such bidding at any such sale.

(c)Joint Enterprise.  Each Borrower has requested that Administrative Agent and the other Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Administrative Agent’s and the Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

(d)Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Borrower, howsoever arising, to the payment in full of all Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER and PARENT:

ENOVA INTERNATIONAL, INC., a Delaware corporation
By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

BORROWER:

CNU ONLINE HOLDINGS, LLC, a Delaware limited liability company OHIO CONSUMER FINANCIAL SOLUTIONS, LLC, a Delaware limited liability company
By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

CASHNET CSO OF MARYLAND, LLC, a Delaware limited liability company

CNU OF ALABAMA, LLC, LLC, a Delaware limited liability company

CNU OF IDAHO, LLC, LLC, a Delaware limited liability company

CNU OF KANSAS, LLC, LLC, a Delaware limited liability company

CNU OF SOUTH DAKOTA, LLC, LLC, a Delaware limited liability company

CNU OF UTAH, LLC, LLC, a Utah limited liability company

TENNESSEE CNU, LLC, LLC, a Delaware limited liability company

By:	Headway Capital, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CASHNETUSA OF FLORIDA, LLC, a Delaware limited liability company

CNU OF ALASKA, LLC, a Delaware limited liability company

CNU OF ARIZONA, LLC, a Delaware limited liability company

CNU OF CALIFORNIA, LLC, a Delaware limited liability company

CNU OF COLORADO, LLC, a Delaware limited liability company

CNU OF DELAWARE, LLC, a Delaware limited liability company

CNU OF FLORIDA, LLC, a Delaware limited liability company

CNU OF HAWAII, LLC, a Delaware limited liability company

CNU OF ILLINOIS, LLC, a Delaware limited liability company

CNU OF INDIANA, LLC, a Delaware limited liability company

CNU OF LOUISIANA, LLC, a Delaware limited liability company

CNU OF MAINE, LLC, a Delaware limited liability company

CNU OF MICHIGAN, LLC, a Delaware limited liability company

CNU OF MINNESOTA, LLC, a Delaware limited liability company

CNU OF MISSISSIPPI, LLC, a Delaware limited liability company

CNU OF MISSOURI, LLC, a Delaware limited liability company

CNU OF MONTANA, LLC, a Delaware limited liability company

CNU OF NEVADA, LLC, a Delaware limited liability company

CNU OF NEW HAMPSHIRE, LLC, a Delaware limited liability company

CNU OF NEW MEXICO, LLC, a Delaware limited liability company

CNU OF NORTH DAKOTA, LLC, a Delaware limited liability company

CNU OF OHIO, LLC, a Delaware limited liability company

CNU OF OKLAHOMA, LLC, a Delaware limited liability company

By:	CNU Online Holdings, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CNU OF OREGON, LLC, a Delaware limited liability company

CNU OF RHODE ISLAND, LLC, a Delaware limited liability company

CNU OF SOUTH CAROLINA, LLC, a Delaware limited liability company

CNU OF TENNESSEE, LLC, a Delaware limited liability company

CNU OF TEXAS, LLC, a Delaware limited liability company

CNU OF VIRGINIA, LLC, a Utah limited liability company

CNU OF WASHINGTON, LLC, a Delaware limited liability company

CNU OF WISCONSIN, LLC, a Delaware limited liability company

CNU OF WYOMING, LLC, a Delaware limited liability company

By:	CNU Online Holdings, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CASHNETUSA CO, LLC, a Delaware limited liability company CASHNETUSA OR, LLC, a Delaware limited liability company THE CHECK GIANT NM, LLC, a Delaware limited liability company
By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

GUARANTORS:

BILLERS ACCEPTANCE GROUP, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS, LLC, a Delaware limited liability company

NETCREDIT FINANCE LLC, a Delaware limited liability company

CNU DOLLARSDIRECT INC., a Delaware corporation

CNU DOLLARSDIRECT LENDING INC. , a Delaware corporation

DEBIT PLUS, LLC, a Delaware limited liability company

DP LABOR HOLDINGS, LLC, a Delaware limited liability company

ENOVA BUSINESS, LLC, a Delaware limited liability company

ENOVA DECISIONS, LLC, a Delaware limited liability company

ENOVA FINANCE 2, LLC, a Delaware limited liability company

ENOVA FINANCE 3, LLC, a Delaware limited liability company

ENOVA FINANCE 4, LLC, a Delaware limited liability company

ENOVA FINANCIAL HOLDINGS, LLC, a Delaware limited liability company

ENOVA ONLINE SERVICES, INC. , a Delaware corporation

ENOVACO, LLC, a Delaware limited liability company

HEADWAY CAPITAL, LLC, a Delaware limited liability company

MOBILE LEASING GROUP, INC. , a Delaware corporation

NETCREDIT LOAN SERVICES, LLC, a Delaware limited liability company

CASHEURONET UK, LLC, a Delaware limited liability company

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

THE BUSINESS BACKER, LLC, a Delaware limited liability company

AEL NET MARKETING , LLC, a Delaware limited liability company

AEL NET OF MISSOURI, LLC, a Delaware limited liability company

CNU TECHNOLOGIES OF IOWA, LLC, a Delaware limited liability company

DOLLARSDIRECT, LLC, a Delaware limited liability company

ENOVA BRAZIL, LLC, a Delaware limited liability company

ENOVA INTERNATIONAL GEC, LLC, a Delaware limited liability company

EURONETCASH, LLC, a Delaware limited liability company

By:	CNU Online Holdings, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

NC FINANCIAL SOLUTIONS OF ALABAMA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ARIZONA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF DELAWARE, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF FLORIDA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF GEORGIA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF IDAHO, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ILLINOIS, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF INDIANA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF KANSAS, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF LOUISIANA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF MARYLAND, LLC, a Delaware limited liability company

By:	NC Financial Solutions, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF MISSOURI, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF MONTANA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NEVADA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NEW HAMPSHIRE, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NEW JERSEY, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NORTH DAKOTA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF INDIANA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF OHIO, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF OREGON, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF RHODE ISLAND, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF TENNESSEE, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF TEXAS, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF UTAH, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC, a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC, a Delaware limited liability company

CREDITME, LLC, a Delaware limited liability company

By:	NC Financial Solutions, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

DEBIT PLUS PAYMENT SOLUTIONS, LLC, a Delaware limited liability company

DEBIT PLUS SERVICES, LLC, LLC, a Delaware limited liability company

DEBIT PLUS TECHNOLOGIES, LLC, a Delaware limited liability company

By:	Debit Plus, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:David A. Fisher
Title:Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

TBK BANK, SSB, as Administrative Agent on behalf of the Lenders
By:	/s/ James B. Allin
Name:James B. Allin
Title:Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

LENDERS:

TBK Bank, SSB, as a Lender
By:	/s/ James B. Allin
Name:James B. Allin
Title:Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

Green Bank, N.A., as a Lender
By:	/s/ Josh Plemmons
Name:Josh Plemmons
Title:Vice President

JEFFERIES FINANCE LLC, as a Lender
By:	/s/ J. Paul McDonnell
Name:J. Paul McDonnell
Title:Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

Schedule 1.1

Capitalization and Subsidiaries

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
AEL Net Marketing, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
AEL Net of Missouri, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Billers Acceptance Group, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Online Services, Inc.
CashEuroNet UK, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CashNet CSO of Maryland, LLC	DE	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
CashNetUSA CO LLC	DE	Limited Liability Company	100	Units	CNU of New Mexico, LLC
CashNetUSA of Florida, LLC	DE	Limited Liability Company	N/A	LLC Interests	CNU Online Holdings, LLC
CashNetUSA OR LLC	DE	Limited Liability Company	100	Units	CNU of New Mexico, LLC
CEN Financial Ltd.	England & Wales	Limited Company	100%	**[1]	CNU Online Holdings, LLC
CNU DollarsDirect Canada Inc.	Canada	Corporation	100%	**	CNU Online Holdings, LLC
CNU DollarsDirect Inc.	DE	Corporation	1000	Common Stock, $0.01 par value	CNU Online Holdings, LLC
CNU DollarsDirect Lending Inc.	DE	Corporation	1000	Common Stock, $0.01 par value	CNU DollarsDirect, Inc.
CNU of Alabama, LLC	DE	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
CNU of Alaska, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Arizona, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC

[1]	**Information held at Parent

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
CNU of California, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Colorado, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Delaware, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Florida, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Hawaii, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Idaho, LLC	DE	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
CNU of Illinois, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Indiana, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Kansas, LLC	DE	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
CNU of Louisiana, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Maine, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Michigan, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Minnesota, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Mississippi, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Missouri, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Montana, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Nevada, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
CNU of New Hampshire, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of New Mexico, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of North Dakota, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Ohio, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Oklahoma, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Oregon, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Rhode Island, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of South Carolina, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of South Dakota, LLC	DE	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
CNU of Tennessee, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Texas, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Utah, LLC	UT	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
CNU of Virginia, LLC	UT	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Washington, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Wisconsin, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU of Wyoming, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CNU Online Holdings, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Online Services, LLC

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
CNU Technologies of Iowa, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
CreditMe, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
Debit Plus Payment Solutions, LLC	DE	Limited Liability Company	100%	LLC Interests	Debit Plus, LLC
Debit Plus Services, LLC	DE	Limited Liability Company	100%	LLC Interests	Debit Plus, LLC
Debit Plus Technologies, LLC	DE	Limited Liability Company	100%	LLC Interests	Debit Plus, LLC
Debit Plus, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova International, Inc.
DollarsDirect, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
DollarsDirect Services Pty LtdProprietary Limited Company	Australia	Proprietary Limited Company	100%	**	DollarsDirect, LLC
DP Labor Holdings, LLC	DE	Limited Liability Company	90%	LLC Interests	Enova International, Inc.
			10%	LLC Interests	Debit Plus, LLC
EFR 2016-1, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Finance 5, LLC
EFR 2016-2, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
EFR 2017-1, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Enova Brazil, LLC	DE	Limited Liability Company	1%	LLC Interests	LH1003 Servicos De Dados Ltda.
			99%	LLC Interests	CNU Online Holdings, LLC
Enova Business, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Online Services, Inc.
Enova Decisions, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Online Services, Inc.

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
Enova Finance 2, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Enova Finance 3, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Enova Finance 4, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Enova Finance 5, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Enova Financial Holdings, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Online Services, Inc.
Enova International GEC, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Enova Online Services, Inc.	DE	Corporation	1000	Common Stock, $0.01 par value	Enova International, LLC
Enovaco, LLC	DE	Limited Liability Company	100%	LLC Interests	Enova Online Services, Inc.
EuroNetCash, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Headway Capital, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
LH1003 Servicos De Dados Ltda.	Brazil	Limited Liability Company	100%	**	CNU Online Holdings, LLC
			100%	**	Enova Brazil, LLC
LH1010 Correspondente Bancario e Servicos Ltda.	Brazil	Limited Liability Company	100%	**	CNU Online Holdings, LLC
Mobile Leasing Group, Inc.	DE	Corporation	1000	Common Stock, $0.01 par value	CNU Online Holdings, LLC
NC Financial Solutions of Alabama, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Arizona, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of California, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
NC Financial Solutions of Delaware, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Florida, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Georgia, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Idaho, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Illinois, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Indiana, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Kansas, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Louisiana, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Maryland, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Mississippi, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Missouri, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Montana, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Nevada, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of New Hampshire, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of New Jersey, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of New Mexico, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of North Dakota, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
NC Financial Solutions of Ohio, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Oregon, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Rhode Island, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of South Carolina, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of South Dakota, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Tennessee, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Texas, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Utah, LLC	UT	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Virginia, LLC	UT	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions of Wisconsin, LLC	DE	Limited Liability Company	100%	LLC Interests	NC Financial Solutions, LLC
NC Financial Solutions, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Netcredit Finance, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
NetCredit Loan Services, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Ohio Consumer Financial Solutions, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC
Onstride Financial UK Ltd Limited Company	England & Wales	Limited Company	100%	**	CNU Online Holdings, LLC
Tennessee CNU, LLC	DE	Limited Liability Company	100%	LLC Interests	Headway Capital, LLC
The Business Backer, LLC	DE	Limited Liability Company	100%	LLC Interests	CNU Online Holdings, LLC

Name of Credit Party/Subsidiary	Jurisdiction	Type of Entity	Number of Outstanding Shares/Units	Class of Shares/Units	Owner
The Check Giant NM, LLC	DE	Limited Liability Company	100	Units	CNU of New Mexico, LLC

Schedule 2.1(a) Commitments

Revolving Lender	Revolving Commitment	Revolving Commitment Percentage
TBK Bank, SSB	25,000,000	62.50%
Jefferies Finance LLC	5,000,000	12.50%
Green Bank, N.A.	10,000,000	25.00%
TOTAL	$40,000,000	100%

Schedule 3.1(d)

Compliance with Laws

None.

Schedule 3.6

Litigation

None.

Schedule 3.7(b)

Real Property

None.

Schedule 5.19

Post-Closing Actions

1.

Within 30 days following the Closing Date (or such later date as the Administrative Agent may agree to in its Permitted Discretion), the Credit Parties shall deliver or cause to be delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, (i) a general property insurance certificate and an associated additional insured endorsement and (ii) a general liability insurance certificate and an associated lender loss payee endorsement.

2.

Within 120 days following the Closing Date (or such later date as the Administrative Agent may agree to in its Permitted Discretion), the Credit Parties shall deliver or cause to be delivered to the Administrative Agent, with respect to each deposit and/or securities account of the Credit Parties existing on the Closing Date that constitutes Collateral and continues to constitute Collateral, a Controlled Account Agreement covering such deposit account and/or securities account to be delivered pursuant to Section 6(g) of the Security Agreement.

3.

The Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent by July 5, 2017 (or such later date as the Administrative Agent may agree to in its Permitted Discretion), the stock/unit certificates representing the physical Collateral consisting of Capital Stock in the Credit Parties required to be delivered under the Security Agreement, each together with a stock power and irrevocable proxy coupled with interest in form and substance reasonably acceptable to the Administrative Agent.

4.

Within 30 Business Days following the Closing Date (or such later date as the Administrative Agent may agree to in its Permitted Discretion), the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, the stock/unit certificates representing the physical Collateral consisting of 65% of the voting equity interests and 100% of the non-voting equity interests of first tier Foreign Subsidiaries and CFC Holding Companies required to be delivered under the Security Agreement, each together with a stock power and irrevocable proxy coupled with interest in form and substance reasonably acceptable to the Administrative Agent.

5.

The Credit Parties shall use commercially reasonable efforts for a period of 60 days following the Closing Date to deliver, or cause to be delivered, to the Administrative Agent in accordance with Section 6(e)(i) of the Security Agreement, a landlord waiver (in form and substance reasonably satisfactory to it) for the chief executive office of Parent required to be delivered pursuant to such Section 6(e)(i) of the Security Agreement.

Schedule 6.1

Liens

None.

Schedule 6.2(k)

Indebtedness

1.	Any intercompany Indebtedness owed by a Subsidiary of Parent that is not a Credit Party or any other Subsidiary of Parent existing on the Closing Date.
2.

A subsidiary of Parent is obligor pursuant to a $3,000,000 Promissory Note dated June 23, 2015 for the benefit of the entity that sold to the Parent’s subsidiary the assets that form The Business Backer business unit as partial consideration of the purchase price in that transaction.  The Promissory Note’s maturity date is June 23, 2018.

3.

The sellers are eligible for earnout payments pursuant to that certain Asset Purchase Agreement, dated June 23, 2015, by and among CNU Business, LLC, The Business Backer, LLC, and the other parties thereto.  The calculation of the earnout payments is variable based on performance of The Business Backer business unit.

4.	Subsidiaries of Parent guaranty certain liabilities for defaulted loans with the Parent's credit service organization structures in the states of Ohio and Texas pursuant to Guaranty Agreements.

Schedule 6.3

Investments

5.	Investments in the equity interests of Persons listed on Schedule 1.1.
6.	Any intercompany Investments in a Subsidiary of Parent that is not a Credit Party existing on the Closing Date.
7.	Parent loaned approximately $700,000 to Billfloat, Inc. pursuant to a Convertible Promissory Note, dated June 1, 2015.

Schedule 6.8

Transactions with Affiliates

None.

EXHIBIT 1.1(a)

[FORM OF]
ACCOUNT DESIGNATION NOTICE

TO:TBK Bank, SSB, as Administrative Agent

RE:

Credit Agreement, dated as of June 30, 2017, by and among Enova International, Inc., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders and TBK Bank, SSB, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, which such authorization shall remain in effect until revoked or until the Parent shall designate, in writing to the Administrative Agent, one or more other accounts:

Bank Name: [_________________]
ABA Routing Number: [_____________]
Account Number: [_____________]

[TO BE COMPLETED BY THE PARENT]

This Account Designation Notice may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Account Designation Notice to be executed as of the date first above written

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:______________________________
Name:______________________________
Title:______________________________

EXHIBIT 1.1(b)

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.]2  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.Assignor[s]:____________________________
____________________________

2.Assignee[s]: ____________________________
____________________________

[2]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.

Borrowers:Enova International, Inc., a Delaware corporation (the “Parent”), and certain wholly-owned restricted subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”)

4.	Administrative Agent: TBK Bank, SSB, as the administrative agent under the Credit Agreement.
5.

Credit Agreement: The Credit Agreement dated as of June 30, 2017, among the Borrowers, the guarantors from time to time party thereto, the lenders and other financial institutions from time to time party thereto, and TBK Bank, SSB, as Administrative Agent.

6.	Assigned Interests]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
$
$
$

[7. Trade Date:_____________________]3

Effective Date:__________________, 20__

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[3]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:_______________________
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:_________________________
Title:

[Consented to and] Accepted:

TBK BANK, SSB,
as Administrative Agent

By:_________________________
Title:

[Consented to and] Accepted:

ENOVA INTERNATIONAL, INC.,

a Delaware corporation

By:_________________________
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1 Assignor[s].  [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.Assignee[s], [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee, and (viii) it is not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT 1.1(c)

[FORM OF BORROWING BASE CERTIFICATE]

Triumph Commercial Finance - Borrowing Base Certificate

	Report No.	Report Date
Enova International, Inc.	1	6/30/2017

Collateral Status	A/R
6. Total Collateral	$ ***
7. Less Ineligible Collateral	***
8. Total Eligible Collateral	$ ***

Loan Status	A/R
9. Advance Percentage or Credit Limit	***%
10. Collateral Value (line 8 times line 9) or (a)	$ ***
11. Eligible Reserve
12. Adjusted Collateral Value	$ ***
11. Less: Line limit	***
12. Net Collateral Value	$ ***
13. Previous Loan Balance (Line 17 prior report)	-
14. Less: A) Net Collections	-
B) Adjustments	-
C) Other	-
15. Subtotal for Loan Balance	$ -
16. Additional A) Request for Funds	-
Loan B) Return Items	-
Increases C) Other	-
17. New Loan Balance	$ -
18. Letters of Credit Outstanding	$ ***
19. Collateral Available for Loan	$ ***

To induce TBK ("TBK") to grant advances or other financial accommodations to us pursuant to the terms of our Credit Agreement dated as of June 30, 2017 with TBK among other Lenders a party thereto, as the same may be extended, amended and/or restated from time to time ("Loan Agreement"), we hereby certify, represent and warrant the following to TCF, all as of the date hereof: (i) the foregoing statements of our accounts receivable or other collateral described herein are true, correct and complete; (ii) the total eligible collateral described in line 8 above represents only Eligible Accounts, as those terms are defined in the Loan Agreement; (iii) we are in compliance with all of the terms and provisions of the Loan Agreement; and
(iv) there exists no Default or Event of Default under the Loan Agreement.

For TCF'S Use

Checked By Date .
Enova International, Inc.
Approved By Date .

2

EXHIBIT 1.1(d)

[FORM OF]
JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of [___________, _____], is by and among [_____________________, a _________________] (the [“Additional Borrower”] [“Subsidiary Guarantor”]). Enova International, Inc., a Delaware corporation (the “Parent”), and certain wholly-owned restricted subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), and TBK Bank, SSB, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of June 30, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors, the Lenders and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The [Additional Borrower] [Subsidiary Guarantor] is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.15 of the Credit Agreement to cause the [Additional Borrower] [Subsidiary Guarantor] to become a [“Borrower”] [“Guarantor”] thereunder.

Accordingly, the [Additional Borrower] [Subsidiary Guarantor] and the Borrowers hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1.The [Additional Borrower] [Subsidiary Guarantor] hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the [Additional Borrower] [Subsidiary Guarantor] will be deemed to be a party to and a [“Borrower”] [“Guarantor”] under the Credit Agreement and shall have all of the obligations of a [Borrower] [Guarantor] thereunder as if it had executed the Credit Agreement. The [Additional Borrower] [Subsidiary Guarantor] hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including, without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. [Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.]

2.The [Additional Borrower] [Subsidiary Guarantor] acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement are hereby supplemented (to the extent permitted under the Credit Agreement) to reflect the information with respect to the [Additional Borrower] [Subsidiary Guarantor] shown on the attached Schedule A.

3.The information on Schedule B to this Joinder Agreement is true and correct as of the date hereof.

4.The Borrower Representative confirms that the Credit Agreement is, and upon the [Additional Borrower] [Subsidiary Guarantor] becoming a [Borrower] [Guarantor], shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the [Additional Borrower] [Subsidiary Guarantor] becoming a [Borrower] [Guarantor] the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the [Additional Borrower] [Subsidiary Guarantor] under the Credit Agreement and under each other Credit Document.

5.Each of the Borrower Representative and the [Additional Borrower] [Subsidiary Guarantor] agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

6.This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

7.This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Sections 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrower Representative and the [Additional Borrower] [Subsidiary Guarantor] has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[ADDITIONAL BORROWER] [SUBSIDIARY GUARANTOR]:	[ADDITIONAL BORROWER] [SUBSIDIARY GUARANTOR] By:____________________________ Name:____________________________ Title:____________________________

BORROWER REPRESENTATIVE:	ENOVA INTERNATIONAL, INC., By:____________________________ Name:____________________________ Title:____________________________

Acknowledged, accepted and agreed: TBK BANK, SSB, as Administrative Agent By:____________________________ Name:____________________________ Title:____________________________

Schedule A

Schedules to Credit Agreement

[TO BE COMPLETED BY BORROWER REPRESENTATIVE]

Schedule B

Disclosure Information

Legal Name of Credit Party (and any previous legal names within the past four months):
State of Organization:
Jurisdictions of Organization:
Type of Organization:
Address of Chief Executive Office:
Address of Principal Place of Business:
Organizational Identification Number:[4]
Federal Tax Identification Number:
Ownership Information (e.g. publicly held, if private or partnership – identity of owners/partners):

[TO BE COMPLETED BY BORROWER REPRESENTATIVE]

[4]

This item does not apply to a Credit Party organized under the laws of Alabama, Indiana, Massachusetts, Nebraska, New Hampshire, New Mexico, New York, Oklahoma, South Carolina, Vermont or West Virginia

EXHIBIT 1.1(e)

[FORM OF] NOTICE OF BORROWING5

TO:	TBK Bank, SSB, as Administrative Agent
RE:

Credit Agreement, dated as of June 30, 2017, by and among Enova International, Inc., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders and TBK Bank, SSB, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to Section [2.1(b)(i)] and/or [2.2(b)(i),] of the Credit Agreement, the Borrower Representative hereby requests the following (the “Proposed Borrowing”):

Revolving Loans be made as follows:

Date	Amount

NOTE:	REVOLVING LOAN BORROWINGS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $500,000 AND IN INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF.

[5]	NTD: Under TBK review to ensure conformity with business practices.

Swingline Loans to be made on [date] as follows:

Swingline Loans requested:

(1)Total Amount of Swingline Loans$___________

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $100,000 AND IN INTEGRAL AMOUNTS OF $100,000 IN EXCESS THEREOF.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a) The representations and warranties made by the Credit Parties in the Credit Agreement and in the other Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of the Proposed Borrowing as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b) No Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing or after giving effect to the Proposed Borrowing unless such Default or Event of Default shall have been waived in accordance with the Credit Agreement.

(c) Immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of the aggregate Revolving Credit Outstandings shall not exceed the Revolving Committed Amount then in effect and (ii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Notice of Borrowing to be executed as of the date first above written.

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

1.EXHIBIT 1.1(g)

[FORM OF]
BANK PRODUCT PROVIDER NOTICE

TO:	TBK Bank, SSB, as Administrative Agent
RE:

Credit Agreement, dated as of June 30, 2017, by and among Enova International, Inc., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders and TBK Bank, SSB, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Name of Bank Product Provider] hereby notifies you, pursuant to the terms of the Credit Agreement, that:

(a)[Name of Bank Product Provider] meets the requirements of a Bank Product Provider under the terms of the Credit Agreement and is a Bank Product Provider under the Credit Agreement and the other Credit Documents.

(b)The Credit Parties have entered into Bank Products with [Name of Bank Product Provider] which include: [set forth Bank Products and identify Borrowers and other parties thereto]

(c)Each Bank Product set forth in clause (b) above meets the requirements of a Bank Product under the terms of the Credit Agreement and is a Bank Product under the Credit Agreement and the other applicable Credit Documents.

(d)The maximum dollar amount6 of obligations arising under the Bank Products set forth in clause (b) above is: $______________. [set forth the maximum dollar amount for each Bank Product]

(e)The methodology to be used by such parties in determining the Bank Product Debt (as defined in the Credit Agreement) owing from time to time with respect to each Bank Product set forth in clause (b) above is ____________________:

Delivery of this Notice by telecopy shall be effective as an original.

[6]	If reasonably capable of being determined.

IN WITNESS WHEREOF, a duly authorized officer of the undersigned has executed this Bank Product Provider Notice as of the date first written above.

as a Bank Product Provider

By:

Name:

Title:

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

2.EXHIBIT 2.1(v)

[FORM OF]
REVOLVING LOAN NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, Enova International, Inc., a Delaware corporation (the “Parent”), and certain wholly-owned Restricted Subsidiaries of the Parent that are party hereto from time to time as borrowers (each such person and the Parent, jointly and severally, individually, a “Borrower” and collectively, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to [____________] or its registered or permitted assigns (the “Lender”), at the office of TBK Bank, SSB, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum and payable as set forth in the Credit Agreement.

This Revolving Loan Note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of June 30, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors, the Lenders and TBK Bank, SSB, as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof. This Revolving Loan Note is secured by the Collateral of the Borrowers pursuant to the Security Agreement and other Credit Documents.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, to the extent permitted by the terms of the Credit Agreement, all amounts then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Revolving Loan Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Revolving Loan Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The terms of Sections 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Loan Note to be executed as of the date first above written.

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

[Additional Restricted Subsidiaries as Borrowers]

3.EXHIBIT 2.2(d)

[FORM OF]
SWINGLINE LOAN NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, Enova International, Inc., a Delaware corporation (the “Parent”), and certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, jointly and severally, individually, a “Borrower” and collectively, the “Borrowers”), hereby, jointly and severally, unconditionally promise to pay on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of [________] (the “Swingline Lender”) at the office of TBK Bank, SSB, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum and payable as set forth in the Credit Agreement.

This Swingline Note is the Swingline Loan Note referred to in the Credit Agreement, dated as of June 30, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors, the Lenders and TBK Bank, SSB, as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof. This Swingline Loan Note is secured by the Collateral of the Borrowers pursuant to the Security Agreement and other Credit Documents.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, to the extent permitted by the terms of the Credit Agreement, all amounts then remaining unpaid on this Swingline Loan Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Swingline Loan Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Swingline Loan Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

THIS SWINGLINE LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The terms of Sections 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrowers have caused this Swingline Loan Note to be executed as of the date first above written.

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

[Additional Restricted Subsidiaries as Borrowers]

4.EXHIBIT 2.3(b)

[FORM OF]
LETTER OF CREDIT ISSUANCE REQUEST

Beneficiary: (Name and Address)	Advising Bank: (If left blank, Lender may select)
Applicant/Obligor: (Name and Address)	Account Party: (Name and Address of entity to be named in Credit if different from Applicant/Obligor)
Amount (in figures): (in words): Currency (in USD unless otherwise specified):

Availability: Unless otherwise specified herein, the Credit is to be available for presentation on or before the Expiration Date with Lender’s issuing office by payment of draft(s) drawn at sight on Lender.

Expiration Date:

Available By: (check and complete only one of the following)

A statement worded as follows indicating it is signed by the Beneficiary (if a person) or its authorized officer:  (Please quote below the exact wording of the drawing statement.) (Attach additional signed sheet(s), if necessary, and label as attachments to this specific Application.)

Issue the Credit substantially in the form and with the wording attached to this Application. The attached specimen is approved by each applicant. (Label the attached specimen as an attachment to this specific Application.)

Additional Requirements:Partial drawings are prohibited (if blank, partial drawings are permitted)

Multiple drawings prohibited (if blank, partial drawings are permitted)

Credit is transferable in its entirety.  Transfer charges for account of ApplicantBeneficiary

The Credit will be subject to the International Standby Practices of the International Chamber of Commerce (“ICC”), Publication 590 (“ISP98”) or the ICC, Publication 600 (“UCP”) or any subsequent version of either publication in effect and in use by Lender on the date the Credit is issued, as Lender shall determine in its sole discretion.

Description of Standby Purpose including goods description, country of origin, pricing as applicable:
Proposed Issuance Date (which shall be a Business Day):

5.EXHIBIT 4.1(g)

[FORM OF]
SOLVENCY CERTIFICATE

TO:	TBK Bank, SSB, as Administrative Agent
RE:

Credit Agreement, dated as of June 30, 2017, by and among Enova International, Inc., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders and TBK Bank, SSB, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned [chief financial officer] of the Parent is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Borrowers and the Credit Parties.

The undersigned certifies that he/she has made such investigation and inquiries as to the financial condition of the Credit Parties as the undersigned deems reasonably necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans and other Extensions of Credit under the Credit Agreement.

BASED ON THE FOREGOING, the undersigned officer of the Parent certifies, on behalf of the Credit Parties and not in any individual capacity that, both immediately before and immediately after giving effect to the Transactions, the Credit Parties and their Restricted Subsidiaries, taken as a whole, are, on a Consolidated basis, Solvent.

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Solvency Certificate to be executed as of the date first above written

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

6.EXHIBIT 4.1(m)

[FORM OF]
CLOSING CERTIFICATE

TO:	TBK Bank, SSB, as Administrative Agent
RE:

Credit Agreement, dated as of June 30, 2017, by and among Enova International, Inc., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders and TBK Bank, SSB, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to the terms of Section 4.1(m) of the Credit Agreement, the undersigned officer of the Parent hereby certifies, on behalf of the Credit Parties and not in any individual capacity that, as of the date hereof, the statements below are accurate and complete in all respects:

(a)Immediately after giving effect to the Credit Agreement, the other Credit Documents and all Transactions contemplated to occur on the Closing Date, (i) no Default or Event of Default exists, and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

This Closing Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Closing Certificate to be executed as of the date first above written.

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

7.EXHIBIT 5.2(a)

[FORM OF]
COMPLIANCE CERTIFICATE

TO:	TBK Bank, SSB, as Administrative Agent
RE:

Credit Agreement, dated as of June 30, 2017, by and among Enova International, Inc., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries of the Parent party hereto from time to time as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders and TBK Bank, SSB, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

For the fiscal [quarter] [year] ended [_____________________, ____].

The descriptions of the calculations set forth in this Certificate and the Annexes, Exhibits and Attachments hereto are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement.  In the event any conflict between the terms of this Certificate and the Credit Agreement, the Credit Agreement shall control, and any executed Certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed Certificate.

The undersigned hereby certifies on behalf of the Credit Parties that, to the best of his/her knowledge, with respect to the Credit Agreement:

(a)The financial statements delivered for the fiscal period referred to above present fairly the financial position of the Parent and its Restricted Subsidiaries, for the period indicated above, in conformity with GAAP subject only to normal year-end audit adjustments and the absence of footnotes;

(b)[Except as may be disclosed on Exhibit A attached hereto,] after a review in reasonable detail of the transaction and conditions of the Parent and its Restricted Subsidiaries, for the period indicated above, I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes an Event of Default under the Credit Agreement;

(c)Attached hereto on Schedule A are calculations in reasonable detail demonstrating compliance by the Credit Parties with the financial covenants contained in Section 6.14 of the Credit Agreement as of the last day of the fiscal period referred to above[; and][.]

[(d)Attached hereto on Schedule B are all of the new Patents, Trademarks or Copyrights that were issued, registered, or the subject of pending applications for registrations, in each case, which were acquired, issued, registered, or for which applications for registration were filed by any Credit Party during the period from the date of delivery of the prior Certificate pursuant to Section 5.2(a) to the date hereof and any statement of use or amendment to allege use with respect to intent-to-use Trademark applications filed during such prior period.]

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate as of the date first written above.

ENOVA INTERNATIONAL, INC.,
a Delaware corporation

By:

Name:

Title:

[Exhibit A]

See Attached.

Schedule A

Financial Covenant Calculations

[TO BE COMPLETED BY BORROWER REPRESENTATIVE]

[Schedule B]

New Patents, Trademarks or Copyrights

[TO BE COMPLETED BY BORROWER REPRESENTATIVE]

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Enova International, Inc., as A Borrower and the Parent, the other Subsidiaries of the Parent party thereto from time to time as Borrowers or Guarantors, TBK Bank, SSB, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Enova International, Inc., as A Borrower and the Parent, the other Subsidiaries of the Parent party thereto from time to time as Borrowers or Guarantors, TBK Bank, SSB, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Enova International, Inc., as A Borrower and the Parent, the other Subsidiaries of the Parent party thereto from time to time as Borrowers or Guarantors, TBK Bank, SSB, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Enova International, Inc., as A Borrower and the Parent, the other Subsidiaries of the Parent party thereto from time to time as Borrowers or Guarantors, TBK Bank, SSB, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or, as applicable, IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:	, 20[ ]